As filed with the Securities and Exchange Commission on November 29, 2017.
Registration No. 333-220547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NUMBER 2 TO
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dogness (International) Corporation
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s Name into English)

British Virgin Islands	5199	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Tongsha Industrial Estate, East District Dongguan, Guangdong People’s Republic of China 523217 +86 769 88753300 — telephone +86-769 22767300 — facsimile	C T Corporation System 111 Eighth Avenue New York, New York 10011 +1-800-624-0909 — telephone
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anthony W. Basch, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 +1-804-771-5700 — telephone +1-888-360-9092 — facsimile	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW Suite 410 Washington, DC 20006-3506 +1-888-860-5678 — telephone +1-888-706-1173 — facsimile
Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Shares(2)	$50,000,000
Underwriter Warrants(3)	$1
Class A Common Shares Underlying Underwriter Warrants(3)	$3,125,000
Total	$53,125,001	$6,158(4)

(1)
The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities. Such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Common Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)
We have agreed to issue, on the closing date of this offering, warrants to our underwriters, exercisable at a rate of one warrant per share to purchase up to 5% of the aggregate number of Class A Common Shares sold by the Registrant (the “Underwriter Warrants”). The price to be paid by the underwriters for the Underwriter Warrants is $0.001 per warrant. Assuming completion of the maximum offering, on the closing date the underwriters would receive Underwriter Warrants at an aggregate purchase price of  $3,125,000. The exercise price of the Underwriter Warrants is equal to 125% of the price of the Class A Common Shares offered hereby. The Class A Common Shares underlying the Underwriter Warrants are exercisable within three years of the date of this offering and are deemed to commence simultaneously with the Underwriter Warrants.

(4)
Previously Paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated November 29, 2017
Dogness (International) Corporation
Minimum Offering: 8,000,000 Class A Common Shares
Maximum Offering: 10,000,000 Class A Common Shares
This is an initial public offering of Class A Common Shares of Dogness (International) Corporation, a British Virgin Islands company. We are offering a minimum of 8,000,000 and a maximum of 10,000,000 of our Class A Common Shares. We expect the initial public offering price of our Class A Common Shares to be between $4.00 and $6.00 per share.
Prior to this offering, there has been no public market for our Common Shares, including our Class A Common Shares. We have applied to list our Class A Common Shares on the Nasdaq Global Market under the symbol “DOGZ.” We have no guarantee this application will be approved but will not complete this offering unless our Class A Common Shares will be listed upon completion of the IPO.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our Class A Common Shares involves risks. See “Risk Factors” beginning on page 11.
	Per Class A Common Share	Minimum Offering	Maximum Offering
Assumed initial public offering price	$5.00	$40,000,000	$50,000,000
Underwriting discount and commissions (6%) for sales to investors introduced by the underwriter(1)	$0.30	$2,400,000	$3,000,000
Underwriting discount and commissions (3%) for sales to investors introduced by us(1)	$0.15	$1,200,000	$1,500,000
Assumed proceeds to us, before expenses	$4.775	$38,200,000	$47,750,000

(1)
Minimum and maximum offering amounts for underwriter- and company-introduced investors assume sale of 100% of shares at each respective commission rate. Assumed proceeds presumes the sale of half of offered shares at 3% commission and half at 6% commission rates. See “Plan of Distribution” beginning on page 128 for additional information regarding underwriting compensation.

Following the completion of this offering, our outstanding share capital will consist of Class A Common Shares and Class B Common Shares. The Class B Holders will be deemed to beneficially own all of our issued Class B Common Shares and will be able to exercise approximately 66.1% and 63.1% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering, assuming the sale of the minimum or maximum number of shares issued, respectively, and excluding the effects of the exercise of any of the underwriter warrants. Holders of Class A Common Shares and Class B Common Shares have the same rights except for voting and conversion rights. Each Class A Common Share is entitled to one vote, and each Class B Common Share is entitled to three votes, subject to the limitations set forth in “Description of Share Capital — Common Shares,” and is convertible into one Class A Common Share. Class A Common Shares are not convertible into Class B Common Shares under any circumstances.
We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately $1,295,100, exclusive of the above commissions. The underwriter, Spartan Securities Group, Ltd., must sell the minimum number of securities offered (8,000,000) if any are sold. The underwriter is only required to use its best efforts to sell the maximum number of securities offered (10,000,000). The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our underwriter after which the minimum offering is sold or (ii) December 31, 2017. Until we sell at least 8,000,000 common shares, all investor funds will be held in an escrow account at Wilmington Trust N.A., as Escrow Agent. If we do not sell at least 8,000,000 common shares by December 31, 2017, all funds will be promptly returned to investors without interest or deduction by noon of the next business day after the termination of the offering. If we complete this offering, net proceeds will be delivered to our company on the closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue common shares to investors in the offering and underwriter warrants to our underwriter exercisable at a rate of one warrant per share to purchase up to 5% of the aggregate number of Common Shares sold in this offering, at an exercise price equal to 125% of the price at which we sell our common shares in this offering. We do not intend to list the underwriter warrants either on an exchange or an over the counter quotation system.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Spartan Securities Group, Ltd.
The date of this prospectus is [•], 2017.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, Class A Common Shares only in jurisdictions where offers and sales are permitted.
The information in this preliminary prospectus is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus issued [•], 2017 is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by us and the underwriters named herein and no other person has been authorized by us to use this document to offer or sell any of our securities.
Until [•], 2017 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade our Class A Common Shares, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
i

Prospectus Summary
This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Common Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Operating and Financial Review and Prospects” included elsewhere in this prospectus.
Company Overview
Our company was born from a belief that dogs and cats are important parts of many modern families and should be treated as loved family members. We design and manufacture fashionable and high-quality leashes, collars, harnesses to complement cats’ and dogs’ appearances and keep them safe. From our 10,292 square meter manufacturing facility in the Tongsha Industrial Zone in Dongguan, Guangdong, China, we design eye-catching products that pet owners are proud to have their pets wear. But beautiful leashes are useless if they break when the dog pulls or if they do not meet stringent quality standards. So we build these products to tolerances we believe they will never need, such as making sure our products withstand at least four to seven times as much force as the dogs are expected to exert, and we subject these products to a variety of demanding tests. Most of our products are exported, including to the United States and Europe, and sold to major retail stores, manufacturers, and wholesalers.
We have developed a vertically integrated production facility, where we turn raw materials like plastic resin and metal alloys into the fabrics, buckles and metal components of our pet products. We weave nylon threads into webbed ribbons for collars, dye and print patterns and colors requested by our customers, machine alloy into buckles and then sew and assemble the components into final products.
Some of our most exciting new products, the H2 smart harness and C2 smart collar, offer pet owners the ability to monitor and interact with their pets nearly anywhere there is a cellular signal. We have worked with world-class technology companies to design the software and hardware components that we think will help define the standard for smart collars. We have debuted our first run of these products at pet exhibitions in the United States, Germany and China, and we are looking forward to actively marketing these products for sale to customers.
We believe our products can keep pets safe, and encourage owners and pets to interact more frequently and in new and interesting ways by giving owners peace of mind that they can trust that a collar or harness is not to going to fail or that the retractable leash locking button will lock instantly and reliably or that they can find their pet wearing a smart collar before any harm comes to it.
Our Offering
This is the initial public offering of our Class A Common Shares. We are conducting this offering to grow our business, including in particular our new line of smart pet wearable products. We plan to devote proceeds from the offering to research and development, marketing, improving and maintaining the equipment at our factories and upgrading the factory buildings so that we can produce the highest quality products.
We believe that the market for smart wearable products is beginning to mature, but that the market for smart wearables for pets remains fragmented. As a result, we believe there is an opportunity for us to obtain market share before consolidation begins in the smart collar industry for dogs. In order to do that, we will need to aggressively market and sell our H2 and C2 smart harnesses and collars. While we believe that the technology behind our products is compelling, we also realize that we need a significant infusion of cash to leverage our technology and gain market share.
We expect that our initial public offering will raise the profile of our company and that the proceeds from the initial public offering will provide us resources to seek additional market share for our products. Several of our competitors are significantly more well-capitalized than we are, including one competitor that was acquired in 2016 by a private company for an estimated $100 million. As a result, we believe that resources are key to our goal of increasing our competitive position. This is particularly the case where we have not yet begun to sell our smart collars, unlike many of our competitors. Because we were not first to market, we believe that capital will be an important factor in determining whether we are able to compete with existing sellers of smart collars.
Industry and Market Background
Our company’s primary market is the United States, with approximately 42.9% and 49.8% of our products being sold in America in fiscal 2017 and 2016, respectively. The United States has one of the highest pet ownership rates in the world, with approximately 65% of U.S. households, or approximately 79.7 million homes, owning a pet. Of these, roughly 54.4 million own at least one dog and 42.9 million own at least one cat. Approximately 42% of pet owners own more than one pet.
Pet owners in the United States have increasingly seen their pets as extended members of the family. Accordingly, spending on pets has increased steadily over the last decade. Moreover, since pets are four-legged members of the family, spending on pet necessities and accessories has been resilient even in the face of economic downturns. On average, U.S. households spend about $500 per year on their pets, or approximately 1% of their total household spending.
We sell the majority of our products through specialty pet store chain retailers and mass market retailers. Although there are more than 13,000 pet stores in the United States, the vast majority of pet stores are small operations, but a significant proportion of sales come from the top few specialty retail chains, PetSmart, Petco and Pet Valu. Annual growth in pet store revenues from 2011 through 2016 was approximately 4.5%, and future growth is estimated at 2.4% annually through 2021. This has led to estimated aggregate revenues of approximately $19.1 billion, with approximately 40.6% coming from the pet supplies segment, which our products occupy.
Mass retailers like Target and Wal-Mart also play a key role in pet supply sales, including in particular staples like pet food. These retailers have courted pet owners with the offer of one-stop-shopping, as compared with making a special trip to a pet store.
Finally, pet owners have increasingly turned to internet sites to purchase pet supplies. The number of people in the U.S. who said they had purchased pet supplies online in the prior twelve months in 2008 more than doubled by 2016. In addition to selling our products to many of the largest specialty and mass retailers in the U.S., we are exploring opportunities to drive online sales as well.
Our Products
Our products cater to people who love their pets and want to pamper them. We design fashionable products that are comfortable for cats and dogs that promote the relationship between human and pet. We design and manufacture leashes, collars, harnesses, ornaments and specialty products for dogs and cats, and we have recently launched a new line of smart wearable collars and harnesses for dogs. In addition, we have historically produced lanyards and other ribbon products and some ornaments to adorn collars and harnesses, but as we have grown, these items have occupied a smaller proportion of our production and business strategy.
Smart Wearables
Our smart wearable collars and harnesses feature integrated electronics, which allows us to pair high quality collars with a lightweight smart component and LED lights. We have focused on the important details for dog owners, allowing owners to direct their pets’ movements, communicate with their dogs, provide tailored instantaneous feedback to problem barking and keep track of exercise and other biodata. We accomplish all of this with a tool the owner likely already has, a smart phone. The Dogness app is available for both Android and iOS and communicates with the collar anywhere the phone and collar both have cellular service, since the C2 and H2 feature SIM cards. If your dog will listen to you from across the room, you can tell her to roll over from around the world.

Traditional Product Lines
We produce collars, harnesses and leashes in seven main series (Classic, Elegance, Luxury, LED, Holiday, Special Function, and Cat series). Given the choices available to customers, we currently manufacture between 500 and 600 traditional products and can add additional options to meet customer preferences. Our traditional product lines use leather, nylon, Teflon-coated fabrics and other materials to suit consumer preferences. Not only do we produce these products; we also design fabric patterns and invent improved components such as a comfort curved buckle for collars and locking closing mechanism for leashes.
Retractable Leashes
In addition to our newest smart products, we have devoted significant effort to designing and manufacturing some of the finest retractable leashes available. Retractable leashes balance freedom for the dog with control for the owner. If used well, a retractable leash promotes good communication between the two, as the dog has exactly as much room to roam as the owner permits, and this amount can be adjusted to suit the environment and circumstances.
We benefit from vertically integrated manufacturing operations, which allow us to design, machine and assemble the vast majority of our products in house, so we can easily incorporate improvements in design.
Because we first launched our line of retractable leashes in 2015, our revenues from retractable leashes are our smallest product line, but we are optimistic that as customers continue to see the effort and detail we put into designing attractive and well-made retractable leashes, our sales will grow accordingly.
Other Products
In addition to collars, leashes and harnesses, we also produce lanyards for use by humans and ornaments that attach to collars. As to the lanyards, we produce such lanyards using our fabric weaving machines. Because we have our production in-house, we can design lanyards that match a customer’s need, in terms of color, size, quantity and pattern. Our hanging ornament series uses high-quality electroplating techniques to create fashionable accents for pet collars. We make a variety of patterns in bright and vibrant colors, as well as custom bells for cat collars.
Our Opportunity and Strategy
Our strategy is to leverage our traditional product line and strong relationships with customers to develop our smart collars and harnesses to market as premium pet products. We are committed to enhancing profitability and cash flows through the following strategies:
•
Develop innovative products and services.   We will develop and strengthen our brand identity, emphasize our unique offerings for customers and promote our strong value proposition. Through customer research to design our smart collars, we are gaining valuable insights into the wants and needs of our customers and we are developing solutions and communication strategies to address them. We continually seek opportunities to strengthen our merchandising capabilities allowing us to provide a differentiated product assortment, including pet specialty channel exclusive products and our proprietary brand offerings, to drive innovative solutions and value to our customers. We believe developing innovative products will further differentiate us from our competitors, allow us to forge a strong relationship with our customers, build loyalty, enhance our market position, increase transaction size and enhance operating margins.

•
Mergers and Acquisitions.   When opportunities arise and we have sufficient resources, we intend to capitalize on the challenges that smaller companies are encountering in our industry by acquiring complementary companies at favorable prices. We believe that buying rather than building capacity is an option that may be attractive to us if replacement costs are higher than purchase prices. We continue to look into acquiring smaller pet product manufacturers in China as part of our expansion plans. We may also seek to acquire suppliers of the raw materials we purchase to manufacture our products. If we do acquire such companies we will have greater control over our raw material costs. Our expansion strategy includes increasing our share in existing pet specialty products markets, penetrating new markets and achieving operating efficiencies and economies of scale in merchandising, distribution, information systems, procurement, and marketing, while providing a return on investment to our stockholders.
•
Supply Chain Efficiencies and Scale.   We intend to streamline our supply chain process and leverage our economies of scale. As mentioned above, some of this streamlining may involve acquiring suppliers to increase our vertical integration.

We believe these strategic initiatives will continue to generate our sales growth, allow us to focus on managing capital and leveraging costs and drive product margins to produce profitability and return on investment for our stockholders.
Competitive Strengths
We believe we have the following competitive strengths. Some of our competitors may have these or other competitive strengths.
•
Advanced technology.   We have developed and made use of more than 30 patents in producing premium pet products.

•
Strong research and development.   We have cooperated with Aerospace Innotech Co., Ltd and Hangsheng Duonisi Shenzhen Smart Technology Co., Ltd to develop our new line of smart collars, which we are working to bring to market. Aerospace Innotech has designed the Dogness application used in our C2 and H2 products and is in charge of smart software and hardware solutions research and development, given its expertise in IoT development. Hangsheng Duonisi works with Telenor Group to provide efficient and global telecommunication service, which is vital in ensuring effective communication between the smart collar and owner’s smart phone.

•
Vertically integrated production.   We are increasingly manufacturing as much of our products internally and reducing reliance on third party vendors. This allows us to control costs and ensure quality.

•
Economies of scale.   We are pleased to provide products to a variety of customers and to fill large orders for a number of those customers. These large orders allow us to increase our efficiency, reduce costs and deliver high quality products quickly and to our customers’ exacting demands.

•
Strong reputation in pet products industry.   Our customer list is filled with sophisticated, multinational purchasers of pet products, including the largest pet specialty retailers and mass retailers in the United States.

Risk Factors
We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 11 of this prospectus before purchasing our Class A Common Shares. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our Class A Common Shares could decline and you could lose some or all of your investment. These risks include, among others, the following:
•
Risk regarding our ability to use offering proceeds.   Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our PRC subsidiaries only through parent/subsidiary loans or capital contributions, subject to applicable government registration and approval requirements. We intend to initiate this process immediately upon completion of this offering. We will be unable to use the proceeds of this offering until we complete this process, and if the process is not completed quickly, we will be delayed in implementing our business plans to the extent they rely on the use of such proceeds.

•
Possibility to be classified as “Resident Enterprise.”   Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders, including repayment of any underpayments and penalties for underpayment.

•
Shareholder enforcement risk.   Since most of our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, directors and executive officers located in China.

•
Reputation risk.   If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matters cannot be addressed and resolved favorably.

•
Low barrier to entry.   We believe the barrier to entry in our industry is relatively low for our traditional collar and leash products. Although we believe we distinguish our company from competitors on the basis of quality, technology and service, to the extent our customer base focuses heavily on price, many of our competitors can provide products at relatively low prices, affecting our profit margins as we seek to compete with them.

•
Large number of competitors.   In the traditional pet leash and collar industry, there are a small number of well-known brands and a much larger number of smaller manufacturers like our company. Because we are not as well known by consumers, we generally compete on price. Moreover, many of our products are sold to retailers as store brands, so the retailer may be able to replace our products with those of a competitor without consumers noticing the difference. For our smart devices, there are a handful of competing products, some of which are manufactured by much larger competitors. Because the industry is not yet fully mature, no one competitor controls the market.

•
Reliance risk.   We are subject to risks related to our dependence on the strength of pet product retailers, including both pet specialty stores and mass merchandisers. Because there is a limited number of large pet product retailers in the United States, we are particularly subject to risk if any of these chains stops purchasing our products.

•
Limits to increase efficiency.   Our plans to continue to improve productivity and reduce costs may not be successful, which would adversely affect our ability to compete.

Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have $1.07 billion or more in annual revenue, have $700 million or more in market value of our Class A Common Shares held by non-affiliates or issue $1.07 billion or more of non-convertible debt over a three-year period.
In addition to scaled disclosure and the other relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

Corporate Structure
We are a British Virgin Islands company limited by shares. We currently have ten (10) shareholders, who will hold approximately 65.2% after completion of the offering, assuming the completion of the minimum offering. Of these shareholders, our largest shareholder is Mr. Silong Chen, our Chairman of the Board and Chief Executive Officer, who owns his shares through Fine victory holding company Limited, a British Virgin Islands company. As Fine victory holding company Limited/Mr. Chen holds 60.46% of our Company prior to completion of this offering and between approximately 39.4% and 36.3% after completion of the offering, depending on whether the minimum or maximum offering is completed, Mr. Chen has significant influence on the operation of our business. Moreover, the shares held by Fine victory holding company Limited are Class B Common Shares, which have three (3) votes per share, while we are offering Class A Common Shares, which only have one (1) vote per share. No other shareholder is expected to hold more than ten percent of our shares after completion of this offering.
Our current corporate structure is as follows prior to completion of this offering:
Corporate Information
Our principal executive offices are located at Tongsha Industrial Estate, East District, Dongguan, Guangdong, People’s Republic of China 523217. The telephone number of our principal executive offices is +86 769 88753300. We maintain a website at www.dognesspet.com, on which we will post our key corporate governance documents, including our board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
Prospectus Conventions
Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “Dogness” refer to:
•
Dogness (International) Corporation, a British Virgin Islands company (“Dogness” when individually referenced), which is the parent holding company issuing securities hereby;

•
Jiasheng Enterprise (Hongkong) Co., Limited, a Hong Kong company (“HK Jiasheng” when individually referenced), which is a wholly owned subsidiary of Dogness;

•
Dogness (Hongkong) Pet’s Products Co., Limited, a Hong Kong company (“HK Dogness” when individually referenced), which is a wholly owned subsidiary of Dogness;

•
Dogness Intelligent Technology (Dongguan) Co., Ltd., a PRC company (“Dongguan Dogness”), which is a wholly owned subsidiary of HK Dogness; and

•
Dongguan Jiasheng Enterprise Co., Ltd., a PRC company (“Dongguan Jiasheng”), which is a wholly owned subsidiary of Dongguan Dogness.

By virtue of  (i) Dogness’ 100% ownership of HK Jiasheng and HK Dogness, (ii) HK Dogness’ 100% ownership of Dongguan Dogness and (iii) Dongguan Dogness’ 100% ownership of Dongguan Jiasheng, the financial statements of HK Jiasheng, HK Dogness, Dongguan Dogness and Dongguan Jiasheng are consolidated with the financial statements of Dogness.
This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. The exchange rates in effect as of June 30, 2017 and 2016 were US$1.00 for RMB 6.7780 and RMB 6.6434, respectively. The average exchange rates for the years ended June 30, 2017 and 2016 were US$1.00 for RMB 6.8118 and RMB 6.4416, respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.
For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the Chief Executive Officer and Chair of our Board of Directors will be presented as “Silong Chen,” even though, in Chinese, Mr. Chen’s name is presented as “Chen Silong.”
We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

The Offering
Offering Details
Offering Price per Share:
We currently estimate that the initial public offering price will be between $4.00 and $6.00 per Class A Common Share.
Anticipated Nasdaq Global Market
Symbol:
DOGZ (CUSIP No. G2788T 103)
Gross Proceeds to Us, Net of
Underwriting Discount
but before Expenses:
$38,200,000, assuming no exercise of the Underwriter Warrants and completion of the minimum offering with half of shares sold at 3% commission and half of shares sold at 6% commission
$47,750,000, assuming no exercise of the Underwriter Warrants and completion of the maximum offering with half of shares sold at 3% commission and half of shares sold at 6% commission
Use of Proceeds:
We plan to devote the net proceeds of this offering to (i) research and development, (ii) marketing, (iii) equipment improvements and maintenance and (iv) factory building upgrades. See the “Use of Proceeds” section beginning on page 36. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China.
Delivery of Class A Common
Shares:
The underwriters expect to deliver the Class A Common Shares against payment on [•], 2017. On the closing date, we will issue Class A Common Shares to investors and Underwriter Warrants to our underwriters exercisable at a rate of one warrant per share to purchase up to 5% of the aggregate number of Class A Common Shares sold in this offering, exercisable at 125% of the offering price of our Class A Common Shares in this offering.
Share Structure
Common Shares Outstanding Prior to Completion of Offering:
5,931,000 Class A Common Shares and 9,069,000 Class B Common Shares
Class A Common Shares Offered
by Us:
Minimum: 8,000,000 Class A Common Shares
Maximum: 10,000,000 Class A Common Shares
Class A Common Shares to be Outstanding after this Offering:
Minimum: 13,931,000 Class A Common Shares
Maximum: 15,931,000 Class A Common Shares
Class B Common Shares to be Outstanding after this Offering:
9,069,000 Class B Common Shares
Total Class A and Class B Common Shares to be Outstanding after Offering:
Minimum: 23,000,000 Common Shares
Maximum: 25,000,000 Common Shares

The numbers do not include any of the up to 500,000 Class A Common Shares underlying the Underwriter Warrants.
Voting Rights:
Class A Common Shares are entitled to one vote per share.
Class B Common Shares are entitled to three votes per share.
Class A and Class B Shareholders will generally vote together as a single class, unless otherwise required by law or our Memorandum and Articles of Association. Depending on whether we complete a minimum or maximum offering, the holders of our outstanding Class B Common Shares will hold between approximately 66.1% and 63.1% of the voting power of our outstanding capital stock following the completion of this offering and will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share Capital” for additional information.
Concentration of Ownership:
Upon completion of this offering, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, between approximately 66.1% and 63.1% of the voting power of our outstanding Common Shares.
Dividend Policy:
We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.
Lock-Up Agreements:
We, our directors and executive officers, existing shareholders holding in aggregate 72.2% of our Class A Common Shares on a fully diluted basis without giving effect to this offering, and existing shareholders holding in aggregate 100% of our Class B Common Shares on a fully diluted basis without giving effect to this offering, have agreed with the underwriters not to sell, transfer or dispose of any Class A or Class B Common Shares for periods of between six months and one year after the date of this prospectus, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Plan of Distribution.”
Other Matters
Transfer Agent:
Island Capital Management, LLC, doing business as “Island Stock Transfer”, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760. Island Stock Transfer is affiliated with Spartan Securities Group, Ltd., as both entities are owned by the same holding company, Connect X Capital Markets LLC.
Risk Factors:
Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 11 before deciding to invest in our Class A Common Shares.

The number of Class A and Class B Common Shares that will be outstanding after this offering is based on 5,931,000 Class A Common Shares and 9,069,000 Class B Common Shares outstanding as of November 29, 2017, and excludes:
•
Up to 500,000 Class A Common Shares to be issued upon the exercise of options to purchase Class A Common Shares granted to our underwriters in connection with this offering, with an exercise price of  $6.25 per share;

•
Up to 2,500,000 Class A Common Shares reserved for future issuance pursuant to our 2017 Share Incentive Plan (including 480,000 underlying options to be granted to our Chief Executive Officer and Chief Financial Officer at completion of the IPO), to be registered on Form S-8 upon closing of this offering.

Selected Financial Data
In the table below, we provide you with historical selected financial data for the fiscal years ended June 30, 2017 and 2016. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Operating and Financial Review and Prospects” included elsewhere in this prospectus.
	For years ended June 30,
	2017	2016

Statement of operation data:
Revenues	$21,172,091	$16,094,892
Gross profit	$8,334,872	$5,558,734
Operating expenses	$2,525,454	$1,915,376
Income from operations	$5,809,418	$3,643,358
Other income (expense)	$79,543	$446,893
Provision for income taxes	$943,197	$606,810
Net income	$4,945,764	$3,483,441
Earnings per share, basic and diluted	$0.33	$0.23
Weighted average Common Shares outstanding	15,000,000	15,000,000
Balance sheet data:
Current assets	$8,669,463	$6,990,693
Total assets	$17,518,060	$13,256,741
Current liabilities	$10,160,919	$8,173,074
Total liabilities	$10,160,919	$8,173,074
Total shareholder equity	$7,357,141	$5,083,667
Total liabilities and shareholder equity	$17,518,060	$13,256,741

Risk Factors
Before you decide to purchase our Class A Common Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Class A Common Shares could decline, perhaps significantly.
Risks Related to Our Business and Industry
The quantity of our products sold recently has decreased significantly.
Although our revenue has increased from fiscal 2016 to 2017, this increase in revenue has been due largely to an increase in the average price per unit (that is, per collar, leash or other product) charged for our products and product upgrades. While some of this increase in price is due to an increase in the quality of the products and renovation of our products, another driving factor has been the increase in the cost of raw materials needed to produce these products. While total revenues increased, the quantity of products sold decreased by 2.2% for the year ended June 30, 2017 compared to 2016, primarily due to decreased unit sales of traditional pet leashes and pet harnesses, offset by the increased unit sales of retractable pet leashes, pet accessories and gift suspenders. These decreased unit sales were largely as a result of our decision to shift our sales efforts on our higher margin product such as retractable pet leashes and pet accessories. We have cut back our marketing resources on our lower margin products such as traditional pet leashes, pet collars and pet harnesses, which lead to decreased customer orders on those products.
Although our decreases in volume have been somewhat mitigated by increases in unit prices, the decrease in unit volume highlights that we are heavily dependent on our customers’ ordering decisions, and we do not have guaranteed purchase agreements with our large customers. We believe our customers buy from us because of our quality, but at least as important, because of the price of our products. As a result, we cannot guarantee that we will be able to maintain the increased prices seen in 2017. If we fail to maintain such prices, we could see a dramatic decrease in sales revenue if unit volume continues to fall.
If our largest customers reduce their orders with us, such revenues would be very difficult to replace.
Some of our largest customers are PetSmart, Petco and Pet Valu, which are by far the largest pet specialty chains in the United States. These three chains have more than 750 stores each; the fourth largest pet specialty store has less than half that number. There is not another brick-and-mortar customer that presents the opportunity that these customers present to us. As a result, if we were to lose these accounts or if these customers purchased less of our products in the future, it would be difficult to replace those lost revenues.
Our smart collars are not yet in distribution.
While we are optimistic that our smart collars will be an important product for our company in the future, we have not yet begun to sell them and thus do not know whether they will prove popular with consumers. We have developed our smart collars and put them into production, and while we exhibited them recently at the 2017 Global Pet Expo in Orlando, Florida, these products have not yet begun to sell. As a result, we do not have an accurate gauge of how well accepted they will be by consumers. If consumers do not appreciate the collars or related smart phone application, we may not sell enough products to grow our market share in this new industry.
Our wearable products are not as well-known as those of our competitors.
There are a variety of competitors providing smart collars for dogs and cats that are more well-known than our product. We are aware of more than a dozen competitors to our C2 and H2 products, some of which have been on the market for several years. Because smart collars are still a relatively new industry, we do not believe that there is a single leader. Nevertheless, we face competition from more well-known products like the Whistle GPS Pet Tracker, as well as products from more well-established, better capitalized companies in the United States such as Garmin, which produces the Delta Smart Dog Tracker. If we are unable to achieve recognition for our technology or if consumers opt to use products from companies they recognize more than our company, our smart collar and harness products may not be well accepted.

Our smart collars rely on third-party cellular telephone companies and application developers for functionality.
One of the features of our smart collars is the ability to communicate between the owner’s cell phone and the collar, even when the two are too far away to communicate directly. We achieve this by having a SIM card in the smart collar so that, so long as the collar has a cell phone signal, it will communicate with the telephone. We cooperate with cell phone companies in our target markets to provide cellular service to these SIM cards. In the United States, our smart collars are expected to use T-Mobile’s network. If this cooperation were to end or if the cellular service we receive is not reliable or more expensive than we anticipate, the market for our products could be harmed.
In addition, the Dogness smartphone app on which our smart collars rely has been developed by and is maintained and operated by a third party. We do not own this application but instead cooperate with Hangsheng Duonisi, an unrelated party to make the software available to end-users. If Hangsheng Duonisi were to stop supporting the application or impair its functionality, our C2 and H2 smart collars and harnesses could become unusable or have decreased value to end users.
To the extent we were unable to cooperate with such third parties in the future, we would need to locate and cooperate with other service providers, and we cannot guarantee that we would be able to do so under terms that are satisfactory to us, if at all.
Our software platform may not interface with applications consumers want to be integrated.
In the connected home, consumers are increasingly aware of the interconnection among applications and devices, such as speakers that can turn on lights or adjust the temperature. Some customers purchase products based on how they will interact with other services and products that the customers already use. If we are unable to anticipate and accommodate these desires, customers may choose other products that do interact with their preferred services.
We are also dependent on third party application stores that may prevent us from timely updating our current products or uploading new products. In addition, our products interoperate with servers, mobile devices and software applications predominantly through the use of protocols, many of which are created and maintained by third parties. We therefore depend on the interoperability of our products with such third-party services, mobile devices and mobile operating systems, as well as cloud-enabled hardware, software, networking, browsers, database technologies and protocols that we do not control. Any changes in such technologies that degrade the functionality of our products or give preferential treatment to competitive services could adversely affect adoption and usage of our platform. Also, we may not be successful in developing or maintaining relationships with key participants in the mobile industry or in developing products that operate effectively with a range of operating systems, networks, devices, browsers, protocols and standards. In addition, we may face different fraud, security and regulatory risks from transactions sent from mobile devices than we do from personal computers. If we are unable to effectively anticipate and manage these risks, or if it is difficult for our customers to access and use our platform, our business, results of operations and financial condition may be harmed.
Our online platform may not be attractive to third party vendors.
We are currently developing an online platform that will allow pet owners to purchase products from vendors that advertise and sell their products through our application. While we are hopeful that we will be able to develop a product that is appealing to vendors, we have not yet developed the product and do not have any commitments from any vendors to make use of the platform. Because our ultimate success in making this platform a vibrant social and shopping site depends on pet owners making use of it, is impossible to foresee whether the platform will be successful in attracting vendors and pet owners.
Because our smart collar business anticipates revenue from customer subscriptions, downturns or upturns in sales of our smart collars will not immediately be reflected in our results of operations.
While we have not yet begun to sell our C2 and H2 smart collars, we plan to sell the product itself and then encourage customers to subscribe for service for a monthly fee that will cover the cost of cellular service and our software platform. When this happens, we will recognize recurring subscriptions revenue monthly over the term of the relevant period, so the purchase of a smart collar today may result in revenue in future accounting periods. Consequently, a decline in new or renewed recurring subscriptions in any one quarter will not be fully reflected in revenue in that quarter, but will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in new or renewed subscriptions will not be reflected in full in our results of operations until future periods.
Moreover, we have not determined the terms of revenue sharing between our company and Hangsheng Duonisi, which will receive payment for subscriptions using the Dogness smartphone app, so it is unclear at present how much revenue to anticipate from such subscriptions or whether such revenue sharing terms as we may initially implement will continue in the future.
Price increases in raw materials and sourced products could harm the Company’s financial results.
Our primary raw materials are plastic, leather, nylon, polyester, chemical fiber blended fabric, metal, GPPS and HIPS, most of which are extracted from crude oil. These raw materials are subject to price volatility and inflationary pressures. Our success is dependent, in part, on our continued ability to reduce our exposure to increases in those costs through a variety of programs, including sales price adjustments based on adjustments in such raw material costs, while maintaining and improving margins and market share. We also rely on third-party manufacturers as a source for a minor portion of components for our products. These manufacturers are also subject to price volatility and labor cost and other inflationary pressures, which may, in turn, result in an increase in the amount we pay for sourced products. Raw material and sourced product price increases may more than offset our productivity gains and price increases and may adversely impact our financial results.
Our plan to vertically integrate our production may not provide the benefits we foresee.
Over the last several years, we have increasingly produced our products in-house. We have made this strategic decision because of our belief that it will facilitate our control over the costs of components in our products. The price of components is extremely important where the per-unit sales price is as low as it is in our industry. Thus, we believe it is important to control costs as much as possible.
That being said, when we produce components in-house that we previously purchased from a third-party supplier, we may not benefit from the economies of scale that a dedicated third-party supplier could see. Moreover, we invest in infrastructure for such production, such as buying machines and leasing additional facility space; in the event new technology is developed to produce components of our products more cheaply than we can with our existing infrastructure, we could find that our operating results are negatively impacted, compared with what we would see if we were purchasing from third parties. In such case, our products could be more expensive than those of our competitors that purchase from third-party suppliers, which could make our products less attractive to customers.
Our reliance on third party logistics providers may put us at risk of service failures for our customers.
We rely on third parties to ship our products from China to our customers. We compete based on price, quality and reliability, so a failure to deliver our products on time to our large customers could harm our reputation. To the extent we are unable to meet their demand for products or do not deliver products on time, we stand a substantial risk of losing key accounts. Because we rely on third parties for logistics services, we may be unable to avoid supply chain failures, even if we are able to meet our manufacturing obligations to customers.
If we fail to protect our intellectual property rights, it could harm our business and competitive position.
We rely on a combination of patent, trademark, domain name and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. Our Chinese subsidiaries own 31 patents and 24 trademarks in China and eight patents and six trademarks outside China, all of which have been properly registered with regulatory agencies such as the State Intellectual Property Office and Trademark Office of China’s State Administration for Industry and Commerce (“SAIC”). This intellectual property has allowed our products to earn market share in the pet products industry.
While we own most of our patents directly or through one of our subsidiaries, there are seven patents that are owned by our Chief Executive Officer, which we use by exclusive license. If our Chief Executive Officer breaches this license, we could be required to sue to enforce our rights under the license.

The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.
We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.
In accordance with Chinese intellectual property laws and regulations, we will have to renew our trademarks once the terms expire. However, patents are not renewable. Some of our patents, particularly utility mode and design patents, have only 10 years of protection and will end in the near future. Once these patents expire, our products may lose some market share if they are copied by our competitors. Then, our business revenue might suffer some loss as well.
Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.
Our Chinese patents and registered marks may not be protected outside of China due to territorial limitations on enforceability.
In general, patent and trademark rights have territorial limitations in law and are valid only within the countries in which they are registered.
At present, Chinese enterprises may register their trademarks overseas through two methods. One is to file an application for trademark registration in each single country or region in which protection is desired, while the other is to apply via the Madrid system for international trademark registration. By the second way, under the provisions of the Madrid Agreement concerning the International Registration of Marks (the “Madrid Agreement”) or the Protocol Relating to the Madrid Agreement concerning the International Registration of Marks (the “Madrid Protocol”), applicants may designate their marks in one or more member countries via the Madrid system for international registration.
As of the date of the filing, we have registered 24 trademarks in China. We have also registered our key trademarks in Japan, Australia, Korea, Hong Kong, Taiwan and the United States.
Similar with trademarks, Chinese enterprises may also register their patents overseas through two methods. One is to file an application for patent registration in each single country or region, and the other is to file international application with the China Intellectual Property Office or the International Bureau of World Intellectual Property Organization under the Patent Cooperation Treaty. However, such international application may relate to invention or utility model patents, but does not include industrial design patents.
Currently, most of our patents and trademarks are registered in China. If we do not register them in other jurisdictions, they may not be protected outside of China. As a result, our business and competitive position could be harmed.
We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.
Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. The validity and scope of claims relating to patents in our industry involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:
•
pay damage awards;

•
seek licenses from third parties;

•
pay ongoing royalties;

•
redesign our branded products; or

•
be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.
Our company has negative working capital and requires additional funding to operate and grow.
During the year ended June 30, 2017, our company had negative working capital of approximately $1.5 million. To date, we have funded our working capital needs through operations, bank borrowings and additional capital contributions from Mr. Silong Chen, our Chief Executive Officer. Mr. Chen has committed to provide personal loans whenever necessary to our company in the following twelve months, but we cannot guarantee that he will remain willing to provide such personal loans or that, even if willing, he will be able to provide loans in the amounts and at the times we may need them. In the event we are unable to secure additional sources of funding on terms that are acceptable to us, we may be unable to grow and operate as we expect.
Outstanding bank loans may reduce our available funds.
We had approximately $5.9 million in outstanding bank loans as of June 30, 2017, of which we repaid and renewed approximately $3.8 million in August 2017 with a new maturity date of August 20, 2019. The loans are held at two banks and are secured by some of our land and property in China as the collateral for the debt and are guaranteed by certain related parties, including our Chief Executive Officer and his family, and such individuals’ property. While we believe we have sufficient capital resources to repay these bank loans with support from Mr. Silong Chen, our Chief Executive Officer, there can be no guarantee that we will be able to pay all amounts when due or to refinance the amounts on terms that are acceptable to us or at all. If we are unable to make our payments when due or to refinance such amounts, our property could be foreclosed and our business could be negatively affected.
While we do not believe they will impact our liquidity, the terms of the debt agreements impose significant operating and financial restrictions on us. These restrictions could also have a negative impact on our business, financial condition and results of operations by significantly limiting or prohibiting us from engaging in certain transactions, including but not limited to: incurring or guaranteeing additional indebtedness; transferring or selling assets currently held by us; and transferring ownership interests in certain of our subsidiaries. The failure to comply with any of these covenants could cause a default under our other debt agreements. Any of these defaults, if not waived, could result in the acceleration of all of our debt, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it on favorable terms, if any.
If the village cooperative from which we rent our facility fails to provide ownership certificates or construction approvals on demand, our ability to use our facilities may be impaired.
We lease our facilities from Dongguan Dongcheng District Tongsha Huanggongkeng Co-op (“Huanggongkeng”). We understand that, as is not uncommon in our area, Huanggongkeng did not obtain prior government approval before constructing the facilities and thus may be unable to provide evidence of government approval. If the local authority were to request proof of such approval, operations at our facility could be interrupted until Huanggongkeng was able to provide evidence of such approvals. If Huanggongkeng were unable to rectify this issue, we could find our operations halted indefinitely.
If the value of our property decreases, we may not be able to refinance our current debt.
All of our current debt is secured by either mortgages on real and other business property or guarantees by some of our shareholders. If the value of our real property decreases, we may find that banks are unwilling to loan money to us secured by our business property. A drop in property value could also prevent us from being able to refinance that loan when it becomes due on acceptable terms or at all.
We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.
We may need to obtain additional debt or equity financing to fund future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:
•
limit our ability to pay dividends or require us to seek consent for the payment of dividends;

•
increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

•
limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.
The loss of any of our key customers could reduce our revenues and our profitability.
Our key customers are principally retail pet specialty stores and mass merchandisers. For the year ended June 30, 2017, sales to our three largest customers amounted in the aggregate to approximately 48% of our total revenue. For the year ended June 30, 2016, sales to our three largest customers amounted in the aggregate to approximately 43% of our total revenue. There can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. Any failure to pay by these customers could have a material negative effect on our company’s business. In addition, having a relatively small number of customers may cause our quarterly results to be inconsistent, depending upon when these customers pay for outstanding invoices.
During the years ended June 30, 2017 and 2016, respectively, we had three and three customers that accounted for 10% or more of our revenues.
Customer Name	2017	2016
PETCO	20%	15%
Doskocil MFG	*	15%
Dongguan Dingxin Trading Co.	*	13%
Dongguan Silk Import and Export Co.	15%	*
Dongguan Anyi Trading Co.	13%	*
*
Less than 10% of revenue for the period.

If we cannot maintain long-term relationships with these major customers, the loss of our sales to them could have an adverse effect on our business, financial condition and results of operations.

Our bank accounts are not fully insured or protected against loss.
We maintain our cash with various banks and trust companies located in mainland China. Our cash accounts in the PRC are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.
We are substantially dependent upon our senior management and key research and development personnel.
We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new products and the enhancement of our existing products and technologies. In particular, we rely substantially on our Chief Executive Officer, Mr. Silong Chen.
While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key person life insurance on any of our senior management or key personnel. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense, and the pool of suitable candidates is limited. We may be unable to quickly locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.
In our efforts to develop new products, we compete for qualified personnel with technology companies and research institutions. Although we have our own research and development team, we also rely heavily on our cooperation with another software development company, which has been helping us develop our high-tech products. This relationship has become an important part of our company’s business development. If this relationship becomes unstable or is terminated in the future, we may be unable to meet our business and financial goals.
Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.
Our growth strategy includes increasing market penetration of our existing products, developing new products and increasing the number and size of customers we serve. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:
•
continued enhancement of our research and development capabilities;

•
stringent cost controls and sufficient liquidity;

•
strengthening of financial and management controls;

•
increased marketing, sales and support activities; and

•
hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.
Because we rely on Hong Kong entities to fulfill orders from many of our customers, we may be exposed to claims of value-added tax underreporting.
Many of our international customers order our products by placing an order with HK Jiasheng or HK Dogness, our Hong Kong subsidiaries. These subsidiaries then procure the products from our mainland China operating companies. When these products are sold from our China operating company to our Hong Kong trading company, the price paid is set at what we believe to be a fair value. Further, we have informed the applicable tax bureaus of the pricing of products. Nevertheless, the tax bureau in the future may claim that we have engaged in transfer pricing to avoid payment of value-added tax (“VAT”) because the price our Hong Kong subsidiary charges to the customer may be higher than the price our China subsidiary charges to our Hong Kong subsidiary. Under PRC law, the VAT is refundable on export, so we believe there is limited risk in the event that we were called upon to pay VAT on such transfers from China to Hong Kong, but a failure to report proper VAT payable could expose us to penalties and interest for failing to pay it on time.
We may be subject to penalties under relevant PRC laws and regulations due to failure to make full social security and housing fund contributions for some of our employees.
In the past, contributions by some of our PRC subsidiaries for some of their employees to the social security and housing funds may not have been in compliance with relevant PRC regulations. Pursuant to the Regulation on the Administration of Housing Accumulation Funds, as amended in 2002, the relevant housing fund authority may order an enterprise to pay outstanding contributions within a prescribed time limit. Pursuant to the PRC Social Insurance Law promulgated in 2010, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit, and may impose penalties if there is a failure to do so. To the extent the relevant authorities determine we have underpaid, some of our PRC subsidiaries may be required to pay outstanding contributions and penalties to the extent they did not make full contributions to the social security and housing funds.
Risks Related to Doing Business in China
Labor laws in the PRC may adversely affect our results of operations.
On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008 and was further amended on December 28, 2012 (effective July 1, 2013). The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations. The Labor Contract Law also mandates that employers provide social welfare packages to all employees, increasing our labor costs. Under the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds. To the extent competitors from outside China are not affected by such requirements, we could be at a comparative disadvantage.
Moreover, although our Chinese subsidiaries have been actively complying with China’s Labor Contract Law, some of our employees have voluntarily requested that we not provide social welfare packages to them because they do not want their salaries and bonus to be deducted proportionally as required by law. These employees are mostly migrant laborers and historically have very high turnover rates. Thus, some of our Chinese subsidiaries’ practices do not strictly comply with Labor Contract Law, even though these practices are very common and popular in many labor-intensive companies of China. Although the aggregate amount we pay these employees as salary exceeds the amount (including social welfare payment) we would be required to pay under applicable minimum wage laws, if a regulatory agency determined that this practice violated the Labor Contract Law, we may be required to pay additional compensation to affected employees.
Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.
China passed an Enterprise Income Tax Law (the “EIT Law”) and implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, resident enterprises pay income tax at the rate of 25% for their worldwide income while non-resident enterprises pay 20% for their income generated from

China. As far as the definition of resident enterprises, according to the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise.” The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.
On April 22, 2009, the State Administration of Taxation of China issued the Notification 82 Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of De Facto Management Bodies (“Notification 82”) further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notification 82 , an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if  (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would have to pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders.
While some of our businesses are conducted in Hong Kong, Dogness International Corporate does have a PRC individual as our primary controlling shareholder. Although Notification 82 did not mention offshore companies incorporated by Chinese individuals, Notification 82 did mention that the facts-oriented recognition is more important than format in the case of recognizing de facto management. Therefore, it is highly likely that we will be classified as a Chinese-controlled offshore incorporated enterprise within the meaning of Notification 82, so we believe Notification 82 will likely apply to us.
As for our Hong Kong businesses, we do not believe that we meet some of the conditions outlined. As trading companies, the key assets and records of HK Jiasheng and HK Dogness including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. Accordingly, we believe that HK Jiasheng and HK Dogness should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Notification 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.
If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.
We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.
In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws.
However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.
Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.
Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although China claims that the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.
PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may decide to finance our subsidiaries by means of capital contributions. These capital contributions must be registered with the Ministry of Commerce of China, or MOFCOM, or its local counterpart. Previously, for FIEs the increase of capital contribution shall be approved by MOFCOM. In 2016, the approval was changed to registration. Although the registration is much easier than approval and there should not be problem for FIEs to register with MOFCOM for increasing capital contribution.
In another means, we may also make loans to our PRC subsidiaries. Currently, any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are FIEs, to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. Currently, China is holding more open and tolerate attitude toward FIEs. More open rules and regulations are published in recent years to replace previous ones which are more restrictive. On March 30th, 2015, SAFE promulgated Circular 19 which is about Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises) and effective since June 1, 2015. Circular 19 has made some important changes in rules regarding the conversion of foreign exchanges to RMB, which are as follows in particular:
(1)
Instead of the payment-based exchange settlement system under previous Circular 142 and Circular 88, new rules of discretional foreign exchange settlement have been established, which means the foreign exchange capital in the capital account of foreign-invested enterprises for which the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks in accordance with Circular 13 as we mentioned in the comment below) has been handled can be settled at the banks based on the actual operation needs of the enterprises, and the proportion of foreign exchange which can be discretionally converted by each FIE is temporarily determined as 100% (SAFE may adjust such scale as necessary). So regulation-wise FIEs no longer needs to report the use of its RMB before or after a conversion which are required by previous Circular 142 and Circular 88.
(2)
Foreign currency-denominated capital no longer needs to be verified by an accounting firm before converting into RMB.

(3)
As stipulated in Circular 19, the use of capital by FIEs shall follow the principles of authenticity and self-use within the business scope of enterprises, shall not be used for the following purposes:

(a)
it shall not be directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by national laws and regulations;

(b)
it shall not be directly or indirectly used for investment in securities unless otherwise provided by laws and regulations;

(c)
it shall not be directly or indirectly used for granting the entrust loans in RMB (unless permitted by the scope of business), repaying the inter-enterprise borrowings (including advances by the third party) or repaying the bank loans in Renminbi that have been sub-lent to the third party; and

(d)
it shall not be used for paying the expenses related to the purchase of real estate not for self-use, except for the foreign-invested real estate enterprises.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013; also, on February 13, 2015 SAFE published Circular 13 (Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies) to update some measures stipulated in Circular 21. According to Circular 21, SAFE has significantly simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances. Meanwhile, Circular 13 has further simplified foreign exchange administration procedures, most important among which is that SAFE delegated foreign exchange registration to the banks, meanwhile the related registration approval by SAFE has been annulled.
Even with more and more open policy toward FDI and FIEs, Circulars mentioned above may still have some limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.
Governmental control of currency conversion may affect the value of your investment.
The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially most of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely for funding on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws.
We are a holding company incorporated in the British Virgin Islands, and we operate our core businesses through our subsidiaries in the PRC and Hong Kong. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC Subsidiaries. If the PRC Subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of the PRC Subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.
Our business may be materially and adversely affected if any of the PRC Subsidiaries declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.
The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.
The PRC Subsidiaries hold certain assets that are important to our business operations. If any of the PRC Subsidiaries undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.
According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of the PRC Subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.
PRC regulation of direct investments and parent/subsidiary loans by offshore holding companies to PRC entities may delay or limit us from using the proceeds of this Offering to make additional capital contributions or loans to our Company’s PRC subsidiaries.
Any capital contributions or parent/subsidiary loans that we, as an offshore entity, make to the PRC Subsidiaries, including from the proceeds of this offering, are subject to PRC regulations. If we make loans to the PRC Subsidiaries, those parent/subsidiary loans are registered and approved by the local SAFE branch. This approval is not easy to obtain as we are not a state-owned or controlled enterprise, particularly when our investment amount registered with the government is equal to the paid capital contribution. In addition, as loans, they would bear interest and need to be repaid in the future in accordance with their terms. As our company is a British Virgin Islands company, repayment would also need government approval.
If we make capital contributions instead, the total amount of investment in the PRC Subsidiaries must be approved by several agencies or their local counterparts. A capital contribution requires (i) MOFCOM registration to increase the registered capital of the entity receiving funding, (ii) SAIC registration to alter the business certificate to reflect such increased registered capital and (iii) SAFE approval to allow the PRC Subsidiaries’ banks to convert U.S. dollars into RMB in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. The process of completing a capital contribution generally requires 30 to 90 working days from the initial filing with MOFCOM, rather than 20 working days for a parent/subsidiary loan. On the other hand, there is no limit to the amount we can fund through a capital contribution, and capital contributions do not require repayment or, as a result, payment of interest. For these reasons, although the process of receiving approval is more arduous, we prefer to (and plan to) fund the PRC Subsidiaries’ operations through a capital contribution rather than a parent/subsidiary loan.
We cannot assure you that we will be able to obtain these approvals in a timely manner or at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to the PRC Subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments.
Our subsidiaries’ financial statements are prepared under different accounting standards than our consolidated financial statements.
We prepare the financial statements for each of our subsidiaries that are PRC legal entities in accordance with the requirements of generally accepted accounting principles in China, or PRC GAAP. These financial statements drive how we calculate the taxes payable for operations of these subsidiaries. By contrast, we prepare the consolidated financial statements for Dogness in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The process of consolidating the financial statements and changing from PRC GAAP to U.S. GAAP requires us to make certain adjustments on consolidation. This can result in some discrepancies between the financial statements used to prepare our tax filings in China and the financial statements audited by our independent registered accounting firm and subsequently filed with the SEC. We intend to continue reporting in this manner following the completion of the offering. To the extent the discrepancies between PRC GAAP and U.S. GAAP are material, we could find, for example, that a PRC subsidiary shows taxable income for which payment of taxes is due, while our U.S. GAAP-audited financial statements show taxable loss.
Fluctuations in exchange rates could adversely affect our business and the value of our securities.
Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Common Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.
Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.
Since our major operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.
Part of our business is located in Hong Kong, but major operations and assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons. See “Enforceability of Civil Liabilities.”
Uncertainties with respect to the PRC legal system could adversely affect us.
We conduct most of our business through our subsidiaries in Hong Kong and Mainland China. Our operations in Mainland China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value. Even so, there is still high uncertainties regarding the application of law toward foreign investments.
Basically, since 1979 when China started its reform and opening policy, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, the interpretation and enforcement of these laws and regulations involve uncertainties due to its ruling party’s political influence. As a result, laws and regulations may vary from time to time and especially some may be subject to political interpretation. So, this uncertainty may bring about laws and regulations changing toward unfavorable to foreign investment, which we do not at present.
If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.
Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.
PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us.
The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself  (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).
Of our current shareholders, five are individual Chinese residents to whom Notice 37 applies. The remaining shareholders are enterprises and Hong Kong residents, to whom Notice 37 does not apply; provided, however, that to the extent the shareholders of such enterprises are themselves Chinese residents, Notice 37 would apply to such individuals. As of the date of this prospectus, none of the shareholders who are Chinese residents who hold such shares directly or through a Hong Kong enterprise has submitted registration under Notice 37. Although such individuals have promised to complete registration at the time they pay the company’s capital contribution prior to completion of this offering, there can be no assurance such registration will be completed in a timely manner.
We have requested PRC residents whom we know hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under Notice 37 and other related rules. However, we cannot assure you that the registration will be duly and timely completed with the local SAFE branch or qualified banks. In addition, we may not be informed of the identities of all of the PRC residents holding direct or indirect interests in our company. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.
Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.
Other than Notice 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the ‘‘Individual Foreign Exchange Rules’’). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.
We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.
It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.
China’s proposed foreign investment law may impose new burdens on our company.
On January 19, 2015, MOFCOM released the draft Foreign Investment Law for public comment (the “Draft FI Law”). The Draft FI Law proposed fundamental changes to the existing foreign investment legal regime in China. If implemented in its current status, the Draft FI Law, once effective, will require the PRC Subsidiaries to submit an annual report to the foreign investment authority. The information required by the annual report may be extensive and burdensome, such as the foreign invested company’s main products, import and export, employment, financial status, transactions with our affiliates and material disputes. If we fail to make such reporting timely or if there is any concealment in such reporting, we may be subject to fines or other regulatory sanctions.
Chinese economic growth slowdown may cause negative effect to our business.
Since 2014, Chinese economic growth has been slowing down from double-digit GDP speed. This situation has impacted many types of service industries, such as restaurant and tourism, and some manufacturing industry. Our business operations in China mainly rely on pet products, which are influenced by economic growth slowdown. Therefore, if China’s economic growth continues to slow down, then our products will be adversely affected due to the slow expansion or shrinkage of the pet products industry. Of course, the bright side will be the raw materials, which are steels and canvas, may have recession and thus may cause us to benefit from decreased material costs.
Land-use rights policy may cause significantly adverse effect to our operation.
China has very conservative land ownership and land use policy. All the lands in China are either belonging to the nation or collective units. Currently, our PRC entities’ office and factory buildings are leased from local village, which is a collective unit and legal owner of the land acknowledged by the local government. Therefore, the need of new offices and factory of our own is imperative. Only when we own our own land and buildings, will our development be sustainable. That is one of the objectives for our use of proceeds. However, under PRC laws obtaining the land use rights is not easy and there is no guarantee that we will successively obtain a piece of ideal land even if we have enough capitals. So, if we are unable to obtain the land use rights in a timely manner, or even if we do obtain a piece of land in time, the location is not convenient for our business, we will have to face a situation of unstable development and our business operations and plans will be adversely affected.
If we were to lose our certification as a National High Tech Enterprise, we could face higher tax rates than we currently pay for much of our revenues.
In October 2015, Dongguan Jiasheng was approved as a National High Tech Enterprise. This certification entitles Dongguan Jiasheng to favorable tax rates of 15%, rather than the unified rate of 25% that Dongguan Jiasheng would pay if it was not so certified. For the years ended June 30, 2017 and 2016, the total taxes payable by Dongguan Jiasheng would have increased by $552,132 and $386,102, respectively if Dongguan Jiasheng was not certified as a National High Tech Enterprise. In the event Dongguan Jiasheng were to lose the benefit of the favorable tax rate in the future, we could see significant increases in the amount of taxes we pay, meaning that our operating results could be materially harmed, even in the absence of a decrease in our operations.
Risks Related to Our Corporate Structure and Operation
Our dual class structure will concentrate a majority of voting power in our Chief Executive Officer, who is the only owner of our Class B Common Shares.
Our Class B Common Shares have three votes per share, and our Class A Common Shares, which are the shares we are offering pursuant to this prospectus, have one vote per share. Following this offering, our directors, executive officers, and their affiliates, will hold in the aggregate between 66.1% and 63.1% of the voting power of our capital stock, depending on whether we complete a minimum or maximum offering. Because of the three-to-one voting ratio between our Class B and Class A Common Shares, the holders of our Class B Common Shares collectively could continue to control a majority of the combined voting power of our Common Shares and therefore be able to control all matters submitted to our shareholders for approval. The sole owner of such Class B Common Shares is our Chief Executive Officer, Mr. Silong Chen, who owns 9,069,000 Class B Common Shares through Fine victory holding company Limited. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.
Future transfers by holders of Class B Common Shares will generally result in those shares converting to Class A Common Shares, subject to limited exceptions, such as certain transfers effected for estate planning purposes. The conversion of Class B Common Shares to Class A Common Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Shares who retain their shares in the long term.
We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.
Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and the Nasdaq Global Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Class A Common Shares could decline.
The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.
Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.
We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.
We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.
As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.
As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our Class A Common Shares.
Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. Our Board of Directors could make such a decision to depart from such requirements by ordinary resolution.
The corporate governance practice in our home country, the British Virgin Islands, does not require a majority of our board to consist of independent directors or the implementation of a nominating and corporate governance committee. Since a majority of our board of directors would not consist of independent directors if we relied on the foreign private issuer exemption, fewer board members would be exercising independent judgment and the level of board oversight on the management of our company might decrease as a result. In addition, we could opt to follow British Virgin Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company. For a description of the material corporate governance differences between the Nasdaq requirements and British Virgin Islands law, see “Description of Share Capital — Differences in Corporate Law”.
An insufficient amount of insurance could expose us to significant costs and business disruption.
While we have purchased insurance, including export transportation, product liability and account receivable insurance, to cover certain assets and property of our business, the amounts and scope of coverage could leave our business inadequately protected from loss. For example, our subsidiaries do not have coverage of business interruption insurance. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. For the scope of coverage of our insurance, see “BUSINESS — Our Insurance Coverage”.
Risks Related to Our Initial Public Offering and Ownership of Our Class A Common Shares
We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our Class A Common Shares less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues reach $1.07 billion, if we issue $1.07 billion or more in non-convertible debt in a three year period, or if the market value of our Class A Common Shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our Class A Common Shares less attractive because we may rely on these exemptions. If some investors find our Class A Common Shares less attractive as a result, there may be a less active trading market for our Class A Common Shares and our share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.
Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates.
We have elected to use the extended transition period for complying with new or revised accounting standards under Section 107(b) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Class A Common Shares. We cannot predict if investors will find our Class A Common Shares less attractive because we plan to rely on this exemption. If some investors find our Class A Common Shares less attractive as a result, there may be a less active trading market for our Class A Common Shares and our share price may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Class A Common Shares may decline.
Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended June 30, 2016 and 2017, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board of the United States, or PCAOB, and other control deficiencies. One material weakness identified relates to a lack of accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements. Following the identification of the material weaknesses and control deficiencies, we have taken and plan to continue to take remedial measures. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.
As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our 2018 annual report on Form 20-F to be filed in 2019, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated.
In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Class A Common Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.
Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.
Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we mainly operate our businesses as a private company in the PRC. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.
As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on the Nasdaq Global Market, we are also required to file semi-annual financial statements.
We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. While it is impossible to determine the amounts of such expenses in advance, we expect that we will incur expenses of between $500,000 and $1 million per year that we did not experience prior to commencement of this offering.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.
We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
The market price of our Class A Common Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.
The initial public offering price for our Class A Common Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Common Shares following our initial public offering. If you purchase our Class A Common Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Common Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Class A Common Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:
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actual or anticipated fluctuations in our revenue and other operating results;

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the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

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price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

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lawsuits threatened or filed against us; and

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other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.
We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.
If this offering prices above the assumed price per share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.
Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our stockholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.
We do not intend to pay dividends for the foreseeable future.
We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Common Shares if the market price of our Class A Common Shares increases.
There may not be an active, liquid trading market for our Class A Common Shares.
Prior to this offering, there has been no public market for our Class A Common Shares. An active trading market for our Class A Common Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the underwriters based upon a number of factors which are described in the “Plan of Distribution” section. The initial public offering price may not be indicative of prices that will prevail in the trading market.
Investors risk loss of use of funds allocated for purchases, with no right of return, during the offering period.
We cannot assure you that all or any shares will be sold. Spartan Securities Group, Ltd., our underwriter, is offering our common shares on a “best efforts, minimum-maximum basis.” We have no firm commitment from anyone to purchase all or any of the common shares offered. If offers to purchase a minimum of 8,000,000 Class A Common Shares are not received on or before December 31, 2017, escrow provisions require that all funds received be promptly refunded. If refunded, investors will receive no interest on their funds. During the offering period, investors will not have any use or right to return of the funds.
Shares eligible for future sale may adversely affect the market price of our Class A Common Shares, as the future sale of a substantial amount of outstanding Class A Common Shares in the public marketplace could reduce the price of our Class A Common Shares.
The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Common Shares. An aggregate of 15,000,000 shares will be outstanding before the consummation of this offering and between 23,000,000 and 25,000,000 shares will be outstanding immediately after this offering, depending on whether the minimum or maximum offering is sold. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”
Some of our pre-IPO shareholders will be able to sell their shares upon completion of this offering.
Holders of 11% of our outstanding shares prior to completion of this offering will not be subject to lock-up agreements. Our net tangible book value attributable to shareholders at June 30, 2017 was $7,271,127, or approximately $0.48 per Common Share outstanding as of June 30, 2017. The shareholders not subject to lock-up agreements purchased their shares for prices ranging from $3.00 to $3.50 per share. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2017, will be approximately $44,176,027 or $1.92 per Class A Common Share if we complete the minimum offering, or approximately $53,726,027 or $2.15 per Class A Common Shares if we complete the maximum offering, assuming, in each case, that half of the shares are sold at 3% commission and half are sold at 6% commission. Because these shareholders have paid a lower price per share than participants in this offering, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.
You will experience immediate and substantial dilution.
The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Class A Common Shares. Assuming completion of the minimum offering and the sale of half of the shares at a 3% commission and half at a 6% commission, if you purchase shares in this offering, you will incur immediate dilution of approximately $3.08 or approximately 61.6% in the pro forma net tangible book value per share from the price per share that you pay for the Class A Common Shares. Assuming completion of the maximum offering and the sale of half of the shares at a 3% commission and half at a 6% commission, if you purchase shares in this offering, you will incur immediate dilution of approximately $2.85 or approximately 57.0% in the pro forma net tangible book value per share from the price per share that you pay for the Class A Common Shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”
We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.
Most of our operations and assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and much of the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.
In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United

States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.
Lastly, under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, our Memorandum and Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the Articles and Memorandum.
There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.
Our board of directors may decline to register transfers of Class A Common Shares in certain circumstances.
Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Common Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.
If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.
You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.
British Virgin Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow our shareholders holding shares representing in aggregate not less than 30% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.
Although our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders, any shareholder may submit a proposal to our Board of Directors for consideration of inclusion in a proxy statement. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-half of the total issued voting power of our company. In the event we do not have quorum at the time set for the meeting, we are required to adjourn the meeting until the following week, at which time quorum will be satisfied if shares representing at least one-third of the total issued voting power of our company are present in person or by proxy. Because our Class A Common Shares are entitled to one (1) vote and our Class B Common Shares are entitled to three (3) votes, the presence of holders of the Class B Common Shares will have a significant impact on whether any meeting of shareholders has quorum.

Special Note Regarding Forward-Looking Statements
This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

Use of Proceeds
After deducting the estimated underwriting fee and offering expenses payable by us, we expect to receive net proceeds of approximately $36.9 million from this offering if we complete the minimum offering, or approximately $46.5 million if we complete the maximum offering, assuming we sell half of the shares at a 3% commission and half at a 6% commission. We intend to use the net proceeds of this offering as follows (as to such uses in China, after we complete the remittance process described below), and we have listed the specific uses of proceeds below. We do not expect that our priorities for fund allocation would change if the amount we raise in this offering exceeds the size of the minimum offering but is less than the maximum offering.
Description of Use	Estimated Percentage of Net Proceeds (Minimum Offering)	Estimated Percentage of Net Proceeds (Maximum Offering)
Research and Development	18.75%	16.00%
Marketing	25.00%	24.00%
Equipment Improvements and Maintenance	26.25%	27.00%
Factory Building Upgrades	30.00%	33.00%
Total	100.00%	100.00%
Approximately $29.5 of the net proceeds (if we complete the minimum offering) and approximately $37.2 of the net proceeds (if we complete the maximum offering) will be remitted to China before we are able to use those funds to expand our business. We are permitted under PRC laws and regulations to provide funding to Dongguan Dogness and Dongguan Jiasheng (the “PRC Subsidiaries”), through capital contributions or parent/subsidiary loans, subject to approvals from or registrations with relevant PRC government authorities. We plan to use the capital contribution to fund the PRC Subsidiaries. We expect that a properly submitted application will be approved in the ordinary course of business; however, we cannot guarantee such an approval will occur or be timely. If our application for a capital contribution is denied, we will use the parent/subsidiary loan method of funding the PRC Subsidiaries.
As mentioned, we currently anticipate financing our subsidiaries by means of capital contributions. We currently anticipate using a portion of the net proceeds from this offering (total net proceeds of approximately $37.2 million if we complete the maximum offering) to increase the registered capital of the PRC Subsidiaries. The increase in registered capital will require (i) registration with MOFCOM to increase the PRC Subsidiaries’ registered capital, (ii) registration with SAIC to alter the PRC Subsidiaries’ business certificate to reflect the increase in registered capital and (iii) approval from SAFE to allow the PRC Subsidiaries’ bank to convert U.S. dollars into RMB in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. This approval process typically takes 30 to 90 days in total, and sometimes longer, from the time MOFCOM or its local branches receive all the required application documents to begin the process.
We plan to remit money to China using the capital contribution method. The registration with MOFCOM is the key step in the capital contribution process, and we believe all other approvals are ministerial if MOFCOM registers such increase in registered capital. We have not yet initiated this process but intend to start the process immediately upon completion of the offering. We do not foresee any problem receiving necessary government approvals for a capital contribution. If we fund the PRC Subsidiaries through a capital contribution, the amount of our contribution is subject to increasing our registered capital, as described above, and applying to change the approved investment amount is not required.
We cannot assure you that we will be able to complete these government registrations or obtain the relevant approvals on a timely basis, if at all. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the funds in China until remittance is completed. We have not yet initiated the process of remitting money to China using either method but will begin to do so promptly upon completion of this offering. While we anticipate we will begin to upgrade our factory building approximately three months after completion of this offering and will complete such upgrades between 15 and 18 months after commencement, this anticipation is based on timely remittance of IPO proceeds so that we can use such funds in China; any delay in the remittance process would set back commencement and completion of such project accordingly. See “Risk Factors — Risks Related to Doing Business in the PRC — PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make parent/subsidiary loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”
Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our Class A Common Shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Material Tax Matters Applicable to U.S. Holders of Our Class A Common Shares.”
The foregoing represents our current intentions with respect of the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

Dividend Policy
In connection with our reorganization, on November 15, 2016 and December 30, 2016, the board of our subsidiary Dongguan Jiasheng approved a dividend of approximately $2.8 million in aggregate to its founding shareholder, Mr. Silong Chen. Other than this dividend, we have not declared or paid any cash dividends in the last two years. Those dividends were paid in RMB in China. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.
Under British Virgin Islands law, we may only pay dividends from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown on our books of account, and our capital.
If we determine to pay dividends on any of our Common Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, HK Jiasheng and HK Dogness. Current PRC regulations permit the PRC Subsidiaries to pay dividends to HK Dogness only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.
In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.
Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from operations in China may be used to pay dividends to our company. The PRC Subsidiaries may go to a licensed bank to remit their after-tax profits out of China. Nevertheless, the bank will require the PRC Subsidiaries to produce the following documents for verification before they may transfer the dividends to an overseas bank account of their parent company, HK Dogness, or indirect parent, Dogness: (1) tax payment statement and tax return; (2) auditor’s report issued by a Chinese certified public accounting firm confirming the availability of profits and dividends for distribution in the current year; (3) the Board minutes authorizing the distribution of dividends to its shareholders; (4) the foreign exchange registration certificate issued by SAFE; (5) the capital verification report issued by a Chinese certified public accounting firm; (6) if the declared dividends will be distributed out of accumulated profits earned in prior years, the PRC Subsidiaries must appoint a Chinese certified public accounting firm to issue an auditors’ report to the bank to certify the PRC Subsidiaries’ financial position during the years from which the profits arose; and (7) other information as required by SAFE.

Exchange Rate Information
Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The relevant exchange rates are listed below:
	Year Ended June 30,
US$1:RMB exchange rate	2017	2016
Period End Spot Rate	6.7780	6.6434
Average Rate	6.8118	6.4416
We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.
The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated (www.oanda.com).
	Midpoint of Buy and Sell Prices for U.S. Dollar per RMB
Period	Period-End	Average	High	Low
2012	6.3090	6.3115	6.3862	6.2289
2013	6.1090	6.1938	6.3087	6.1084
2014	6.1484	6.1458	6.2080	6.0881
2015	6.4917	6.2288	6.4917	6.0933
2016	6.9448	6.6441	7.0672	6.4494
November	6.8872	6.8432	6.9243	6.7595
December	6.9448	6.9330	7.0672	6.8826
2017 (through November 27, 2017)	6.5984	6.6797	6.9535	6.5680
January	6.8817	6.8987	6.9535	6.8466
February	6.8689	6.8723	6.8842	6.8541
March	6.8889	6.8971	6.9161	6.8757
April	6.8969	6.8890	6.9094	6.8457
May	6.8284	6.8852	6.9063	6.8284
June	6.7774	6.8090	6.8381	6.7774
July	6.7252	6.7722	6.8054	6.7252
August	6.5944	6.6726	6.7320	6.5918
September	6.6545	6.5657	6.6623	6.4680
October	6.6332	6.6275	6.6550	6.5792
November (through November 27, 2017)	6.5984	6.6239	6.6414	6.5745
As of November 27, 2017, the exchange rate is RMB6.5984 to $1.00.

Over the past several years, the RMB has moved from a period of being tightly linked to the U.S. dollar, to a period of revaluation and strengthening against the dollar and into a second period of current relative stability. Our primary sales outside China occur in the United States (42.9% in the year ended June 30, 2017), Europe (12.4% in the year ended June 30, 2017), Asia (7.5% in the year ended June 30, 2017) and Central and South America (1.9% in the year ended June 30, 2017), but all such sales outside China are made in U.S. dollars. Following is a chart showing recent changes in the exchange rates between the RMB and U.S. dollars.
Strength of U.S. Dollar against Renminbi

CNY : US$
7
6.9
6.8
6.7
6.6
6.5
6.4
6.3
6.2
6.1
6
1/1/12
1/1/13
1/1/14
1/1/15
1/1/16

Capitalization
The following table sets forth our capitalization as of June 30, 2017 on an actual and a pro forma as adjusted basis giving effect to the completion of the offering at an assumed public offering price of  $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”
Pre- and Post-Offering Capitalization
Minimum Offering (8,000,000 Class A Common Shares)
	As of June 30, 2017
	Actual	(a) Pro forma - 3%(1)	(b) Pro forma - 4.5%(1)	(c) Pro forma - 6%(1)
Assets:
Current Assets	$8,669,463	$46,174,363	$45,574,363	$44,974,363
Other Assets	$8,848,597	$8,848,597	$8,848,597	$8,848,597
Total Assets	$17,518,060	$55,022,960	$54,422,960	$53,822,960
Liabilities:
Current Liabilities	$10,160,919	$10,160,919	$10,160,919	$10,160,919
Other Liabilities	$—	$—	$—	$—
Total Liabilities	$10,160,919	$10,160,919	$10,160,919	$10,160,919
Shareholder’s Equity:
Common shares $0.002 par value per share, 100,000,000 Common Shares authorized, 15,000,000 Common Shares issued and outstanding, actual; 100,000,000 Common Shares authorized, 23,000,000 shares issued and outstanding, pro forma	$30,000	$46,000	$46,000	$46,000
Additional paid-in capital(2)	$1,625,306	$39,114,206	$38,514,206	$37,914,206
Statutory reserves	$67,151	$67,151	$67,151	$67,151
Retained earnings	$5,756,706	$5,756,706	$5,756,706	$5,756,706
Accumulated other comprehensive income (loss)	$(122,022)	$(122,022)	$(122,022)	$(122,022)
Total shareholders’ equity	$7,357,141	$44,862,041	$44,262,041	$43,662,041
Total Liabilities and Shareholders’ Equity	$17,518,060	$55,022,960	$54,422,960	$53,822,960

(1)
Gives effect to the sale at an assumed public offering price of  $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts ((a) 3% commission for investors introduced by us, (b) 4.5% aggregate commission assuming half of shares are sold to investors introduced by us and half are sold to investors introduced by the underwriter and (c) 6% commission for investors introduced by the underwriter), and our estimated offering expenses. (See note 2 below.) Does not give effect to the issuance of any shares underlying the Underwriter Warrants.

(2)
Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriters’ expense allowance and approximately $1.07 million in other expenses. We expect to receive net proceeds of between $36,304,900 and $37,504,900, depending on whether our commission is 3%, 6%, or an amount in between ($40,000,000 offering, less underwriting discount of between $1.2 million (3% commission) and $2.4 million (6% commission), accountable expense allowance of  $225,000 and offering expenses of  $1,070,100)

Pre- and Post-Offering Capitalization
Maximum Offering (10,000,000 Class A Common Shares)
	As of June 30, 2017
	Actual	(a) Pro forma - 3%(1)	(b) Pro forma - 4.5%(1)	(c) Pro forma- 6%(1)
Assets:
Current Assets	$8,669,463	$55,874,363	$55,124,363	$54,374,363
Other Assets	$8,848,597	$8,848,597	$8,848,597	$8,848,597
Total Assets	$17,518,060	$64,722,960	$63,972,960	$63,222,960
Liabilities:
Current Liabilities	$10,160,919	$10,160,919	$10,160,919	$10,160,919
Other Liabilities	$—	$—	$—	$—
Total Liabilities	$10,160,919	$10,160,919	$10,160,919	$10,160,919
Shareholder’s Equity:
Common shares $0.002 par value per share, 100,000,000 Common Shares authorized, 15,000,000 Common Shares issued and outstanding, actual; 100,000,000 Common Shares authorized, 25,000,000 shares issued and outstanding, pro forma	$30,000	$50,000	$50,000	$50,000
Additional paid-in capital(2)	$1,625,306	$48,810,206	$48,060,206	$47,310,206
Statutory reserves	$67,151	$67,151	$67,151	$67,151
Retained earnings	$5,756,706	$5,756,706	$5,756,706	$5,756,706
Accumulated other comprehensive income (loss)	$(122,022)	$(122,022)	$(122,022)	$(122,022)
Total shareholders’ equity	$7,357,141	$54,562,041	$53,812,041	$53,062,041
Total Liabilities and Shareholders’ Equity	$17,518,060	$64,722,960	$63,972,960	$63,222,960

(1)
Gives effect to the sale at an assumed public offering price of  $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting discounts ((a) 3% commission for investors introduced by us, (b) 4.5% aggregate commission assuming half of shares are sold to investors introduced by us and half are sold to investors introduced by the underwriter and (c) 6% commission for investors introduced by the underwriter), and our estimated offering expenses. (See note 2 below.) Does not give effect to the issuance of any shares underlying the Underwriter Warrants.

(2)
Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriters’ expense allowance and approximately $1.07 million in other expenses. We expect to receive net proceeds of between $45,704,900 and $47,204,900, depending on whether our commission is 3%, 6%, or an amount in between ($50,000,000 offering, less underwriting discount of between $1.5 million (3% commission) and $3.0 million (6% commission), accountable expense allowance of  $225,000 and offering expenses of  $1,070,100).

Dilution
If you invest in our Class A Common Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Common Shares and the pro forma net tangible book value per Class A Common Share after the offering. Dilution results from the fact that the per Class A Common Share offering price is substantially in excess of the book value per Class A Common Share attributable to the existing shareholders for our presently outstanding Class A Common Shares. Our net tangible book value attributable to shareholders at June 30, 2017 was $7,271,127, or approximately $0.48 per Common Share outstanding as of June 30, 2017. Net tangible book value per Common Share represents the amount of total assets less intangible assets and total liabilities, divided by the number of Common Shares outstanding. We include Class A and Class B Common Shares in calculating this number because both classes of Common Shares have equivalent economic rights.
If the minimum offering is sold, we will have 23,000,000 Common Shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering with the sale of half of the shares at a 3% commission and half of the shares at a 6% commission and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2017, will be approximately $44,176,027 or $1.92 per Class A Common Share. This would result in dilution to investors in this offering of approximately $3.08 per Class A Common Share or approximately 61.6% from the offering price of  $5.00 per Class A Common Share. Net tangible book value per Class A Common Share would increase to the benefit of present shareholders by $1.44 per share attributable to the purchase of the Class A Common Shares by investors in this offering.
If the maximum offering is sold, we will have 25,000,000 Common Shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering with the sale of half of the shares at a 3% commission and half of the shares at a 6% commission and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2017, will be approximately $53,726,027 or $2.15 per Class A Common Share. This would result in dilution to investors in this offering of approximately $2.85 per Class A Common Share or approximately 57.0% from the offering price of  $5.00 per Class A Common Share. Net tangible book value per Class A Common Share would increase to the benefit of present shareholders by $1.66 per share attributable to the purchase of the Class A Common Shares by investors in this offering.
The following table sets forth the estimated net tangible book value per Class A Common Share after the offering and the dilution to persons purchasing Class A Common Shares based on the foregoing offering assumptions.
	Minimum Offering(1)			Maximum Offering(2)
	(a) Pro forma - 3%(3)	(b) Pro forma - 4.5%(3)	(c) Pro forma - 6%(3)	(a) Pro forma - 3%(3)	(b) Pro forma - 4.5%(3)	(c) Pro forma - 6%(3)
Offering price per Class A Common Share	$5.00	$5.00	$5.00	$5.00	$5.00	$5.00
Net tangible book value per Common Share before the offering(4)	$0.48	$0.48	$0.48	$0.48	$0.48	$0.48
Increase per Common Share attributable to payments by new investors	$1.46	$1.44	$1.41	$1.69	$1.66	$1.63
Pro forma net tangible book value per Common Share after the offering	$1.95	$1.92	$1.89	$2.18	$2.15	$2.12
Dilution per Common Share to new investors	$3.05	$3.08	$3.11	$2.82	$2.85	$2.88

(1)
Assumes gross proceeds from offering of 8,000,000 Class A Common Shares.

(2)
Assumes gross proceeds from offering of 10,000,000 Class A Common Shares.

(3)
The percentages in these columns reflect the commission that would be payable to the underwriter if the Class A Common Shares in this offering were sold (a) 100% to investors introduced by us at a commission of 3%, (b) 50% to investors introduced by us (3%) and 50% to investors introduced by the underwriter (6%), for a blended rate of 4.5% or (c) 100% to investors introduced by the underwriter at a commission of 6%.
(4)
Consists of Class A and Class B Common Shares.

Post-Offering Ownership
The following chart illustrates our pro forma proportionate ownership, upon completion of the offering under alternative minimum and maximum offering assumptions, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.
Minimum Offering	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Existing shareholders	15,000,000	65.2%	$1,655,306	4.0%	$0.11
New investors	8,000,000	34.8%	$40,000,000	96.0%	$5.00
Total	23,000,000	100.0%	$41,655,306	100%	$1.81
Maximum Offering	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Existing shareholders	15,000,000	60.0%	$1,655,306	3.2%	$0.11
New investors	10,000,000	40.0%	$50,000,000	96.8%	$5.00
Total	25,000,000	100.0%	$51,655,306	100%	$2.07

Operating and Financial REVIEW AND Prospects
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”
Overview of Company
Dogness (International) Corporation (“Dogness” or the “Company”), is a limited liability company established under the laws of the British Virgin Islands (“BVI”) on July 11, 2016 as a holding company. The Company, through its subsidiaries, is primarily engaged in the design, manufacturing and sales of various types of pet leashes, pet collars, pet harnesses and retractable leashes with products being sold all over the world mainly through distributions by large retailers.
A Reorganization of the legal structure was completed on January 9, 2017. Reorganization involved the incorporation of Dogness, a BVI holding company; and Dogness Intelligent Technology (Dongguan) Co., Ltd. (“Dongguan Dogness”), a holding company established under the laws of the People’s Republic of China (“PRC”); and the transfer of HK Dogness, HK Jiasheng and Dongguan Jiasheng Enterprise Co., Ltd. (“Dongguan Jiasheng”; collectively, the “Transferred Entities”) from the Controlling Shareholder to Dogness and Dongguan Dogness. Prior to the reorganization, the Transferred Entities’ equity interests were 100% controlled by our founder and Chief Executive Officer, Mr. Silong Chen (the “Controlling Shareholder”).
On November 24, 2016, the Controlling Shareholder transferred his 100% ownership interest in Dongguan Jiasheng to Dongguan Dogness, which is 100% owned by HK Dogness and considered a wholly foreign-owned entity (“WFOE”) in PRC. On January 9, 2017, the Controlling Shareholder transferred his 100% equity interests in HK Dogness and HK Jiasheng to Dogness. After the reorganization, Dogness ultimately owns 100% of the equity interests of the entities mentioned above.
Dongguan Jiasheng Enterprise Co., Ltd. (“Dongguan Jiasheng”) was established on May 15, 2009 under the laws of PRC, with registered capital of RMB 10 million (approximately $1.5 million) contributed by individual shareholder Mr. Silong Chen. Dongguan Jiasheng is the main operating entity and is engaged in the research and development, manufacturing and distribution of various types of gift suspenders, pet belts ribbon, lace, elastic belt, computer jacquard ribbon and high-grade textile lace.
Since the Company and its wholly- owned subsidiaries are effectively controlled by the same Controlling Shareholder before and after the reorganization, they are considered under common control. The above mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.
In recent years, we have invested large amounts of funds, to establish an environment-friendly ribbon dyeing process, computer jacquard department, screen printing department and thermal transfer printing department. The adoption of ISO 9001:2015 international quality system enables us to be more effective in the various production processes to guarantee product quality, and ensure the stable and efficient production. We also have an in-house testing laboratory and frequently perform tests on all of our products to maintain a high level of quality in both materials and workmanship.
Our primary raw materials in production of our products are plastic, leather, nylon, polyester, chemical fiber blended fabric, metal, GPPS and HIPS, most of which are extracted from crude oil. Thus, our cost of raw material is highly impacted by fluctuations in the price of oil. Cost of revenues mainly includes costs of raw materials, costs of direct labor, utilities, depreciation expenses and other overhead.
Our major products include pet leashes, pet collars, pet harnesses, retractable dog leashes and gift suspenders which accounted for 25.0%, 35.6%, 7.1%, 8.0% and 11.4% of our total sales, respectively, for the year ended June 30, 2017 and accounted for 27.6%, 33.6%, 17.2%, 8.2% and 5.7% of the total sales respectively for the year ended June 30, 2016.

	For the Years ended June 30,
	2017		2016
Product category	Revenue	% of total Revenue	Revenue	% of total Revenue	Variance	Variance %
Pet leashes	$5,290,918	25.0%	$4,444,609	27.6%	$846,309	19.0%
Pet collars	7,529,420	35.6%	5,408,803	33.6%	2,120,617	39.2%
Pet harnesses	1,508,426	7.1%	2,776,354	17.2%	(1,267,928)	(45.7%)
Retractable dog leashes	1,691,066	8.0%	1,318,640	8.2%	372,426	28.2%
Other pet accessories	2,737,143	12.9%	1,226,905	7.6%	1,510,238	123.1%
Gift suspenders	2,415,118	11.4%	919,581	5.7%	1,495,537	162.6%
Total	$21,172,091	100.0%	$16,094,892	100.0%	$5,077,199	31.5%

As of June 30, 2017, our products are sold in 69 countries. Our customers now include, among others, PetSmart, Petco, Pet Valu, Walmart, Target, IKEA, SimplyShe, Pets at Home, PETZL Petmate, JD.com and Tmall.com. Export sales accounted for 67.7% and 79.0% of the total sales for the year ended June 30, 2017 and 2016, respectively, while China domestic sales accounted for 32.3% and 21.0% for the year ended June 30, 2017 and 2016, respectively.
	For the year ended June 30, 2017		For the year ended June 30, 2016
Product category	Revenue	% of total Revenue	Revenue	% of total Revenue
Sales to international markets	$14,332,557	67.7%	$12,717,435	79.0%
Sales in China domestic market	6,839,534	32.3%	3,377,457	21.0%
Total	$21,172,091	100.0%	$16,094,892	100.0%

For the year ended June 30, 2017, three customers accounted for 13%, 15% and 20% of the Company’s total revenue, respectively. For the year ended June 30, 2016, three customers accounted for 13%, 15% and 15% of the Company’s total revenue, respectively.
Our Growth Strategy
Our Growth Strategy
We are committed to enhancing profitability and cash flows through the following strategies:
•
Develop innovative products and services.   We are focused on developing and strengthening our brand identity and emphasizing our unique offerings for customers and promoting our strong value proposition. Through extensive and on-going customer research, we are gaining valuable insights into the wants and needs of our customers and we are developing solutions and communication strategies to address them. We continually seek opportunities to strengthen our merchandising capabilities, which allow us to provide a differentiated product assortment, including our exclusive smart pet specialty products and our proprietary brand offerings, to deliver innovative solutions and value to our customers. We believe developing innovative products will further differentiate us from our competitors, allow us to forge a strong relationship with our customers, build loyalty, enhance our market position, increase transaction size and enhance operating margins.

•
Mergers and Acquisitions.   When capital permits, we intend to capitalize on the challenges that smaller companies are encountering in our industry by acquiring complementary companies at favorable prices. We believe that acquiring rather than building capacity is an option that may be more beneficial to us if replacement costs are higher than purchase prices. We continue to look into acquiring smaller pet product manufacturers in China as part of our expansion plans. Some of the companies we may seek to acquire are suppliers of the raw materials we purchase to manufacture our products. If we do acquire such companies we will have greater control over our raw material costs. Our expansion strategy includes increasing our share in existing pet specialty products markets, penetrating new markets and achieving operating efficiencies and economies of scale in merchandising, distribution, information systems, procurement, and marketing, while providing a return on investment to our stockholders.
•
Supply Chain Efficiencies and Scale.   We intend to streamline our supply chain process and leverage our economies of scale.

We believe these strategic initiatives will continue to generate our sales growth, allow us to focus on managing capital and leveraging costs and drive product margins to produce profitability and return on investment for our stockholders.
Results of Operations
For the Years Ended June 30, 2017 and 2016
The following table summarizes the results of our operations for the years ended June 30, 2017 and 2016, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such periods.
	Year ended June 30, 2017		Year ended June 30, 2016
	Amount	As % of Sales	Amount	As % of Sales	Amount Increase (Decrease)	Percentage Increase (Decrease)
Sales	$21,172,091	100.0%	$16,094,892	100.0%	$5,077,199	31.5%
Cost of sales	12,837,219	60.6%	10,536,158	65.5%	2,301,061	21.8%
Gross profit	8,334,872	39.4%	5,558,734	34.5%	2,776,138	49.9%
Operating expenses
Selling expenses	789,444	3.7%	632,859	3.9%	156,585	24.7%
General and administrative expenses	1,527,563	7.2%	1,088,731	6.8%	438,832	40.3%
R&D expense	208,447	1.0%	193,786	1.2%	14,661	7.6%
Total operating expenses	2,525,454	11.9%	1,915,376	11.9%	610,078	31.9%
Income from operations	5,809,418	27.4%	3,643,358	22.6%	2,166,060	59.5%
Other income (expenses)
Interest expense, net	(332,249)	(1.6%)	(355,252)	(2.2%)	23,003	(6.5%)
Foreign exchange gain	320,566	1.5%	772,561	4.8%	(451,995)	(58.5%)
Other income (expenses)	91,226	0.4%	29,584	0.2%	61,642	208.4%
Total other income (expenses)	79,543	0.4%	446,893	2.8%	(367,350)	(82.2%)
Income before income taxes	5,888,961	27.8%	4,090,251	25.4%	1,798,710	44.0%
Provision for income taxes	943,197	4.5%	606,810	3.8%	336,387	55.4%
Net income	$4,945,764	23.4%	$3,483,441	21.6%	1,462,323	42.0%

Revenues.   Revenues increased by $5,077,199, or 31.5%, to approximately $21.2 million for the fiscal year ended June 30, 2017 from approximately $16.1 million for the fiscal year ended June 30, 2016. While total revenues increased, on the other hand, the total quantity of product sold has decreased by 2.2% for the year ended June 30, 2017 compared to the same period for 2016, primarily due to decreased unit sales of traditional model of pet leashes and pet harnesses, offset by the increased unit sales of retractable pet leashes, pet accessories and gift suspender. These decreased unit sales were largely as a result of our decision to shift our sales efforts on our higher margin product such as new models of pet leashes and harnesses to replace the traditional models, retractable pet leashes and pet accessories. We have cut back our marketing resources on our lower margin products such as traditional pet leashes, pet collars and pet harnesses, which lead to decreased customer orders on those products.

Revenue by Product Type
	For the Year ended June 30,
	2017		2016
Product category	Revenue	% of total Revenue	Revenue	% of total Revenue	Variance	Variance %
Pet leashes	$5,290,918	25.0%	$4,444,610	27.6%	$846,308	19.0%
Pet collars	7,529,420	35.6%	5,408,803	33.6%	2,120,617	39.2%
Pet harnesses	1,508,426	7.1%	2,776,354	17.2%	(1,267,928)	(45.7%)
Retractable dog leashes	1,691,066	8.0%	1,318,640	8.2%	372,426	28.2%
Other pet accessories	2,737,143	12.9%	1,226,905	7.6%	1,510,238	123.1%
Gift suspender	2,415,118	11.4%	919,580	5.7%	1,495,538	162.6%
Total	$21,172,091	100.0%	$16,094,892	100.0%	$5,077,199	31.5%

Product category	Total Revenue for years ended June 30,		QTY sold in 2017	QTY sold in 2016	Variance in QTY	% of QTY variance	Average unit price		Price Difference
	2017	2016					2017	2016
Pet leashes	$5,290,918	$4,444,610	3,104,632	4,736,574	(1,631,942)	(34.5%)	$1.7	$0.9	$0.8
Pet collars	7,529,420	5,408,803	5,721,774	6,252,470	(530,696)	(8.5%)	1.3	0.9	0.4
Pet Harnesses	1,508,426	2,776,354	892,024	2,006,010	(1,113,986)	(55.5%)	1.7	1.4	0.3
Retractable dog leashes	1,691,066	1,318,640	419,674	290,354	129,320	44.5%	4.0	4.5	(0.5)
Other pet accessories	2,737,143	1,226,905	1,880,595	532,182	1,348,413	253.4%	1.5	2.3	(0.8)
Gift suspender	2,415,118	919,580	6,780,481	5,397,395	1,383,086	25.6%	0.4	0.2	0.2
Total	$21,172,091	$16,904,892	18,799,180	19,214,985	(415,805)	(2.2%)	$1.1	$0.8	$0.3

Pet leashes
Revenue from pet leashes increased by $846,308, or 19.0%, from $4,444,610 in fiscal 2016 to $5,290,918 in fiscal 2017. The increase was mainly attributable to higher average unit selling price in fiscal 2017. Our sales volume for pet leashes decreased from 4.7 million units sold in 2016 to 3.1 million units sold in 2017, especially marked by a decrease in sales in some low value nylon pet leashes to adapt to changing market demands. During fiscal 2017, the Company focused on producing more higher-end orders from Ikea and Petsmart and reduced production of lower-end orders. On the other hand, in order to meet the increasing customer demands for high quality product, we improved certain technical design and functionality of the pet leash component and parts, and new materials have been used to make the products more pet-friendly, and as a result, we are able to charge a higher unit selling price on pet leash products. The average unit selling price increased from $0.9 per unit in fiscal 2016 to $1.7 per unit in fiscal 2017, representing an increase of 80.9% from last year, primarily due to our improved technology and product design. The decrease in sales volume was offset by the increase in average unit selling price, which led to the overall increase in our revenue for traditional pet leashes.
Pet collars
Revenue from pet collars increased by $2,120,617 or 39.2%, from $5,408,803 in fiscal 2016 to $7,529,420 in fiscal 2017. The increase in pet collar revenue was also attributable to the increase in averaging unit selling price by $0.4 per unit, or 52.1%, from $0.9 per unit in fiscal 2016 to $1.3 per unit in fiscal 2017, largely affected by new product design and technology and material improvements which led us to charge higher selling prices. On the other hand, our sales volume for pet collars decreased from approximately 6.3 million units in fiscal 2016 to approximately 5.7 million units in fiscal 2017, representing a decrease of 8.5% from last year because the new models from Petco and other higher-end customers requires more labor and processing time which resulted in decrease in volume. The decrease in sales volume was offset by the increase in our average unit selling price, which is the reason for the overall increase our revenue for pet collar products.

Pet harnesses
Revenue from pet harnesses decreased by $1,267,928 or 45.7%, from $2,776,354 in fiscal year 2016 to $1,508,426 in fiscal year 2017. The decrease in sales was due to the decreased sales volume from approximately 2 million units sold in fiscal 2016 to 892,024 units sold in fiscal 2017, representing a decrease in sales volume of approximately 1.1 million units, or 55.5%, from last year. The decrease in volume was due to the fact that the Company developed new models of dog accessories with similar functionality and the related revenue were included in the sales from other pet accessories. On the other hand, we improved certain technical design and functionality of the pet harness component and parts, and new materials have been used to make the products more pet-friendly; as a result, our average unit selling price on pet harness products increased from $1.4 per unit in fiscal 2016 to $1.7 per unit in fiscal 2017, representing a 22.5% increase. The slight increase in average unit selling price was not enough to compensate the sharp decrease in sales volume, which contributed to the decrease in revenue for our pet harness products.
Retractable dog leashes
Retractable dog leashes are new products that we launched in fiscal 2015. They give dogs more freedom when out for walks and runs. They allow the dog a longer lead than the traditional 6 to 8 feet of roaming. This results in less strain on the dog’s neck as well as for the dog walker. Both owners and canines can have a more enjoyable experience on their daily walks with the retractable dog leash. Dogs can have fun exploring more whilst out and about with their masters. Revenue from retractable dog leashes increased by $372,426 or 28.2%, from $1,318,640 in fiscal 2016 to $1,691,066 in fiscal 2017. The increase in revenue of retractable dog leashes was mainly due to increased sales volume by 129,320 units or 44.5% from fiscal 2016, offset by a modest decrease in average selling price by $0.5 per unit due to market competition.
Other pet accessories
Other pet accessories include various dog comfort wrap harnesses, pet muzzles, metal chain traffic leashes, pet belt and ropes, etc., which are normally customized to fulfill customers’ purchase orders. Revenue from other pet accessories increased by $1,510,238 or 123.1%, from $1,226,905 in fiscal 2016 to $2,737,143 in fiscal 2017. The increase in revenue from other pet accessories was due to increased sales volume from 532,182 units sold in fiscal 2016 to approximately 1.9 million units sold in fiscal 2017, representing a 253.4% increase in sales volume from fiscal 2016. On the other hand, due to market competition, our average selling price decreased by $0.8 per unit or 36.9% from fiscal 2016.
Gift suspenders
Gift suspenders include various ribbons and belts used in the badges, name tags and gift bags. Revenue from gift suspenders increased by $1,495,538 or 162.6%, from $919,580 in fiscal 2016 to $2,415,118 in fiscal 2017, largely affected by increased average unit selling price by $0.19 per unit or 109.1% from $0.17 per unit in 2016 to $0.36 per unit in 2017. In addition, sales volume on gift suspenders also increased by approximately 1.4 million units, or 25.6% when comparing fiscal 2017 to fiscal 2016 due to increasing customer demands.

Revenue by Geographic Area
	For the Years Ended June 30,
	2017		2016		Variance	Variance %
Country and Region	Revenue	% of total Revenue	Revenue	% of total Revenue
United States	$9,082,416	42.9%	$8,013,472	49.8%	$1,068,944	13.3%
Europe	2,618,851	12.4%	2,022,710	12.6%	596,141	29.5%
Australia	149,635	0.7%	107,461	0.7%	42,174	39.2%
Canada	481,142	2.3%	233,461	1.5%	247,681	106.1%
Central and south America	411,281	1.9%	356,434	2.2%	54,847	15.4%
Japan and other Asian countries and regions	1,589,229	7.5%	1,983,897	12.3%	(394,668)	(19.9%)
China	6,839,534	32.3%	3,377,457	21.0%	3,462,077	102.5%
Total	$21,172,091	100.0%	$16,094,892	100.0%	$5,077,199	31.5%

Our sales from the United States market increased by $1,068,947 or 13.3% from approximately $8,013,472 in fiscal 2016 to $9,082,416 in fiscal 2017. Our products have been sold to a lot of chain stores such as PETSMART, Petco, PETMATE, Walmart, Target and Aspen, etc.
Our sales in the European market also increased by $596,141 or 29.5% from approximately $2,022,710 in fiscal 2016 to $2,618,851 in fiscal 2017 since the demand is growing.
Sales from the Chinese market increased by $3,462,077, or 102.5%, from $3,377,457 in fiscal 2016 to $6,839,534 in fiscal 2017, due to increased customer demand. As we have seen the Chinese pet market is growing with huge market potential, we will increase our focus on the Chinese market in 2018 and beyond when we expand our factory facilities.
Cost of goods sold.   Our cost of goods sold increased by $2,301,061 or 21.8% to approximately $12.8 million in fiscal 2017 from approximately $10.5 million in fiscal 2016, which is consistent with sales growth in fiscal 2017. As a percentage of revenues, the cost of goods sold decreased by approximately 4.9% to 60.6% in fiscal 2017 from 65.5% in fiscal 2016. Due to our continuous improvements in the product quality and design, we are able to charge higher selling price on our products. Accordingly, our cost of goods sold as a percentage of revenue slightly decreased in fiscal 2017.
Gross profit.   Our gross profit increased by $2,776,138, or 49.9%, to approximately $8.3 million in fiscal 2017 from approximately $5.6 million in fiscal 2016. The higher gross profit in fiscal 2017 was mainly because we are able to charge higher unit selling price for our traditional pet leashes and pet collar products sold as a result of our design improvement and better materials used, as well as the increased sales volume in other pet accessories and gift suspender product sales in fiscal 2017. Our overall gross profit margin was 39.4% in fiscal 2017, as compared with 34.5% in fiscal 2016. The increase in gross margin by 4.9% was primarily attributable to our improvements in technical design and functionality of the component and parts for our pet leash, pet harness and pet collars, as a result, the average selling price on our pet leash, pet collar and pet harness products increased by 81.6%, 52.1%, and 22.2%, respectively, as compared to fiscal 2016.

Our gross profit by product types are as follows:
	For the Year ended June 30,
	2017		2016		Variance in Gross profit	Variance in Gross profit %
Product category	Gross profit	Gross profit %	Gross profit	Gross profit %
Pet leashes	$2,099,871	39.7%	$1,280,009	28.8%	$819,862	10.9%
Pet collars	2,965,102	39.4%	1,803,350	33.3%	1,161,752	6.1%
Pet harnesses	605,927	40.2%	857,613	30.9%	(251,686)	9.3%
Retractable dog leashes	666,211	39.4%	713,599	54.1%	(47,388)	(14.7%)
Other pet accessories	1,028,775	37.6%	475,053	38.7%	553,722	(1.1%)
Gift suspender	968,986	40.1%	429,110	46.7%	539,876	(6.6%)
Total	$8,334,872	39.4%	$5,558,734	34.5%	$2,776,138	4.9%

Gross profit for pet leashes increased by $819,862 from $1,280,009 in fiscal 2016 to $2,099,871 in fiscal 2017, while gross profit margin increased from 28.8% in fiscal 2016 to 39.7% in fiscal 2017 largely due to a significant increase in our average unit selling price from $0.9 per unit in fiscal 2016 to $1.7 per unit in fiscal 2017 as a result of our improvement of technical design of the products.
Gross profit for pet collars increased by $1,161,752 from $1,803,350 in fiscal year 2016 to $2,965,102 in fiscal year 2017 because our gross profit margin increased from 33.3% in fiscal 2016 to $39.4% in fiscal 2017 also affected by increased average unit selling price from $0.9 per unit in fiscal 2016 to $1.3 per unit in fiscal 2017, as a result of the improved material and functionality of our product.
Gross profit for pet harnesses decreased by $251,686 from $857,613 in fiscal 2016 to $605,927 in fiscal 2017 primarily due to decreased sales volume by 1.1 million units, while gross profit margin slightly increased by 9.3% from 30.9% in fiscal 2016 to 40.2% in fiscal 2017 due to increased average unit selling price by 22.2% in fiscal 2017.
Gross profit for our retractable dog leash products decreased by $47,388 (from $713,599 in fiscal 2016 to $666,211 in fiscal 2017), mainly due to decreased gross profit margin, from 54.1% in fiscal 2016 to 39.4% in fiscal 2017. We launched our retractable dog leash series in fiscal 2015 and tried our best efforts to improve the design and technical parts to meet customer demands and requirements. We were able to charge a premium price for these products at the beginning of the launch due to relatively lack of market competition. To increase our brand awareness, we offered a competitive selling price in fiscal 2017 to target more customers and increase our market shares, we lowered our selling price by $0.5 per unit in fiscal 2017, which reduced our the gross margin by 14.7%.
Gross profit other pet accessories increased by $553,722 from $475,053 in fiscal 2016 to $1,028,775 in fiscal 2017 largely due to a combination of increased sales volume by 1.3 million units or 253.4% and decreased average unit selling price. We received more sales orders from customers in 2017 for our pet muzzles and dog comfort wrap harnesses while our average selling price decreased by $0.85 per unit from $2.31 per unit in 2016 to $1.46 per unit in 2017, which led to the slightly decreased profit margin by 1.1% from 38.7% in fiscal 2016 to 37.6% in fiscal 2017.
Gross profit for gift suspenders increased by $539,876 from $429,110 in 2016 to $968,986 in 2017 mainly due to the increase in sales volume by approximately 1.4 million units because of increased customized purchase orders for suspenders in fiscal 2017 as compared to fiscal 2016. Gross profit margin per unit for gift suspenders decreased slightly by 6.6% primarily due to higher material costs incurred.
Selling expenses.   Our selling expenses primarily include expenses incurred for participating in various trade-shows to promote sales, salary and sales commission expense paid to our sales personnel, customs clearance charges for product export as well as shipping and delivery expenses. Selling expenses increased by $156,585 or 24.7% from $632,859 in fiscal 2016 to $789,444 in fiscal 2017, including increased salary expense by approximately $39,000, increased trade-show expenses by approximately $52,000 and increased customs clearance charges of approximately $75,000 to fulfill the increased sales orders. As a percentage of sales, our selling expenses were 3.7% of revenues in fiscal 2017 and 3.9% in fiscal 2016. The increase in selling expenses is consistent with the increase of revenues.

General and administrative expenses.   Our general and administrative expenses primarily include employee salary, welfare and insurance expenses, depreciation and bad debt expenses as well as consulting expense. General and administrative expenses increased by $438,832 or 40.3% from approximately $1.1 million in fiscal 2016 to approximately $1.5 million in fiscal 2017, including approximately $149,000 increased travel and related expenses for our public-listing activities, approximately $203,000 increased consulting and other professional fees and approximately $67,000 increased inspection and testing expense for our production. As a percentage of revenues, general and administrative expenses were 7.2% and 6.8% of our revenue in fiscal 2017 and 2016, respectively.
Research and development expenses.   Our research and development expenses increased by $14,661 from $193,786 in fiscal 2016 to $208,447 in fiscal 2017, representing 1.0% and 1.2% of our total revenue for fiscal 2017 and 2016, respectively. We expect the R&D expense to continue to increase, as we continued to conduct research and development activities, especially seeking to increase the use of environmentally-friendly materials, and develop more new products to meet customer demands.
Interest expense.   Our interest expense (net) decreased by $23,003 or 6.5%, from $355,252 in fiscal 2016 to $332,249 in fiscal 2017, because of our reduced bank borrowings in fiscal 2017 and lower interest rate as compared to fiscal 2016. Our outstanding short-term bank loan was approximately $5.9 million as of June 30, 2017 as compared to approximately $6.0 million loans as of June 30, 2016. The average interest rates for our average outstanding loan in fiscal 2017 and 2016 were 5.75% and 6.38%, respectively.
Other income (expense).   Other income (expense) primarily included foreign exchange transaction gain or loss. We sell significant portion of our products to the United States, Europe, Japan and other countries and received significant amount of foreign currencies. Other income was $411,792 in fiscal 2017 and $802,145 in fiscal 2016, including $320,566 and $772,561 foreign currency exchange gain, respectively. The foreign currency exchange gain was the result of the favorable USD, Euro and other exchange rates against RMB in fiscal 2017 and fiscal 2016 on our foreign currency dominated account receivables. The decrease in foreign currency exchange gain for fiscal 2017 was mainly due to the fact that Chinese RMB has gradually appreciated since the beginning of 2017.
Income before income taxes.   Our income before income taxes was approximately $5.9 million in fiscal 2017, an increase of  $1.8 million compared with approximately $4.1 million in fiscal 2016. The increase was primarily attributable to increased sales and gross margin, increased selling and general and administrative expenses, offset by decreased foreign exchange gain as discussed above.
Provision for income taxes.   Our provision for income taxes was $943,197 in fiscal 2017, an increase by $336,387 from $606,810 in fiscal 2016. The increase in income tax provision was in line with increased sales, gross profit and taxable income for fiscal 2017 as compared to fiscal 2016.
Net Income.   Our net income was approximately $4.9 million in fiscal 2017, increased by $1.5 million from $3.5 million in fiscal 2016. The increase in net income was in line with increased sales and gross profit for fiscal 2017 as compared to fiscal 2016.
Other comprehensive income.
Foreign currency translation adjustments amounted to $142,519 and deficit of  $225,822 for the years ended June 30, 2017 and 2016, respectively. The balance sheet amounts with the exception of equity at June 30, 2017 were translated at RMB 6.7780 to $1.00 as compared to RMB 6.6434 to $1.00 at June 30, 2016. The equity accounts were stated at their historical rate. The average translation rates applied to the income statements accounts for the years ended June 30, 2017 and 2016 were RMB 6.8118 to 1.00 USD and RMB 6.4416 to $1.00, respectively. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in U.S, dollar terms without giving effect to any underlying change in our business or results of operation.

The impact attributable to changes in revenue and expenses due to foreign currency translation are summarized as follows.
	Year Ended June 30, 2017	Year Ended June 30, 2016
Impact on revenue	$105,858	$(488,899)
Impact on operating expenses	$12,627	$(58,182)
Impact on net income	$24,729	$(105,813)
For the year ended June 30, 2017, if using the RMB 6.7780 to $1.00 (foreign exchange rate as of June 30, 2017) to translate our revenue, operating expense and net income, our reported revenue, operation expense and net income would increase by $105,858, $12,627 and $24,729, respectively.
For year ended June 30, 2016, if using the RMB 6.6434 to $1.00 (foreign exchange rate as of June 30, 2016) to translate our revenue, operating expense and net income, our reported revenue, operation expense and net income will decrease by $488,899, $58,182 and $105,813, respectively.
The total foreign currency translation adjustments amounted to $142,519 and deficit of  $225,822 for the years ended June 30, 2017 and 2016, respectively.
Liquidity and Capital Resources
As of June 30, 2017, we had cash and cash equivalents of approximately $1.5 million. We did not have any other short-term investments. Our current assets were approximately $8.7 million, and our current liabilities were approximately $10.2 million, which resulted in a current ratio of 0.85:1. Total shareholders’ equity as of June 30, 2017 was approximately $7.4 million.
As of June 30, 2017, we have outstanding loans of approximately $5.9 million from various banks in China. To secure these debts, our controlling shareholder Mr. Silong Chen, his parents and affiliated company, Fujian Zhangzhou Metal Products Co., Ltd., pledged land use rights, forest land as collaterals to safeguard these bank loans, and Mr. Silong Chen and his parents also jointly signed maximum guarantee agreement to provide additional guarantee to these bank loans.
In assessing its liquidity, we monitor and analyze our cash on-hand, our ability to generate sufficient revenue sources in the future and our operating and capital expenditure commitments. The Company plans to fund working capital through its operations, bank borrowings and additional capital contribution from shareholder. We expect to be able to refinance all of our short term loans upon maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, the Company also secured another Line of Credit with ICBC, which can provide an additional maximum funding of RMB 16 million (approximately $2.4 million) from ICBC during the period of February 12, 2015 to February 12, 2020. The Company has not yet drawn upon this line of credit. The Company is also renewed its one-year short-term bank loan with Bank of Communications of China in the total amount of  $3.0 million on August 23, 2017 for another year. Currently we do not believe failure to refinance our short term loans from certain banks will have a significant negative impact on our normal business operations. For both years ended June 30, 2017 and 2016, our operating cash flow was positive. In addition, the Company’s controlling shareholder, Mr. Silong Chen, has also pledged to provide personal loans whenever necessary to the Company as working capital for next twelve months.
We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders and related parties. Presently, our principal sources of liquidity are generated from our operations, proceeds from related party loan, and loans from commercial banks. Our working capital requirements are influenced by the level of our operations, the numerical volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.

The following table sets forth summary of our cash flows for the periods indicated:
	For The Years Ended June 30,
	2017	2016
Net cash provided by operating activities	$5,507,991	$3,948,631
Net cash used in investing activities	(3,620,512)	(1,219,728)
Net cash used in financing activities	(2,009,665)	(1,642,101)
Effect of exchange rate change on cash	242,547	19,805
Net increase in cash	120,361	1,106,607
Cash, beginning of year	1,384,235	277,628
Cash, end of year	$1,504,596	$1,384,235

Operating Activities
Net cash provided by operating activities was approximately $5.5 million in fiscal 2017, including net income of  $4.9 million, adjusted for non-cash items for approximately $0.5 million and adjustments for changes in working capital around $0.06 million. The adjustments for changes in working capital mainly included an increase in accounts receivable of  $743,349 due to increased credit sales in fiscal 2017, an increase in inventory of  $434,413 in order to stockpile sufficient inventory to fulfill future sales orders and meet the increased sales trend, and offset with an increase in tax payable of  $871,307 due to increased taxable income in fiscal 2017.
Net cash provided by operating activities for the year ended June 30, 2016 was approximately $3.9 million, which was primarily attributable to net profit around $3.5 million, adjusted for non-cash items for approximately $0.9 million and adjustments for changes in working capital around $0.5 million. The adjustments for changes in working capital mainly included (i) increase in accounts receivable around $0.6 million due to an increase in sales in the end of fiscal 2016, (ii) decrease in inventory around $0.4 million due to more sales in fiscal 2016 and (iii) decrease in accounts payable around $0.8 million and decrease in accrued expense and liability of  $0.2 million due to repayments to suppliers and venders, offset by the increase in tax payable of  $0.7 million.
Investing Activities
Net cash used in investing activities was approximately $3.6 million in fiscal 2017, as compared to net cash used in investing activities of  $1.2 million in fiscal 2016, primarily due to our improvements to the production facility and purchase of equipment to increase our production capacity in fiscal 2017.
Financing Activities
Net cash used in financing activities was approximately $2 million in fiscal 2017. During fiscal 2017, our proceeds from short-term bank loan were approximately $5.8 million and our repayments of short-term bank loans upon maturity were approximately $5.9 million. In addition, in connection with our reorganization of the Company’s legal structure, in December 2016, our Board of Directors approved the issuance of dividend in the total amount of  $2.7 million (RMB 17 million) to our Company’s founding shareholder, Mr. Silong Chen. $2.7 million (RMB 17 million) was paid in December 2016. In fiscal 2017, we further received $745,579 related party loan from Mr. Silong Chen as a working capital.
Net cash used in financing activities was approximately $1.6 million in fiscal 2016. In fiscal 2016, proceeds from short-term bank loans were approximately $6.2 million. On the other hand, we repaid $8.2 million loans upon maturity in 2016, in connection with the bank loan repayment, approximately $2 million restricted cash was released by the bank and became available for use in fiscal 2016. In addition, we also repaid $1.6 million related party loans in fiscal 2016.

Loan Facilities
As of June 30, 2017 and 2016, the details of all our short-term bank loans are as follows:
	As of June 30, 2017
No.	Contracting Party	Amount	Effective interest rate
1	Bank of Communications	$3,835,962	5.655% per annum
2	China Industrial and Commerce Bank	1,770,444	6.53% per annum
3	China Industrial and Commerce Bank	265,567	6.53% per annum
Total		$5,871,973

	As of June 30, 2016
No.	Contracting Party	Amount	Effective interest rate
1	Bank of Communications	$3,913,659	5.655% per annum
2	China Industrial and Commerce Bank	1,806,303	6.53% per annum
3	China Industrial and Commerce Bank	301,051	6.53% per annum
Total		$6,021,013

Subsequently, the short-term bank loan of  $3,835,962 from Bank of Communications has matured on July 29, 2017. We repaid this loan upon maturity. And at the same time, in August 2017, Dongguan Jiasheng renewed the loan with Bank of Communications to borrow RMB 26 million (equivalent to $3.8 million) and had drawn down RMB 20 million (equivalent to $3.0 million) as working capital for one year with due date in August, 2018. This loan bears a variable interest rate based on the prime interest rate set by the People’s Bank of China at the time of borrowing, plus 20 basis points. The effective rate was 5.655% per annum.
Although we currently do not have any material unused sources of liquidity, giving effect to the foregoing bank loans and other financing activities, we believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve months. There is no seasonality of our borrowing activities.
Impact of Inflation
We do not believe the impact of inflation on our company is material. Our operations are in China and China’s inflation rates have been relatively stable in the last three years: 1.4% in 2017, 2.0% in 2016 and 1.6% in 2015.
Impact of Foreign Currency Fluctuations
Although all our raw material and production cost and expense were denominated in RMB, almost all our revenues were generated under agreements denominated in U.S. dollars. The export sales represent 67.7% and 79.0% of our revenue for the years ended June 30, 2017 and 2016, respectively. Moreover, for the next few years we expect that the substantial majority of our revenues, if any, will continue being denominated in U.S. dollars. Having the substantial portion of our revenues contract denominated in U.S. dollars while having most of our raw material and production costs and expenses denominated in RMB exposes us to risk, associated with exchange rate fluctuations vis-à-vis the U.S. dollar.
A devaluation of the RMB in relation to the U.S. dollar has the effect of reducing the U.S. dollar amount of our expenses or payables that are payable in RMB. Conversely, any appreciation of the RMB in relation to the U.S. dollar has the effect of increasing the U.S. dollar value of our RMB raw material and productions and expenses, which would have a negative impact on our profit margins. In fiscal 2017, the value of the RMB depreciated in relation to the U.S. dollar by approximately 5.7%. In fiscal 2016, the value of the RMB depreciated in relation to the U.S. dollar by approximately 3.9%. Because exchange rates between the U.S. dollar and the RMB fluctuate continuously, such fluctuations have an impact on our results and period-to-period comparisons of our results.
RMB against the USD (%)
2017	$(5.7%)
2016	(3.9%)

We will continue to monitor exposure to currency fluctuations. We have not engaged in any currency hedging activities in order to reduce our exposure to currency fluctuations.
Contractual Obligations
The Company’s subsidiary Dongguan Jiasheng leases manufacturing facilities and administration office spaces under operating leases. Current leases for the major manufacturing facilities and office space are set to expire on April 30, 2027. The following table sets forth our contractual obligations and commercial commitments as of June 30, 2017:
	Payment Due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating lease arrangements	$2,393,193	$380,728	$547,912	$398,880	$1,061,673
Total	$2,393,193	$380,728	$547,912	$398,880	$1,061,673

Off-balance Sheet Commitments and Arrangements
There were no off-balance sheet arrangements for the years ended June 30, 2017 and 2016 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.
Critical Accounting Policies
We prepare our financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there was no material changes made to the accounting estimates and assumptions in the past three years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.
We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.
Use of Estimates
In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, inventories, advances to suppliers, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.
Revenue recognition
Revenue from product sales is recognized, net of estimated provisions for sales allowances, when the merchandise is shipped and title is transferred. Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms;(iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured. Historically, sales returns have been minimal.
We sell our products either under free on board (“FOB”) shipping point term or under FOB destination term. For sales under FOB shipping point term, we recognize revenue when product was loaded on the ships. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company. For sales under FOB destination term, we recognize revenue when the product is delivered and accepted by customer. Product delivery is evidenced by signed receipt document and title transfers upon delivery.
Revenue is reported net of all value added taxes. We do not routinely permit customers to return products and historically, customer returns have been immaterial.
Allowance for accounts receivable
We establish an allowance for doubtful accounts based on management’s assessment of the collectability of accounts receivable. A considerable amount of judgment is required in assessing the amount of the allowance.
We consider the historical level of credit losses and apply percentages to aged receivable categories when we decide the allowance for accounts receivable. Additional specific provision is made against accounts receivable to the extent which they are considered to be doubtful. Bad debts are written off when identified and we do not accrue interest on trade receivables. Collectability conditions are assessed on individual receivable accounts when we determine an allowance is necessary.
Inventories
Inventories are stated at the lower of cost or market value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories.
Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.
Income Tax
We account for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.
Our subsidiaries in China are subject to the income tax laws of the PRC. We believe that our tax return positions are fully supported, but tax authorities in China may challenge certain positions. Therefore, the amount ultimately paid could be materially different from the amounts previously included in income tax expense and therefore could have a material impact on our tax provision, net income and cash flows.
JOBS Act Extended Transition Period for New or Revised Accounting Standards
The JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period as long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. Generally Accepted Accounting Principles when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), which means it will be effective for the Company’s fiscal year beginning July 1, 2018. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. We are planning to adopt Topic 606 in the first quarter of our fiscal 2019 using the retrospective transition method, and are continuing to evaluate the impact our pending adoption of Topic 606 will have on our unaudited condensed consolidated financial statements. The Company’s current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09. Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts. While no significant impact is expected upon adoption of the new guidance, the Company will not be able to make that determination until the time of adoption based upon outstanding contracts at that time.
In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.
In February 2017, the FASB issued ASU No. 2017-05 (“ASU 2017-05”) to provide guidance for recognizing gains and losses from the transfer of nonfinancial assets and in-substance nonfinancial assets in contracts with non-customers, unless other specific guidance applies. The standard requires a company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in substance nonfinancial asset. Additionally, when a company transfers its controlling interest in a nonfinancial asset, but retains a noncontrolling ownership interest, the company is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. ASU 2017-05 is effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The effective date of this guidance coincides with revenue recognition guidance. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

In May 2017, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2017-09 (“ASU 2017-09”) to provide guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the changes in terms or conditions. ASU 2017-09 is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted and application is prospective. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

Business
Corporate Information
Dogness (International) Corporation (“Dogness”) was incorporated as a British Virgin Islands company limited by shares under the BVI Business Companies Act, 2004, on July 11, 2016. Dogness has an indefinite term. Dogness was established to operate principally as a holding company. Dogness and its subsidiaries (collectively the “Company”) are principally engaged in the design and manufacture of pet products, including leashes and smart products, and lanyards in the People’s Republic of China (“PRC” or “China”). Most products are exported to the U.S. and Europe and sold to pet stores, including major pet store chains. The share capital of Dogness is US$200,000, divided into 100,000,000 Common Shares of par value US$0.002 each. In connection with the formation of Dogness, 15,000,000 Common Shares were issued to Silong Chen, Dogness’ founder and Chief Executive Officer.
Mr. Silong Chen, the founding shareholder of the Company, sold 5,931,000 of his Common Shares to a total of nine (9) unrelated private investors for aggregated proceeds of  $18,843,000, at a weighted average price of  $3.18 per share. After the sale, Mr. Silong Chen, the founding shareholder of the Company owned 60.46% equity interest of the Company.
After such Common Shares were sold, the shareholders unanimously agreed to establish two classes of Common Shares: (a) 90,931,000 authorized Class A Common shares, of which 5,931,000 Class A Common Shares are issued and outstanding, (b) 9,069,000 authorized Class B Common Shares, all of which are issued and outstanding. Mr. Chen, through Fine victory holding company Limited, is the only holder of Class B Common Shares.
Dogness (Hongkong) Pet’s Products Co., Limited (“HK Dogness”) was incorporated in Hong Kong on March 10, 2009 as a private company limited by shares. In a private company limited by shares — which is the most common way to establish a limited company in Hong Kong — the liability of members is limited by the articles of association to the amount unpaid on the shares held by such members. By comparison, in a company limited by guarantee, no share capital is required and member liability is limited by the articles of association to the amount that the members respectively undertake to contribute in the event the company is wound up; this type of limited company is more common for non-profit organizations.
HK Dogness was established to operate principally as a trading company. The share capital of HK Dogness is HK$10,000, divided into 10,000 shares of HK$1.00 each. In connection with the formation of HK Dogness, all 10,000 shares were issued to Silong Chen, Dogness’ founder and Chief Executive Officer. On August 15, 2016, Silong Chen transferred his shares in HK Dogness to a third party who held on Mr. Chen’s behalf in preparation for the subsequent transfer to Dogness; however, Silong Chen continued to control such shares. After such interim transfer, the shares in HK Dogness were transferred to Dogness on January 9, 2017.
Jiasheng Enterprise (Hongkong) Co., Limited (“HK Jiasheng”) was incorporated in Hong Kong on July 12, 2007 as a private company limited by shares. HK Jiasheng was established to operate principally as a trading company. The share capital of HK Jiasheng is HK$10,000, divided into 10,000 shares of HK$1.00 each. In connection with the formation of HK Jiasheng, all 10,000 shares were issued to Silong Chen, Dogness’ founder and Chief Executive Officer.
Dogness Intelligent Technology (Dongguan) Co., Ltd. (“Dongguan Dogness”) was incorporated in China on October 26, 2016. Dongguan Dogness was established to operate principally as a holding company. Dongguan Dogness has RMB 10 million in registered capital. In connection with the formation of Dongguan Dogness, Silong Chen, Dogness’ founder and Chief Executive Officer, became the sole shareholder of Dongguan Dogness.
Dongguan Jiasheng Enterprise Co., Ltd. (“Dongguan Jiasheng”) was incorporated in China on May 15, 2009. Dongguan Jiasheng was established to develop and manufacture pet leash and lanyard products. Dongguan Jiasheng has RMB 10,000,000 in registered capital. In connection with the formation of Dongguan Jiasheng, Silong Chen, Dogness’ founder and Chief Executive Officer, became the sole shareholder of Dongguan Dogness.

The reorganization of the legal structure was completed on January 9, 2017. The reorganization involved the incorporation of Dogness, a BVI holding company, and Dongguan Dogness, a PRC holding company; and the transfer of HK Dogness, HK Jiasheng, and Dongguan Jiasheng (collectively, the “Transferred Entities”) from the Controlling Shareholder to Dogness and Dongguan Dogness. Prior to the reorganization, the Transferred Entities’ equity interests were 100% controlled by the Controlling Shareholder.
On November 24, 2016, the Controlling Shareholder transferred his 100% ownership interest in Dongguan Jiasheng to Dongguan Dogness, which is 100% owned by HK Dogness and considered a wholly foreign-owned entity (“WFOE”) in PRC. On January 9, 2017, the Controlling Shareholder transferred his 100% equity interests in HK Dogness and HK Jiasheng to Dogness. After the reorganization, Dogness owns 100% equity interests of subsidiaries listed above.
At the completion of these transactions, (i) nine (9) shareholders hold all of the issued and outstanding Class A Common Shares of Dogness and one (1) shareholder holds all of the authorized, issued and outstanding Class B Common Shares of Dogness; (ii) Dogness holds 100% of the equity of each of HK Jiasheng and HK Dogness; (iii) HK Dogness holds 100% of the equity of Dongguan Dogness; and (iv) Dongguan Dogness holds 100% of the equity of Dongguan Jiasheng. By virtue of these ownership relationships, Dogness is the parent, directly or indirectly, of each of HK Jiasheng, HK Dogness, Dongguan Dogness and Dongguan Jiasheng, and such entities’ financial results are consolidated with those of Dogness.
Corporate Structure
Below is a chart representing our current corporate structure:
Our registered office in the British Virgin Islands is at AMS Trustees Limited, Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands, telephone +1 (284) 494-3399.

Our Industry
Cats and Dogs Living Together
The largest market for our products is the United States. We believe the U.S. is an excellent market for our products, given that an estimated 68% of U.S. households, or approximately 84.6 million homes, own a pet, with approximately 60.2 million owning at least one dog and 47.1 million owning at least one cat. Of all pet owners, approximately 42% own more than one pet. In addition, there are approximately 94.2 million pet cats and approximately 89.7 million pet dogs in the United States. The number of dogs and cats in the United States has grown by more than 22 million since 2000.

Dogs and Cats in the US 2000 - 2015
(in Millions)
100
95
90
85
80
75
70
65
60
Year
2000
2002
2004
2006
2008
2012
2014
Dogs
Cats

Pet Industry — United States
Total U.S. pet industry expenditures in 2016 were estimated at approximately $66.75 billion, and expenditures have nearly tripled over the last twenty years:

In calendar 2015, 2016 and 2017, these total expenditures have been allocated as follows (in billions):
Category	2015	2016	2017 (Estimated)
Food	$23.05	$28.23	$29.69
Supplies/OTC medicine	$14.28	$14.71	$14.93
Veterinary care	$15.42	$15.95	$16.62
Live animal purchases	$2.12	$2.1	$2.01
Other services	$5.41	$5.76	$6.11
Total	$60.28	$66.75	$69.36

Among the pets we focus on, dogs and cats, owners estimate their per-pet basic annual expenses as follows:
Category	Dogs	Cats
Surgical vet visits	$551	$398
Routine vet visits	$235	$196
Food	$269	$246
Food treats	$61	$51
Kennel boarding	$333	$130
Vitamins	$62	$33
Groomer/grooming aids	$83	$43
Toys	$47	$28
Total	$1,641	$1,125

On average, U.S. households spend a little over $500 per year on pets, or approximately 1% of total household spending according to statistics from the Bureau of Labor Statistics. This amount exceeds spending on alcohol or men’s and boys’ clothing. Perhaps because of the role pets play in the lives of their owners, spending on pets has been resilient even in times of economic uncertainty. For example, between 2007 and 2011, spending on pets remained between 0.9% and 1.1% of household spending, notwithstanding one of the more significant economic downturns in recent memory.
Couples with no children tend to spend the most per year on their pets (approximately $700 per year), followed by couples whose children are all over 18, then by couples with children, then people living alone and finally by single parents with young children (less than $300 per year). According to the 2015-2016 National Pet Owners Survey, millenials reported spending more than average on their pets.
Pet Industry — Pet Supply Retailers
We sell the majority of our products through pet stores. In 2016, there were more than 13,000 pet stores in the United States, with total estimated revenues of  $19.1 billion and total estimated profit of  $878.7 million. Pet store annual growth from 2011 through 2016 was approximately 4.5%, and growth from 2016 through 2021 is estimated at 2.4% per year.

U.S. Pet Store Sales (US$ millions)
19,000.
18,000.
17,000.
16,000.
15,000.
14,000.
13,000.
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016

Estimated future growth rates are based, in part, on projections that per capital disposable income will grow at approximately 2% per year through 2021, as increases in disposable income have led many pet owners to buy additional products for their pets and for such products to include more premium items, such as organic foods and smart products.
The pet store industry consists of a large number of small, independently owned stores and a small number of much larger retailers. More than 80% of pet stores employ fewer than five employees and less than 10% employ more than ten employees. Given the fragmentation in the industry, when we sell products to such smaller stores, we typically do so only indirectly, by selling to distributors, which then locate and sell to such stores. For this reason, we do not generally maintain strong, direct relationships with independent pet stores. Because smaller independent pet stores tend to lack the purchasing power of the larger retailers, they are more likely to either face low margins on general products or seek to differentiate themselves with premium products.
By contrast, two large pet products retailers account for more than half of revenues in the industry, and we have direct relationship with each of them.
In 2016, PetSmart Inc. offered more than 11,000 products and services and had an estimated $6.9 billion in revenue, accounting for a 36.3% market share. In 2016, Petco Animal Supplies Inc. offered up to 10,000 products and services and had an estimated $4.2 billion in revenue, accounting for a 22.3% market share. Due to the size of these two retailers, they benefit from economies of scale and purchasing power. In addition, they have the design and purchasing power to offer private label products at lower prices. In 2016 alone, an estimated 92.4 million units of private label dog and cat products were sold in U.S. retail stores, accounting for approximately $559.4 million in sales. As a result, we and other pet product manufacturers produce products both under our own label and also under the label of our customers.

Although pet store industry revenues are projected to grow steadily at 2.4%, the number of pet stores is projected to grow at only 1.1% annualized rate over the same period, as a result of anticipated industry consolidation. As the below table showing the number of stores per pet store chain in North America demonstrates, the largest four pet store chains have significantly more stores per chain than their closest competitors.
Pet Retailer Name	Number of Stores
PetSmart	1,500
Petco	1,433
Pet Valu	770
Pet Supplies Plus	375
Global Pet Foods	170
Pet Supermarket	170
Petsense	136
Petland	120
Petland Discounts	87
Unleashed by Petco	85
Woof Gang Bakery	81
Pet Club	64
Mondou	62
Pet Food Express	60
Pet Planet	58
Hollywood Feed	53
Pet Depot	47
Bentley’s Pet Stuff	43
Mud Bay	40
Kriser’s	37
Chuck & Don’s Pet Food	36
Bosley’s by Pet Valu	36
Pet People	35
Concord Pet	29
Pet food is the largest segment of pet store revenues, accounting for 45.7% in 2016. Because consumers have increasingly purchased pet food from supermarkets and mass merchandisers, the pet food segment’s share of revenues has been on a decline over the last five years. The pet supply segment, which includes the collars and leashes we manufacture, accounted for 40.6% of total pet store industry revenue, and this segment has been growing as pet medicine costs grow. The fastest growing segment of pet store revenues in the last five years has been pet services, which accounted for approximately 9.0% of revenues in 2016, largely because pet owners have increased overall spending on their pets and services such as training, board and grooming and these services are generally not provided in mass merchandisers or supermarkets. Finally, live animal purchases account for 4.7% of pet store revenues, and this segment is likely to remain small because pet purchases are generally one-off purchases.

In addition, supermarkets, mass merchandisers and online retailers have increasingly become significant competition to traditional pet stores as sources of pet supplies. A summary of pet supply shopping at major retailers demonstrates the increased importance of such mass merchandisers and supermarkets.
Mass retailers like Wal-Mart play a major role in pet supply sales (including in particular pet foods), and consumers purchase pet supplies not only in large numbers but also frequently throughout the year, as shown by the following chart showing the number of people in America who shopped for pet supplies within the prior three months. Note that the numbers for purchases within the prior three months are relatively close to the numbers who purchased within the last 12 months.
Not surprisingly, pet owners are increasingly buying pet supplies online. From spring 2008 through spring 2016, the number of people who have purchased pet supplies online in the prior twelve months has grown dramatically from 8.14 million to 21.06 million, and online purchases of pet products were estimated at approximately $1.86 billion in 2015.

Moreover, the data suggest there is room for further growth, as the above numbers reflect only those who completed a purchase online. Approximately 28.63 million consumers shopped for pet supplies online in spring 2016, so more than 7 million shopped but did not complete an online purchase in that time period.
The growth of smart wearables
Our new smart collars and harnesses take advantage of the trend toward smart wearable devices. This trend has been growing in the United States, and we believe that our products will serve a growing need of pet owners to have devices that allow them to interact in a new way with their pets.
With our software platform, our smart collars and harnesses allow for interconnection with other services that may be beneficial to our customers. As time goes on, we expect to add new services and create greater interconnection between our products and those of third parties. as such, we consider our products as connected devices that form part of the Internet of Things (“IoT”), an inter-networking of physical devices embedded with electronics that enable the objects to collect and exchange data.
While data regarding the connected wearables device industry focuses on products for humans, rather than pets, we believe that some trends found in the human wearables industry may be instructive for the pet wearables industry, as consumers use smart wearables to obtain information they can apply to their own lives. We target customers who want the same sort of information for their pets.

The number of connected wearable devices worldwide is expected to grow rapidly over the next five years, from approximately 325 million in 2016 to approximately 929 million in 2021.

Connected Wearable Devices
Worldwide (in Millions)
1000
900
800
700
600
500
400
300
200
100
0
2016
2017*
2018*
2019*
2020*
2021*

*
Estimated

Within the wearable device industry, shipments of fitness related wearables, such as smart watches, fitness monitors, chest straps and wristbands, are also projected to grow rapidly.

Forecasted Unit Shipments of Wearable Devices Worldwide (in Million Units)
350
300
250
200
150
100
50
0
2015
2016
2017
Head-mounted display
Body-worn camera
Bluetooth headset
Wristband
Smart garment
Chest strap
Other fitness monitor

The smart wearables market is expected to be worth $22.9 billion worldwide by 2020. As smart devices increasingly become part of everyday life, the IoT industry will have a significant impact on the economy of the world as well. Spending on services related to the IOT is expected to reach $284.8 billion worldwide in 2017. All of this spending is expected to lead to a total market size of  $1.7 trillion by 2019.

Size of Global IoT Market (US$ billion)
1800
1600
1400
1200
1000
800
600
400
200
0
2009
2010
2011
2012
2013
2014
2015*
2016*
2017*
2018*
2019*

Our Products

C2 Smart Collar

C2 Smart Collar

H2 Smart Harness

Dogness

These are samples of our stylish retractable leashes.

Nylon and Leather Collar

Anti-Shock Leash

Neoprene and Nylon Harness

We design and manufacture fashionable and functional products for pet lovers to pamper their dogs and cats and keep them safe and comfortable. We have developed and patented our designs to protect our intellectual property to ensure that our company benefits from our research and development of high quality products and components we believe customers will appreciate. We produce both original equipment manufacturer (“OEM”) and original design manufacturer (“ODM”) products for our large customers (pet specialty and mass merchandiser stores) and our own branded products.
We manufacture our OEM products according to specifications requested by our customers, under the brands they control. We design and manufacture our ODM products for sale under our customers’ brands; while such customers may provide guidance about some or all parts of a product, we bear primary responsibility for designing the ODM product.
Our Smart Collars and Harnesses
Our C2 Smart Collars and H2 Smart Harnesses integrate electronics in a comfortable and premium quality pet product.
For years, micro-chipping a pet has been the best way to improve the likelihood of finding a lost cat or dog. The American Humane Association estimates that over 10 million dogs and cats are lost or stolen in the United States every year. Moreover, one in three pets is likely to become lost at some point during its life.
Of dogs that enter animal shelters as strays, only about 22% are reunited with their families. For microchipped dogs, this return rate increases to over 52%. While this demonstrates a tremendous improvement over non-microchipped dogs, it still shows that 48% of lost dogs with microchips are not reunited with their families. Rates for stray cats are similar: 2% of lost cats are reunited with families, but the return rate for microchipped cats jumps to 38%. Part of this is because approximately 42% of microchipped animals’ microchips have not been registered in a database with contact information for the owner. Of those that are registered, contact information is not always up-to-date.
One of the strengths of microchips is that they do not require batteries to be effective. Instead, they use RFID technology, which does not require a power source. Thus, the microchip will last for a pet’s whole lifetime without worry that it won’t “work.”
At the same time, however, microchips are not tracking devices. They cannot tell owners in real time where their pet is. Instead, microchips rely on someone finding the pet and bringing it to a veterinarian or shelter that can scan for a microchip and then hope that those third parties have the needed information to reach the owner.
We believe that a three-part solution is the best way to ensure that loved pets never become lost pets. First, traditional physical tags provide a fast and easy way for any person who encounters a lost dog to contact the owner, without requiring special equipment. Second, microchips implanted under a pet’s skin are a permanent way to mark the pet as belonging to a particular owner. If a collar is removed or tags are separated from the collar, the pet can still be identified and reunited with its family. Third, owners should have a tool that is active and allows real-time tracking so that concerned pet owners can find their pets in minutes rather than days, and that is exactly what our products facilitate.
In November 2016, we debuted our new smart products, our C2 smart collar and our H2 smart harness for dogs. We designed our H2 smart harnesses and C2 smart collars to empower owners to find their lost pets, rather than waiting, worrying and hoping. Where a microchip is a passive way to locate a lost pet, our smart collar is active. Owners can see the location of their pet on a map and can even give instructions remotely, such as telling a lost dog to sit and stay until the owner arrives. And, of course, if the dog moves before the owner gets there, the owner will know in real time where the dog is and which direction the dog is headed. Because we equip our smart collars with batteries that last up to a week, owners get increased confidence that they will be able to find their pet quickly.
These products feature an integrated smart unit and an LED-illuminated collar or harness. Unlike many of our competitors, our primary expertise is in dog collars and harnesses, so we have been able to develop a complete unit, rather than a clip-on or other sort of component to add to a traditional collar.
We developed our smart unit in collaboration with Hangsheng Duonisi Shenzhen Smart Technology Co., Ltd (“Hangsheng Duonisi”) and Aerospace Innotech Co., Ltd (“Aerospace Innotech”), a subsidiary of China Aerospace Science and Technology Corporation (“CASC”). We have been responsible for research and development, production, marketing and global operations for this project. CASC is often considered China’s NASA, and Aerospace Innotech is a civil branch of CASC headquartered in nearby Shenzhen. Aerospace Innotech has designed the Dogness application used in the C2 and H2 and is in charge of smart software and hardware solutions research and development, given its expertise in IoT development. Telenor Group is a Norwegian multinational telecommunications company. Hangsheng Duonisi, in turn, cooperates with Telenor Group, a Norwegian multinational telecommunications company. Hangsheng Duonisi and Telenor Group provide efficient and global telecommunication service, which is vital in ensuring effective communication between the smart collar and owner’s smart phone.
As a result, we have been able to incorporate GPS, cellular SIM card communications, a speaker and microphone that allow real-time communication and feedback to the dog and LED warning lights in a waterproof, environmentally friendly unit that adds only 15 grams to the weight of the collar. In addition, we have worked with a software developer to create a mobile application for iPhone and Android that allows owners to track the activity of their dogs, set safety zones and prohibited areas, track nutrition. In the future, we expect to leverage this platform to provide social interaction with other dog owners in the area.
Comfortable High Quality Integrated Collar/Harness
First and foremost, we pride ourselves as a manufacturer of high quality collars and harnesses for dogs. As a result, our C2 collars come in nylon and neoprene or genuine leather units that incorporate LED lights and the smart unit. Our H2 harnesses are nylon and mesh for comfort, combined with a pattern of LED lights and the smart unit. We have incorporated LED lights into collars, harnesses and leashes in our LED Series line of products, and this experience has ensured that the LED lights in our C2 and H2 products integrate perfectly with the smart unit.
Our smart unit uses a special ABS that is used in aerospace products. This plastic is environmentally friendly and promotes good cellular signal for transmission purposes. The unit is IP65 water resistant, which means that it is protected against water jets. Although they are not designed for immersion in water, the units are water resistant in rain in everyday use.

Accurate positioning
We use GPS, Wi-Fi, and cellular Location Based System (“LBS”) sensors to track location and trajectory of the dog. This allows us to have locational accuracy within 5 to 10 m. Owners can see on the app’s map overlay exactly where their dog is.
Cellular communication
We have designed our smart collars to allow owners to find their dogs easily, no matter where the dogs are and to communicate with their pets from around the world. As a result, we decided early on that relying on Wi-Fi or Bluetooth was impossible. Instead, we believe that owners want to know that anywhere they are able to make a telephone call, their dog should be able to receive the call. So we built our communication model around SIM cards and have negotiated cooperation agreements with cell phone companies in our target markets to provide cellular data service for the collars. This is crucial for a number of reasons, not least of which is that our devices communicate in both directions.
Integrated microphone and speaker
By incorporating both microphones and speakers in our smart unit, the C2 and H2 enable owners to interact with their dogs remotely. For example, owners can set a decibel limit, and if their dog barks louder than this limit, the microphone plays a recorded message through the speaker, the owner’s voice telling the dog to be quiet. Our smart collars are humane and rely on the bond between owner and dog to correct behavior, rather than pain, as some sound-activated “shock collars” do. Particularly where corrections are automatic, painful and delivered in response to sound, we believe it is best to avoid mistaken corrections, such as where a dog might be shocked not for barking but because something else in the environment, like a honking car, exceeds the decibel limit.
In addition, owners can work on distance training with their dogs, having them sit down from across the field simply by speaking into their phone and having it played for the dog. As to safety, owners can call their dogs back from anywhere or shout a warning if the owner sees something dangerous. If the dog gets lost, we believe this feature may be crucial to calming the pet and instructing the pet to wait until the owner arrives.
Dedicated Dogness App
We are also proud of the Dogness app for iPhone and Android. This powerful and easy-to-use application is designed with a variety of useful features in mind. Owners can set safety zones that will alert them if their dog either leaves the zone or enters a dangerous zone. Owners can turn on LED lights remotely to ensure their dog is visible in the event they gets lost or it gets dark out. The application can track the dog’s activity and will allow recording of exercise just like a runner’s GPS watch.
In addition, as mentioned above, the application also serves as the method of communicating with the dog. If the owner has a cell phone signal and the dog’s collar also has a cell phone signal, the owner can record a message for the dog, either to provide a command or just to say hi from work. Because the application relies on cell phone service, it is possible to communicate with a pet’s collar from literally around the world. Moreover, the Dogness app recognizes that many dog lovers have more than one dog, so all of these features can be set for more than one collar or harness at a time and to monitor all pets simultaneously.
When owners track their dog’s activity 24 hours a day, they can get significant help in managing the dog’s health. For example, our Dogness app allows owners to input the type, gender and weight of their dogs, and we can combine this information with the activity automatically tracked to calculate how many calories the dog spends and whether they are receiving enough food. Similarly, a veterinarian could look at this data to determine whether the dog is getting adequate exercise.
We are developing an e-commerce platform within the Dogness application, which will allow dog owners to purchase products online. This platform is not yet operational, and we are unable to predict when we will complete the development of this platform.
Retractable Leashes
Many dogs and owners enjoy the freedom that a longer leash can offer, so the dog can stop to smell the fire hydrant and then catch up again quickly. Retractable leashes allow walks to be more cooperative between dogs and owners and increase the dog’s freedom of motion, while allowing the owner to help the dog avoid danger and remain under control. Our retractable leashes are light-weight so owners can keep one nearby and fashionable and functional so they will want to.
We manufacture three models of retractable leashes in twelve series. In all, we design and manufacture more than 200 retractable leash items. We are obsessive about designing and manufacturing the very best retractable leashes we can and testing them constantly for quality. We hold six patents for our retractable leashes, including four in China and two in Germany.

Patented Wire Spool
Patented Locking Mechanism
Patented Belt Outlet
Double-Shot Molding Technique
German-engineered Spring

Schematic Design of Our Retractable Leashes

We make full use of our vertically integrated design and manufacturing, as we are able to produce the key parts of our retractable leashes in-house, from the injection-molded plastic housing to the rubberized grips, to the metal locking mechanism, to the nylon ribbon. We use nylon ribbon rather than cords as some retractable leash manufacturers do because we believe a nylon leash is more reliable at stopping and releasing on demand and smoother at winding and unwinding and because the wider ribbon is less likely to become dangerous to pet owners if, for example, it gets caught around a finger when a dog starts to run.

Quality Standards
We have designed our retractable leashes to be durable and completely reliable over their lifetime. For example, the internal spring, which operates the locking/unlocking mechanism at the heart of any retractable leash, is tested to operate properly more than 100,000 times. The locking mechanism uses metal, rather than plastic to ensure it catches properly whenever the owner presses the button. The tensile strength of the leash is tested to be at least four times greater than the recommended dog weight for each leash.
Size	3 m	4 m	5 m	6 m
Maximum Pet Weight	22lbs	50lbs	90lbs	120lbs
Minimum Tensile Strength	120lbs	240lbs	360lbs	480lbs
Traditional Product Lines
Our branded traditional products are divided into seven main series (Classic, Elegance, Luxury, LED, Holiday, Special Function, and Cat series). Given the choices available to customers, we currently manufacture between 500 and 600 traditional products and can add additional options to meet customer preferences.
Classic Series
Our Classic Series of collars, harnesses and leashes feature high quality textured nylon/polyester webbing for strength with soft neoprene backing for comfort. Many of the designs feature reflective accents for safety in low-light conditions.
Our Classic Series collars and harnesses use zinc alloy D rings for attachment and either zinc alloy belt buckles or patented curved plastic resin comfort buckles for closure.
Our Classic Series leashes incorporate neoprene in the handle for cushioning and shock absorption and use our patented carabiner lock closure for secure locking.
Elegance Series
Our Elegance Series of collars, harnesses and leashes supplement our patented technology with tasteful design accents. The Elegance Series replaces the Classic Series’ webbing with dirt-repelling, water-proof, static-free, durable Teflon coated fabric. The Elegance Series uses the same patented plastic release buckle technology as the Classic Series but implements a metal female locking mechanism in place of an all plastic buckle for fashion and durability.

Luxury Series
Our Leather Luxury Series products feature top grain leather and metal buckles.
Our Luxury Series uses top grade genuine leather to complement the stylish design of our collars, harnesses and leashes. Our Luxury Series collars use either the traditional zinc alloy buckle found in our Classic Series or the hybrid metal/plastic curved comfort buckle from our Elegance Series. Our Luxury Series leashes and collars use only leather in place of webbing, while our Luxury Series harnesses use supplement the leather with matching nylon webbing for adjustability.
LED Series
Integrated LED lights make our harnesses, collars and leashes visible in any light.
Far from being a novelty, our LED Series addresses consumer demand to have collars, harnesses and leashes that make walking at night or early morning safer for pet and owner.
Our LED Series make use of our traditional nylon collars and leashes and add in high quality LED strip lighting. These LED strips are CE certified, have passed RoHS (Restriction of Hazardous Substances) tests for electronic products and are IP-55 water resistant. This means that the leashes are suitable for rainy weather but are not intended to be worn for swimming.
We offer seven color options for light (warm light, neutral white, cloud white, red, green, blue and yellow) and a wide variety of patterns for the collar, harness or leash. Our LED lights are USB rechargeable, and the control button features a replaceable battery. A single LED charge lasts more than 30 hours.

Holiday Series
As pets have increasingly become part of the family, owners have involved their cats and dogs in holiday festivities as well. To address this need, we have designed products for different seasons and holidays of the year.
We have developed a line of Halloween patterns, including spider harnesses, angel and devil harnesses, bumblebee harnesses, ladybug skirts, pumpkin harnesses and witch harnesses so dogs can go out trick-or-treating with their owners.
We have also designed Christmas collars and harnesses and leashes so that Santa can reward Fido for being a good boy all year, even if the devil wings harness fits better.
Special Function Series
Our Anti-Shock leashes protect owners from sudden movements, and our car seat belts keep dogs safe in the car.
Our Special Function Series includes anti-shock leashes, mountain climbing rope combination collar/leashes, adjustable length leashes, car safety belts and multi-dog leashes and feature our patented carabiner locks.
Cat Series
Our cat collars and harnesses are specifically designed for felines, not just smaller versions of dog products.
Our Cat Series of collars recognizes that cats need more than just small dog products. Our Cat Series collars incorporate bells and a specially designed safety lock closure system for safety, or customers can purchase cat collars with traditional zinc alloy buckles. Cat collars are available in nylon/polyester, Teflon and leather.

Customized Products
In addition to the lines we have developed, we also provide customize products to our customers to meet their demands for products. Customers can come to us with detailed requirements or just an idea and we will work with them to develop the products they have in mind.
Because we weave and dye our fabrics in-house, we can create any pattern customers can imagine, in any color they want, using our Pantone color matching software and jacquard weaving machines.
Other Products
In addition to collars, leashes and harnesses, we also produce lanyards for use by humans and hanging ornaments that attach to collars. As to the lanyards, we produce such lanyards using our fabric weaving machines. Because we have our production in-house, we can design lanyards that match a customer’s need, in terms of color, size, quantity and pattern.
Our hanging ornament series uses high-quality electroplating techniques to create fashionable accents for pet collars. We make a variety of patterns in bright and vibrant colors, as well as custom bells for cat collars. We expect that our ornament and lanyard business will occupy a less prominent role in our business going forward, but they have proved an important part in getting our company to where it is today.
Our Traditional Product Standards
We pride ourselves on manufacturing more durable products than our customers’ pets should ever need. Our plastic buckles and synthetic webbing are manufactured to handle 7 times the anticipated pet weight to ensure durability and safety, and our leather products can absorb 4 times the anticipated pet weight. Below is a summary of the tolerances for our primary materials:
Leather Standards
Width	1 cm	1.3 cm	1.6 cm	1.9 cm	2.5 cm	3.8 cm
Maximum Pet Weight	10 lbs	20 lbs	50 lbs	70 lbs	90 lbs	150 lbs
Minimum Tensile Strength	40 lbs	80 lbs	200 lbs	280 lbs	360 lbs	600 lbs

Chain Welding Standards
Width	1.5 mm	2.0 mm	2.5 mm	3.0 mm	3.5 mm	4.0 mm
Maximum Pet Weight	10 lbs	20 lbs	50 lbs	70 lbs	90 lbs	150 lbs
Minimum Tensile Strength	40 lbs	80 lbs	200 lbs	280 lbs	360 lbs	600 lbs
Nylon/Polyester Teflon Standards
Width	1 cm	1.3 cm	1.6 cm	1.9 cm	2.5 cm	3.8 cm
Maximum Pet Weight	10 lbs	20 lbs	50 lbs	70 lbs	90 lbs	150 lbs
Minimum Tensile Strength	70 lbs	140 lbs	350 lbs	490 lbs	630 lbs	1,050 lbs
Chain Argon Fluorine Welding Standards
Width	1.5 mm	2.0 mm	2.5 mm	3.0 mm	3.5 mm	4.0 mm
Maximum Pet Weight	10 lbs	20 lbs	50 lbs	70 lbs	90 lbs	150 lbs
Minimum Tensile Strength	70 lbs	140 lbs	350 lbs	490 lbs	630 lbs	1,050 lbs
Our Equipment
Our facilities in Dongguan have a variety of types of equipment to facilitate our goal of being a vertically integrated pet product designer and manufacturer. For our company, that means that we constantly evaluate our products to consider which additional elements can be produced rather than purchased.

Weaving
Dyeing
Finished
Products
Assembly&
Stitching
Printing
Hardware&Plastic

We seek to develop finished products by taking control of the entire production chain.

To this end, we have purchased the machines needed to weave our collars, leashes, harnesses and other ribbon products, rather than purchasing ribbon. We dye yarns and fabrics with our own dyeing machines so that we are able to rapidly implement fashion shifts or test new products. We have Pantone matching software so that we can ensure the colors we choose are correct. Our printing machines can print more complex patterns for products. As to the plastic and metal components of our products, we have die casting and CAD machines so that we can produce components from plastic pellets and metal. We have more than 150 computerized sewing machines capable of quickly assembling our components into finished products. Finally, for quality control and testing, we have fatigue testing machines, tensile strength testing machines, colorfastness and rust testing machines, and a computer system to record and manage quality control data. In all, the equipment at our factory was valued at approximately $4.8 million as of June 30, 2017, net of depreciation costs. The following pictures display some of our advanced equipment.

In fiscal 2017, we invested approximately $0.9 million in equipment for our operations.
Production Strategy
Strong Focus on Development
Over the last 13 years, we have grown from producing basic collars, leashes and harnesses into producing more complex types of leashes, such as retractable leashes. More recently, we have developed our new C2 and H2 smart collars. These new products apply cutting-edge technology in smart devices from Aerospace Innotech to our established expertise in designing collars and harnesses for dogs of all breeds and sizes.
Our research and development has 18 people. In 2015, we were certified as a National High Tech Enterprise by the State Intellectual Property Office (“SIPO”), in recognition of our status as a high-technology company.
Vertically Integrated Production
We believe one of our greatest strengths is that we have the ability to manufacture most of our products from start to finish in our facility. Many of our competitors assemble parts developed by other manufacturers, while we produce most of our products entirely by ourselves. While we rely on Aerospace Innotech for production of the smart components of our C2 and H2 products, we estimate that we make approximately70% percent of our other components ourselves. Below is a flow chart showing the process of producing our products, all of which occurs in our facilities.

Design
Molding
Dyeing
Weaving
Injection
Die Casting
Plating
Printing
Assembly
Stitching
Packaging

By producing our products internally, we can benefit by rapidly implementing design changes, control the quality of production, ensure right in time delivery of products, purchase raw materials to avoid interim charges by middlemen, and easily allow our large customers to audit our corporate practices and product quality. For example, if we determine that a buckle on a collar has a design flaw, our engineers can update the design specifications for the buckle, provide that design file to our CAD machines and rapidly implement the improvement in production without needing to wait for new shipments from a third-party supplier. In addition, because consumer fashion preferences affect the models of our products that are most well received, we are able to quickly change designs and fashion choices to match and anticipate customer demand.
Ongoing Quality Control
In addition to manufacturing most of the components to our products before assembling them in our facility, we also test the quality of our products to ensure they are safe, reliable and of the highest quality. We use fatigue testing machines to test the metal we use in our products. Our tensile strength machine tests the nylon, leather and other fabrics used in our leashes and collars. Our retractable leashes and the leather products must exceed four times the recommended weight of dogs using those products, and our other products must exceed at least seven times the recommended dog’s weight. We test the rust proofing of our metal product with a salt spray test of 5% concentration over a 48 hour window, during which they must show that they do not rust at all. We also test color fastness of the dyes we use in our products to ensure that they experience minimal change in color under a variety of stresses and environmental circumstances.
Because we manufacture so much of the entire product, a failure on any of these tests can be addressed in real time, without requiring us to reject a whole shipment of components. Instead, we determine the root cause of the failure of a component, fix that quality issue, and then restart production.
Raw Materials
Our primary raw materials are plastic, leather, nylon, polyester, chemical fiber blended fabric, metal, GPPS and HIPS, most of which are extracted from crude oil. Thus, our cost of raw material is highly impacted by fluctuations in the price of oil.
We purchase our raw materials from a variety of suppliers. As we have a variety of options to supply us with raw materials for our products and the technical demands of preparing such raw materials are relatively low, we do not anticipate any difficulties in obtaining raw materials to produce our products. We are not reliant on a single supplier for any of our raw materials, and we expect we would be easily able to replace any of our suppliers if we needed to do so. On the other hand, because our raw materials are considered commodities, the prices we pay for raw materials are largely driven by market price of such commodities.
Raw materials, including but not limited to oil derivative products like plastic, nylon, polyester and chemical fiber blended fabrics, constituted approximately 67.3% and 61.3% of total cost of sales in fiscal 2017 and 2016, respectively. Plastic costs have recently been volatile as a result of significant fluctuations in petroleum prices. The company considers only plastic resin cost fluctuations to be material, given resin price volatility and plastic’s percentage of the cost of our products. We have historically been able to pass price fluctuations on to our customers by basing the price quoted to our customers on current commodity prices. As raw material prices increase and decrease, we are able to adjust the price of our products as necessary. Larger customers with longer-term purchase agreements will occasionally ask for concessions in the event of significant commodity price decreases, and we will occasionally seek upward adjustments in the event of significant commodity price increases, and such changes are generally requested at least one month ahead of time. For these reasons, we believe we will be able to adjust our pricing of products to allow us to maintain margins, serve our clients, and to avoid shortages in raw materials in the event of price increases.
Distribution
Geographic Distribution of Revenues
Although the vast majority of our customers are in the United States, we sell our products around the world. Following is a summary of our total revenues by geographic market for our last two fiscal years. All amounts are presented in U.S. dollars. All revenues reflect sales of our collar, leash and lanyard products, as we have not yet commenced sales of our smart collar products.

	2017		2016
Country and Region	Revenue	% of total Revenue	Revenue	% of total Revenue
United States	$9,082,416	42.9%	$8,013,472	49.8%
Europe	2,618,851	12.4%	2,022,710	12.6%
Australia	149,635	0.7%	107,461	0.7%
Canada	481,142	2.3%	233,461	1.5%
Central and south America	411,281	1.9%	356,434	2.2%
Japan and other Asian countries and regions	1,589,229	7.5%	1,983,897	12.3%
China	6,839,534	32.3%	3,377,457	21.0%
Total	$21,172,091	100.0%	$16,094,892	100.0%

Markets and Customers
While we also sell our products to distributors and consumers, our primary customers are multi-store retail chains, including general purpose retail chains and pet store chains. We seek to develop relationships with potential customers by participating in pet retailer exhibitions.

DOGNESS
2015 China-Shanghai Pet Exhibition

Sincere Care Super Comfort
NO:9-147
ELEGANCE SERIES
DOGNESS
Retractable
Nuremberg – 2016 Interzoo Exhibition

DOGNESS
China – Shanghai – 2016 CIPS

DOGNESS
Orlando - 2017 Global Pet Expo

Distribution Channels
We sell our products both through distributors that sell to the ultimate customers looking to purchase our products and also directly to such purchasers. For the years ended June 30, 2017 and 2016, approximately 58.0% and 49.7% of our sales were made directly to end-users and retailers, respectively, and approximately 42.0% and 50.3% of our sales were made to distributors including dealers, respectively. Although we believe we benefit from having direct relationships with end purchasers, we also believe that strong relationships with distributors can allow us to penetrate smaller markets where we do not have the marketing resources to deliver our products directly.
Method of Competition
Regardless of where our customers are from, our customers have clear expectations about the quality level and value they expect in purchasing pet products. We are subject to frequent quality audits on an ongoing basis from new and existing customers, and we constantly engage in product testing to ensure that our products meet our customers’ demands. Although we had a design issue that resulted in lower revenues in fiscal 2016 for our pet leash, we have resolved those issues, implemented ISO 9001:2015 international quality systems and routinely satisfy the audits from our customers.
Our products generally fall into one of two broad categories: (1) products for which the key determinant is low price, and (2) premium products that command a higher price. Over the last year and a half, we have seen a decrease in orders of our lowest priced products. Indeed, our order volume has dropped from fiscal 2015 to fiscal 2016 and during the six months ended December 31, 2016 compared to December 31, 2015. Although our number of units sold has decreased, our revenues have increased by increasing the average selling price for our products. This has occurred as our customers have ordered fewer nylon collars, leashes and harnesses and have increased orders of our more premium products, which feature leather, neoprene, Teflon and other high-tech fabrics and components.
In addition, we are devoting significant resources to bringing our highest technology, most premium product to market, our C2 and H2 smart collars and harnesses. Our focus with these products will be to compete on quality and features, rather than on price. If we are able to develop a product that consumers find valuable, we expect that they will be willing to pay significantly more per unit than they pay for our non-smart products. While our average harness costs approximately $1.64 per unit to retailers, we expect to sell our C2 smart collars and H2 smart harness for between $40 and $50 per unit.
Competitive Position
Our primary customers are specialty and mass merchandise chain stores. We compete with other manufacturers of products to sell our leashes, collars, harnesses and other pet products to these chain stores. Approximately 28.4% of our product sales are OEM or ODM product sales, and approximately 71.6% are our branded products.
We believe there are three main ways to grow our branded products sales. First, we can devote resources to marketing our products and brand name to consumers so that they seek out our products by name. Second, we can price our products low enough that consumers make a purchase decision based primarily on price. Third, we can manufacture our products with the highest possible quality so that customers purchase based on the value proposition that our products offer for the price consumers pay. There are a variety of pet product companies that have more well-recognized brand names than our company does in the United States. For example, flexi is generally considered more well-known than we are for retractable leashes. Similarly, there are manufacturers that focus on being the very lowest-priced product on the market. As a result, we generally focus on the third choice of providing a high quality product at a fair price, which may not always be the lowest price but is competitive.
As to our OEM and ODM products, our ultimate customer, the specialty or mass merchandiser, is a sophisticated buyer that knows exactly how much a given product should cost for it delivers. For these customers, we leverage our vertical production model to control the quality of the product and the costs associated with producing it and seek to deliver the highest quality for a price such purchasers will accept. Because these products are sold under our customer’s house brand, consumers make their buying decisions based on price and quality, and to some extent on the store’s house brand reputation.
Competitors — Traditional Products and Retractable Leashes
Radio Systems Corporation/PetSafe.   Founded in 1991, Radio Systems Corporation has become the largest supplier of electronic pet training aids, including electric fences, bark collars and remote collars. Since its founding, the company has acquired and started a number of pet related companies, including in particular PetSafe in 1998. PetSafe is the largest supplier of pet products in the United States, providing a variety of products from leashes, collars and harnesses like ours to toys, doors, feeders and other products.
flexi — Bogdahn International GmbH & Co. KG.   The inventor and market leader in retractable leashes is flexi, from Germany. Founded in 1972, flexi has 300 employees at its factory in Germany, focused on developing and innovating the retractable leash. The company sells more than 200 types of retractable leashes in more than 90 countries.

Hunter International GmbH.   Another German pet product company, Hunter has been manufacturing high-quality accessories for dogs and cats since 1980. The company sells 5,500 pet products, with a particular focus on leashes and collars. Founded by a master saddle maker, Hunter remains focused on leather as its primary material for leashes, harnesses and collars, although it also makes some products from nylon, rope and other textiles.
Competitors — Smart Collars
In our recently launched smart product business, our competitors, like our company, are seeking to deliver the right mix of features to consumers to gain market share. We are aware of at least a dozen other smart pet wearables, and more are being developed every day. Because our products have not yet begun to be offered for sale, our competitive position in this new business is impossible to predict.
Whistle GPS Pet Tracker.   The most popular selling GPS pet tracker is the Whistle GPS Pet Tracker. The tracker attaches to a pet’s collar and monitors activity and behavior. This product is also packaged with a smart phone application that tracks health trends, including vet appointments and medical information, and like a human smart wearable allows the owner to set activity goals for their pet. Whistle was acquired in 2016 by Mars Petcare for an estimated $100 million.
Nuzzle.   Nuzzle pet activity and GPS tracker, like the other competitor products, is a clip-on for a collar. Unlike these other competitors, however, the device can also be mounted on a caller using an included attachment. The product includes built-in temperature sensor thermometers, incorporates geo-fencing, activity monitoring, GPS and cellular conductivity. Unlike many competitors, the Nuzzle does not charge a monthly fee, so the product promises to be a single purchase product.
Garmin Delta Smart Dog Tracker.   The Delta Smart is a cell phone linked smart wearable that allows owners to interact remotely with their pets. The product allows owners to push tone alerts, vibrations, or electrical shocks to provide feedback to their dog. In addition, this product is an activity monitor and keeps track of activity level, resting time, barks and corrections delivered, training and the number of times the pet approached a forbidden zone.
FitBark.   FitBark is a new company that has developed something they consider the equivalent of a FitBit for dogs. Indeed, the FitBark and FitBit can communicate with each other. Like the Whistle, the FitBark attaches to an existing collar.
Tractive GPS.   Tractive allows owners to monitor their pets’ location through an Internet browser or smart phone app. The device is waterproof and relies on GPS and cell phone towers to track location. Like our smart products, the Tractive contains an integrated light; however this is a single light on a clip-on, rather than an integrated lighted collar with multiple LED lights like ours.
Pod 3.   Pod 3 is a lightweight GPS tracker and activity monitor. The current version has Wi-Fi, GPS, 3G cellular coverage and Bluetooth. The Pod 3 is marketed as a general purpose GPS tracker that is usable with pets, rather than a dedicated pet-centric tracker.
Tagg GPS.   Tagg is another wearable that attaches to a pet’s collar. Like the other products, Tagg monitors location and allows owners to set location zones. One feature of the Tagg that is not present on many other devices is a temperature sensor to allow owners to know if a pet is in danger of overheating on a hot day or freezing in cold weather. Tagg was acquired by Whistle in 2015.
Tabcat.   Loc8tor’s Tabcat is a tracking device that operates with radio technology rather than GPS. By picking up the signal from the corresponding tag, the dedicated device tells the owner which direction to go to find their lost pet. Loc8tor says that this method offers greater range and performance than Bluetooth locators and greater accuracy than GPS locators. As the range is 400 feet, this product may be most appropriate for pets that are expected to stay close to the owner.
Pawscout.   The Pawscout attaches to pet collars and provide similar information to a microchip. The accompanying smart phone app allows owners to know if the pet is within a 200 foot radius of any phone or tablet that has the smart phone application installed. If a dog goes missing, it is possible to push a message to all of the other users who have this application installed to get help in finding the missing pet.

Research and Development
Our R&D team has 15 dedicated employees who are focused on product development and design. Quality control has 15 employees and is an important aspect of the teams’ work and ensuring quality at every stage of the process has been a key driver in maintaining and developing brand value for our Company.
We initially signed a cooperation agreement with Aerospace Innotech in 2012, and we have been working with Aerospace Innotech closely to develop our line of smart collars and harnesses. We have also cooperated with Hangsheng Duonisi to develop the cellular technology to allow for two-way communications in these smart collars.
We have been cooperating with Dongguan University of Technology to explore ways to automate our operations and in 2015 upgraded our facilities to serve as a demonstration enterprise for automation. Our cooperation with Dongguan University of Technology has also led to research into third-generation intelligent retractable leashes, which we hope to launch in 2018.
Beginning in 2016, we have been researching and testing new, more ecologically friendly materials, which we hope to use in place of PVC in certain plastic applications.
As a result of these efforts, we became certified as a National High Tech Enterprise by the State Intellectual Property Office in March 2015. This certification entitles us to favorable tax rates of 15%, rather than the unified rate of 25% we would pay if we were not certified.
Our research and development expenses were $208,447 in fiscal 2017 and $193,786 in fiscal 2016, representing 1.0% and 1.2% of our total revenues for 2017 and 2016, respectively. We expect our R&D expenses to continue to increase, as we continue to conduct research and development activities, especially seeking to increase the use of environmentally-friendly materials, and develop more new products to meet customer demands.
Intellectual Property
We use a combination of trade secret, copyright, trademark, patent and other rights to protect our intellectual property and our brand. We have completed registration of 31 patents with the China State Intellectual Property Office. In addition, we have registered seven patents in Germany and one patent in the United States. We have five invention patents, 18 utility patents, nine design patents and seven appearance patents.
We have completed registration of 24 trademarks, with the Trademark Office of the State Administration for Industry & Commerce of the PRC. In addition, we have registered our key trademark for Dogness in Japan, Australia, Korea, Hong Kong, Taiwan and the United States. We have registered all of our patents and trademarks under Dongguan Jiasheng. Our trademarks will expire at various dates between September 8, 2020 and May 13, 2026.
A total of seven patents were initially issued to our founder Mr. Silong Chen in 2010 and are scheduled to expire in 2020. Six of these patents are appearance patents for buckles, collars, leashes and harnesses. One of these patents is a utility patent for our first generation retractable leash. On May 30, 2017, we entered into an exclusive license with Mr. Chen, pursuant to which he has licensed our subsidiary Dongguan Jiasheng to use all of such patents until their expiration.

Our key brands and logos are below:
We have also registered two domains for our internet presence, www.dgjiasheng.cn and dognesspet.com. Each of these domains was registered in December 2016 and is valid for ten years.

Regulations
We are subject to a variety of PRC and foreign laws, rules and regulations across a number of aspects of our business. This section summarizes the principal PRC laws, rules and regulations relevant to our business and operations. Areas in which we are subject to laws, rules and regulations outside of the PRC include intellectual property, competition, taxation, anti-money laundering and anti-corruption.
Laws and Regulations in China Regarding Manufacturing, Producing, and Processing
Laws regulating pet products manufacturing, producing, and processing cover a broad range of subjects, particularly in the area of occupational safety and health. We must comply with all levels of laws and regulations relating to matters such as safe working conditions, manufacturing practices, environmental protection and discharging hazard control. Specifically, the major laws applies to our PRC subsidiaries are as follows:
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Company Law (amended in 2014), governing, among other matters, company registration, existence and business operation;

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Contract Law (1999), governing business practices with all other market participants;

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Labor Contract Law (amended in 2013), governing the relationship between company as an employer and its employees;

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Product Quality Law (amended in 2009), governing the relationship between company as a products provider and consumers in the market.

We believe we are in compliance with these laws and related regulations in all material respects. So far, our business does not belong to special type of industry that requires operation license from government so that we do not need to get special license or approval for our business operation. However, unanticipated changes in existing regulatory requirements or adoption of new requirements may force us to incur more cost to maintain the licenses and failure to do so could materially adversely affect our business, financial condition and results of operations.
Regulation on Product Liability
China’s Product Quality Law was published in 1993 and amended in 2000 and 2009. Under this law, producers and vendors of defective products may incur liability for losses and injuries caused by such products. There are only three conditions by which producers or vendors can have immunity from the defective product liability: 1) the defective products never be put into the market; 2) the defects not exists when the products be put into the market; 3) the exam techniques and skills are not able to find out the defects when the products be put into the market. So far, our products quality is in conformity with the national requirements and we have passed the regulatory agency’s examination and also successfully obtained the certificate of ISO 9001:2015 system.
In addition to Product Quality Law, there are also other Chinese laws that apply to the product liability. Under the Civil Laws of the PRC, which became effective on January 1, 1987 and were amended on August 27, 2009, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability. The Law on the Protection of the Rights and Interests of Consumers (as amended in 2009), which was enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. Although we are highly confident with our product quality, some defective product may not be detected in time by us and accidently put into the market. If so, our defective products cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.
Also, the PRC Tort Law has been effective from July 1, 2010. Under this law, a customer who suffers injury from a defective product can claim damages from either the manufacturer or vendor of the defective device. Pursuant to the PRC Tort Law, where a personal injury is caused by a tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulation on Foreign Exchange Control
In 1996, China published The Foreign Currency Administration Regulations, and late on amended on January 14, 1997 and August 5, 2008. This Regulation has been the major one governing the foreign exchange activities in China. Under this Regulation, the Renminbi is convertible for foreign currency account items, including the distribution of dividends, interest payments and trade and service-related foreign exchange transactions. Conversion of Renminbi into foreign currency for capital account items, such as, loans, investment in securities and repatriation of investments, however, is subject to the registration of the Sate Administration of Foreign Exchange (“SAFE”) or its local counterparts.
In recent years, China has become more open to foreign currency exchange. Individual persons are allowed to buy 50,000 dollars each year, but for companies there are still control policies. Under the Regulation and relevant rules, foreign-invested enterprises may buy, sell and remit foreign currencies at banks authorized to conduct foreign exchange transactions for settlement of currency account transactions after providing valid commercial documents and, in the case of capital account item transactions, only after registration with the SAFE and, as the case may be, other relevant PRC government authorities as required by law.
According to recently passed Administrative Rule “Overseas Investment Regulation” in 2014, capital investments directed outside of China by domestic or foreign-invested enterprises are also subject to restrictions, which include registration filing with Ministry of Commerce, even though another administrative rule passed in February of 2014 by SAFE (“No. 2 Notice”) has made domestic enterprises much easier releasing foreign currency overseas to foreign companies including connected companies.
The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi will be permitted to fluctuate within a band against a basket of certain foreign currencies. We receive a significant portion of our revenue in Renminbi, which is not a freely convertible currency. Under our current structure, our income will be primarily derived from dividend payments from our subsidiaries in China. Even though we may remit the income from China to anywhere we want, the fluctuation of exchange rate may be a disadvantage to us if Renminbi depreciated.
Regulation on Foreign Exchange Registration of Offshore Investment by PRC Residents
In October of 2005, SAFE promulgated a Notification known as “Notification 75”, in which SAFE requires PRC residents to register their direct establishment or indirect control of an offshore entity (referred to in Notice 37 as “special purpose vehicle.”), where such offshore entity are established for the purpose of overseas financing, provided that PRC residents contribute their legally owned assets or equity into such entity. In July of 2014, this Notification was replaced by Notification 37, “Notification on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Returning Investment through Special Purpose Vehicles”, which expanded SAFE oversight scope to include overseas investment registration as well. Meanwhile, Notification 37 also covers more areas such as PRC residents paying capital contribution with overseas assets or equity. Furthermore, Notification 37 requires amendment to the registration where any significant changes with respect to the special purpose vehicle capitalization or structure of the PRC resident itself  (such as capital increase, capital reduction, share transfer or exchange, merger or spin off). Our shareholders including natural persons or legal persons/institutes have been in compliance with such registration.
Regulation on Dividend Distributions
Our PRC subsidiaries, Dongguan Dogness and Dongguan Jiasheng, are wholly foreign-owned enterprises under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include: Corporate Law (1993) as amended in 2005 and 2013; The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000; The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001 and 2014; and the Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).
Under these regulations, wholly foreign-owned and joint venture enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. Our Company’s reserve fund has not yet reached this level. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.
On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% (5% for Hong Kong residents) withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate.
M&A Rules and Regulation on Overseas Listings
On August 8, 2006, six PRC regulatory agencies, Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, Chinese Securities Regulatory Commission (“CSRC”) and SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or so called the M&A Rules. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.
While the application of the M&A Rules remains unclear, our PRC counsel, Yunnan Weizhen Law Firm, have advised us that, based on their understanding of the current PRC laws and regulations as well as the notice announced on September 21, 2006: the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as our offering are subject to the CSRC approval procedures under the M&A Rules; and despite the lack of any definitive rule or interpretation from CSRC, the main purpose of the M&A rule is for national security and national industrial policy and so far none of the Chinese companies that have completed their public listing in the U.S. have obtained such approval; and Our business operations in China do not belong to a prohibited industry by foreign investment; and Our M&A to our Chinese subsidiary companies have all properly registered with local governmental authorizations.
Our PRC counsel also advises us, however, that there is still uncertainty as to how the M&A Rules will be interpreted and implemented. If the CSRC or other PRC regulatory agencies, subsequently determine that CSRC approval was required for this offering, we may need to apply for remedial approval from the CSRC and we may be subject to penalties and administrative sanctions administered by these regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Common Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Common Shares. Consequently, even though our PRC counsel believes the probability for the aforementioned actions is not high, if you engage in market trading or other activities in anticipation of, and prior to, settlement and delivery, you do so at the risk settlement and delivery may not occur.
In addition, if the CSRC later requires that we obtain its approval for this offering, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding the CSRC approval requirements could have a material adverse effect on the trading price of our Class A Common Shares.
Restriction on Foreign Ownership
The principal regulation governing foreign ownership of businesses in the PRC is Guidance Catalogue for Industrial Structure Adjustments (2015 edition), effective as of April 10, 2015 (the “Catalogue”). The

Catalogue classifies the various industries into three categories: encouraged, restricted and prohibited. Our company’s primary industry is the pet products industry. We are not engaged in any activities placing us in the restricted or prohibited categories and so it could be inferred that we are engaged in a permitted industry for foreign investment. Such a designation offers businesses certain advantages. For example, businesses engaged in permitted industries are not subject to restrictions on foreign investment, and, as such, foreigners can own a majority interest in Sino-foreign joint ventures or establish wholly-owned foreign enterprises in the PRC; provided such business has total investment of less than $100 million, are subject to regional (not central) government examination which is generally more efficient and less time-consuming. Our current total investment is less than $100 million.
The National Development and Reform Commission and MOFCOM periodically jointly revise the Foreign Investment Industrial Guidance Catalogue. As such, there is a possibility that our company’s business may fall outside the scope of the definition of a permitted industry in the future. Should this occur, we would no longer benefit from such designation.
On January 19, 2015, China’s Ministry of Commerce issued a draft Foreign Investment Law. The effective date of the official publication of the law is yet unknown. In the draft, foreign investment in China will be classified into three categories: prohibited, restricted, and others. This idea of classification is similar as previously published Catalogue. If the foreign investment falls in the areas that are closely related to national security, then it will be prohibited; if the investment may have some impact on national security but could be controlled through conditions, then it can be done with restrictions or qualifications; if the investment falls outside of those two categories, then it will not need approval from China government to operate in China.
According to the current Catalogue, our company’s business does not fall in any prohibited or restricted industries. If China’s Ministry of Commerce adopts a list as same as the Catalogue along with the draft, the draft will have very limited impact on our business, if any. The probability that our business will be classified as prohibited or restricted industry is very low. However, if China’s Ministry of Commerce adopts a list by which our business is prohibited or restricted, we may face certain restrictions or even be prohibited to conduct business in China.
Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries
China has been very open to foreign direct and indirect investments. An offshore company may invest in a PRC company. Such investment is subject to a series of laws and regulations, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended most recently in September of 2016, and their respective implementing rules. Under these laws and regulations, foreign investments no longer need to be approved by Chinese government, but only need to register the investment with Chinese regulatory agency.
However, Chinese government still has foreign exchange control policy. The money transfer in or out of China is still under tight control. So, shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, Administration Rules on the Settlement, Sale and Payment of Foreign Exchange, and Administration of Foreign Debts Tentative Procedures.
Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.
Employment Laws
In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in December 2012, employers must enter into written labor contracts with full-time employees in order to establish an employment relationship. All employers must pay their employees at least with the local minimum wage standards. All employers are required to establish a work environment of safety and sanitation, strictly abide by state rules and standards, and provide employees with appropriate workplace safety training. In addition, employers are obliged to pay contributions to the social insurance plan and the housing fund plan for employees.
We have entered into employment agreements with all of our full-time employees. We have contributed to the basic and minimum social insurance plan. Due to a high employee turnover rate in our industry, however, it is difficult for us to comply fully with the law. Some of our employees even make a petition to us, voluntarily requiring not participating in the social insurance plan because they do not want us to make deduction on their salaries.
While we believe we have made adequate provision of such outstanding amounts of contributions to such plans in our financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.
PRC Enterprise Income Tax Law and Individual Income Tax Law
In 2007 China published Enterprise Income Tax Law (“EIT Law”) and its Implementation Rule, both of which came into effect since January 1, 2008. Under the EIT Law and its Rule, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The Rule defines “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.
On the other hand, the State Administration of Taxation provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore enterprise is located in China. Simply speaking, the criteria is more focused on substantive rather than format. Pursuant to its Circular 82 of 2009, the criteria to determine “de facto management body” include: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Furthermore, the SAT published Bulletin 45 in September 2011, which provides more guidance on the implementation of the definition and provides for procedures and administration details on determining resident status and administration on post-determination matters.
However, the SAT Circular 82 and Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups rather than those controlled by PRC individuals or foreign individuals. So far there is no further criteria passed yet and no applicable legal precedents either, therefore it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. Under these existing criteria, it is possible that we will be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. If so, it would likely result in unfavorable tax consequences to our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.
Regulations on Intellectual Property
China joined WTO in 2001 and signed the treaty of TRIPS (Agreement on Trade-Related Aspects of Intellectual Property Rights), therefore China’s IP laws are very much close to TRIPS.
Trademarks
Trademarks are protected by the PRC Trademark Law adopted in 1982 and lastly amended in 2013 as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council in 2002 and amended in 2014. The Trademark Office under the State Administration for Industry and Commerce (“SAIC”) handles trademark registrations. Trademarks can be registered for a term of ten years and can be repeatedly extended for another ten-year term at the time of expiry. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. By December of 2016, we have registered 30 trademarks (including 24 trademarks in China), all of which are fully owned and in use by us. According to Chinese Trademark Law, if anyone has a dispute the officially registered trademarks, he can file a petition to the review board of the Trademark Office, requesting a comprehensive review that may result in the revoking the registered trademarks. So far, we have not received any such kind of petition and we strongly believe there will not be such petition because our trademarks are firstly used as well as firstly registered by us.
Patents
Inventions, utility models, and designs with the features of novelty, inventiveness and practical applicability, are three kinds of patent defined and protected under China’s Patent Law. The State Intellectual Property Office is responsible for examining and approving patent applications. Once the application is approved, the applicants can have their patent under Chinese legal protection for a long term since its application date, which is 20 years for invention and ten years for utility models and designs. As of November 29, 2017, we have successfully obtained 39 patents (including 31 in China), which includes five invention patents, 18 utility patents, nine design patents and seven appearance patents.

Our Employees
As of November 29, 2017, we employed a total of 263 full-time and 128 part-time employees. As of June 30, 2017, we employed a total of 268 full-time and 137 part-time employees. As of June 30, 2016, we employed a total of 346 full-time and 31 part-time employees. As of June 30, 2015, we employed a total of 307 full-time and 113 part-time employees. Other than as noted in the table, all employees are full-time employees.
Department	November 29, 2017	June 30, 2017	June 30, 2016	June 30, 2015
Senior Management	12	12	8	10
Human Resources & Administration	27	24	29	25
Finance	12	11	6	6
Research & Development	13	18	16	18
Production & Procurement (full time)	174	183	259	227
Production & Procurement (part time)	128	137	31	113
Sales & Marketing	25	20	22	21
Total	391	405	377	420

All of our total employees are employed in China. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.
We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance and housing funds. In fiscal 2017, we contributed in aggregate approximately $0.2 million to the employee benefit plans and social insurance but did not provide housing funds. In fiscal 2016, we contributed in aggregate approximately $0.2 million to the employee benefit plans and social insurance but did not provide housing funds. In The effect on our liquidity by the payments for these contributions is immaterial. We believe that we are in material compliance with the relevant PRC employment laws.

Description of Property
There is no private land ownership in China. Individuals and entities are permitted to acquire land use rights for specific purposes. The land use rights to the property on which our facilities are situated are held by the parties from which we lease such property.

Company Headquarters

全员参与8S
整理
整顿
清扫
清洁
素养
安全
Production Workshops

Dormitory building

DOGNESS
Company Showroom

At our facility in Dongguan, our company leases the factory building, office building, guard booth, power room and dormitory from Dongguan Dongcheng District Tongsha Huanggongkeng Co-op, an unrelated third party. The total leased area spans 10,292 square meters. The lease commenced May 1, 2009 has been renewed twice; the current expiration date is April 30, 2027. We estimate that the productive capacity of our main factory is 8,500,000 pieces per year, and our current utilization rate is approximately 97%.
Another leased property with an area of 65.1 square meters used as the registered office of Dogness Intelligent Technology (Dongguan) Co., LTD.
Our dyeing workshop, leased from Dongguan Riming Weaving Dyeing Ltd, an unrelated third party, covers 2,100 square meters. The current lease expires on April 30, 2027. Our dyeing workshop is 10 million yards of dyed fabric per month, and we can silkscreen 5 million pieces per month in our silkscreen printing area. We estimate that our total capacity in this workshop is 0.7 million pieces per month for dyeing, 0.6 million pieces per month for silkscreen and heat transfer printing, and our current utilization rate is approximately 95%.
Our woven tape/belt workshop, leased from Chen Qinghai, an unrelated third party, covers 4,439 square meters. The current lease expires on February 28, 2019. Our tape/belt workshop’s 70 weaving machines produce 300,000 yards of ribbon per day, and 10 jacquard machines produce 50,000 yards of fabric daily. We estimate that our total capacity in this workshop is 0.7 million pieces per month, and our current utilization rate is approximately 95%. Because not all pieces need to be dyed or printed, we are able to produce more pieces in our tape/belt workshop than we need to dye or print.
All these properties are leased without any pledge/mortgage as of the date of this prospectus.

Fixed assets at our properties consist of office equipment, buildings, structures, ancillary facilities, and equipment for production of metal, plastic and nylon components of leashes, collars and lanyards, including jacquard machines, injection modeling equipment, die casting machines, dying machines, and computerized sewing machines.
None of our property is affected by any environmental issues that may affect our use of the property.
We plan to devote between 30% (minimum offering) and 33% (maximum offering) of the proceeds from this offering to upgrade our existing properties. We currently lease our factory from a third party, and we may expand our capacity by purchasing a factory. We expect to spend between 26.25% (minimum offering) and 27% (maximum offering) on industrial machines to implement a manufacturing and assembly line for our smart products and to further automate production, assuming customer demand. We plan to begin such projects roughly three months after we complete the offering and receive proceeds in China and expect the projects will take between 15 and 18 months to complete. We cannot assure you that we will be able to complete these government registrations or obtain the relevant approvals on a timely basis, if at all. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the funds in China until remittance is completed, delaying commencement and completion of such projects. If we are unable to complete this offering, then we may be unable to undertake these projects unless we are able to obtain an equivalent amount of financing from other sources, including operating income, private financing or commercial loans. We cannot guarantee that such sources of capital will be available to us on acceptable terms, if at all.

Recent Capital Expenditures and Divestitures
The following table sets forth our principal capital expenditures for the fiscal years ended June 30, 2017 and 2016:
	Year ended June 30,
	2017	2016
Investments in leasehold improvements	$2,614,686	$465,723
Investments in machinery and production equipment	$857,308	$459,047
Investments in automobiles	$35,588	$294,958
Investments in office equipment	$112,930	$—
Total capital expenditures	$3,620,512	$1,219,728

All of these capital expenditures have been made at our facilities in Dongguan City in Guangdong Province. These expenditures were funded by our working capital, including short-term bank loans and non-interest bearing obligations to related parties. All of these capital expenditures have been made at our facilities in Dongguan City in Guangdong Province. These expenditures were funded by our working capital, including short-term bank loans and non-interest bearing obligations to related parties. We made the following expenditures in the period from July 1, 2017 to November 29, 2017:
Investments in machinery and production equipment and leasehold improvement	$0.7 million
Total capital expenditures	$0.7 million

In fiscal 2018, we expect to use approximately $2 million in capital expenditures primarily to update our equipment and leasehold facilities. We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We plan to use the proceeds of this offering to fund these capital expenditures, as described in more detail in “Use of Proceeds.” If we are unable to complete the offering, we plan to fund these capital expenditures through our operating cash flow. If this offering is not completed, our completion of these capital expenditures may be slowed compared to our anticipated timeline to complete such projects.
During the fiscal years ended June 30, 2017 and 2016, we did not have any divestitures (including interests in other companies), and none are currently in process.

Management
The following table provides information regarding our executive officers and directors as of November 29, 2017:
Name	Age	Position(s)
Silong Chen	36	Chief Executive Officer and Chairman of Board of Directors
Yunhao Chen	41	Chief Financial Officer
Minliang Gong	35	Chief Operating Officer
Jiwei Yuan	40	Chief Technology Officer and Member of Board of Directors
Rongtian He	46	Independent Director
Zhiqiang Shao	44	Independent Director
Zhicong Weng	45	Independent Director
The business address of all such senior management and directors is Tongsha Industrial Estate, East District, Dongguan, Guangdong, People’s Republic of China 523217.
Silong Chen
Mr. Chen serves as our Chief Executive Officer and Chairman of our Board of Directors. Mr. Chen founded our Chinese subsidiary in 2003 and has more than 14 years of experience in the pet products industry. Mr. Chen created the brand Dogness in 2008. Since 2017, Mr. Chen has served as the executive director of the Guangdong Province Economic Research Institute. We have chosen Mr. Chen to serve as a director because of his expertise and experience in the pet supply industry.
Yunhao Chen
Dr. Chen serves as our Chief Financial Officer. Prior to joining our company, Dr. Chen served as the CFO for Eland Engineering Inc. since 2014, where she directed and managed the company’s financial reporting and accounting functions. From 1997 to 1999, Dr. Chen was an accountant at China Jinmao Group, Inc. With a Ph.D. in Accounting and an MBA from the University of Minnesota, and a BE degree from University of International Business and Economics of China, Dr. Chen has also been active in the academic area. From 2013 to 2014, she was a Visiting Assistant Professor at University of Miami. From 2007 to 2013, Dr. Chen was an Assistant Professor at Florida International University. From 2011 till present, she has been teaching at Southern Medical University as a Visiting Professor (Healthcare MBA).
We have chosen Dr. Chen as our Chief Financial Officer because of her knowledge and experience with U.S. GAAP and SEC reporting and compliance requirements. She has conducted analyses and research of large amount of formal filings of SEC registrants, with focuses on financial disclosure, capital market anomaly, business valuation, internal control and auditing, corporate tax avoidance, and earnings-returns relation. She presented research results and implications for policy makers at large conferences such as American Accounting Association annual conference and Southern Finance Association annual conference. Dr. Chen also published research results in both accounting and finance journals such as Journal of American Tax Association, Journal of Information System, and Financial Management.
Minliang Gong
Mr. Gong has served as our Chief Operating Officer since May 2010. He joined our company with 11 years of experience in brand marketing management and marketing model design. Mr. Gong worked for Zhongshan Rongshida Kitchen & Bath Appliance Co., Ltd from September 2005 to May 2010, where he specialized in marketing and acted as the Regional Manager and Assistant to General Manager. Mr. Gong graduated from Jiang’xi Agriculture University with a Bachelor degree in Economics.
Jiwei Yuan
Mr. Yuan has been our Chief Technology Officer and director since 2017. Since 2017, he has been the Technical Director at Hangsheng Duonisi (Shenzhen) Smart Technology Co., Ltd where he is responsible for the design and implementation of the smart pets collar (pets social media section). From 2015 to 2017,

Mr. Yuan acted as the Project Manager at Shenzhen Aerospace Innotech Technology Co., Ltd, where he was responsible for the technical documentation of the Smart Collar software platform, the interface definition of PetServer, App Server and PetAdmin, and process plan for the GPS programming, as well as the quality control of the Smart Collar software platform. In 2015, Mr. Yuan was the Project Manager at Shenzhen Qianhai Taoguo Internet Co., Ltd. From 2008 to 2014, he served as Technical Manager at Dongfang Communications Co., Ltd and from 2005 to 2008, he acted as Software Engineer at Shenzhen Hadaxun Communications Technology Co., Ltd. Mr. Yuan graduated from Harbin Institute of Technology in 2005 with a B.A. degree in Computer Science and Technology. Mr. Yuan has five-year experience in developing C language and 4 years’ experience in Java programming and he is familiar with object programming. We have asked Mr. Yuan to serve on our Board of Directors because of his experience in smart wearable technology, which will play an important role in the future of our company.
Rongtian He
Mr. He has been our independent director since 2017. Since September 2015, Mr. He has been the chairman of Guangfa Nest Investment Management Co., Ltd. From 2006 to 2015, he was at Guangfa Securities Co., Ltd as the Department Manager. From 2004 to 2006, Mr. He worked at Guangfa Securities Co., Ltd as the Deputy manager of the Fixed Income Department. Mr. He acted as Deputy Dean of Economics Department of Fujian Normal University from 1999 to 2001. Mr. He acts as the Executive Director with China National Debt Association and is a member of China Securities Industry Association Fixed Income Expert Committee. In 2003, Mr. He received a post-graduate degree in Applied Economics from Beijing University. From 1997 to 1998, he studied at University of Ulster, Great Britain. In 1995, he received his M.A. degree from Fujian Normal University and in 1999 he received his Ph.D. degree from the same university. Mr. He has published many papers and writings through the years including “On Industrial Technology Progress” and “Discussion On The Correspondence Operation Of Investment Bank Risk.” We have chosen Mr. He to serve on our Board of Directors because we believe we will benefit from his experience in finance and securities.
Zhiqiang Shao
Mr. Shao has been an independent director since 2017. Since May 2015, Mr. Shao has been the Vice Risk Control Officer in Paisheng Technology Group Co., Ltd, where he is responsible for implementing the company’s corporate risk control strategy. From March 2010 through April 2015, Mr. Shao was the Financial and Risk Control Director at Dongguan Xiangbang Credit Guarantee Ltd. From November 2006 through February 2010, Mr. Shao was the Financial and Risk Control Manager at China Zhongkezhi Guarantee Group Co., Ltd, Dongguan Branch. From July 1996 to October 2006, Mr. Shao worked as the Financial Manager for Huiyang Wanli Plastic Products Co.,Ltd/Dongguan Wanjia Toys Co., Ltd. In July 1996, he graduated from a three-year college in Accounting, Shanghai Lixin Institute of Accounting and Finance (formerly Shanghai Lixin College of Accounting), and earned his Bachelor in Financial Management from South China Normal University in May 2017.
Zhicong Weng
Mr. Weng has been one of our independent directors since 2017. Since 2016, he has been the Executive Director at Guangzhou Zhongjing Duonisi Industrial Co., Ltd. and the Chairman of the board of Shenzhen Juhe Touzi Co., Ltd. Since 2014, Mr. Weng has been the chairman of the board of Shenzhen Zhouliufu Jewelry Culture Communication Co. Ltd. Since 2012, he has been the chairman of the board of Shenzhen Jindaxiang Jewelry Co., Ltd. Since 2006, he has been serving as the chairman of the board of Guangzhou Jindaxiang Jewelry Co., Ltd. Mr. Weng serves as the President of Putian City Education Foundation and the Honorary President of Shenzhen Putian Chamber of Commerce. Mr. Weng graduated in 2015 from Huazhong Normal University’s two- years’ Business Administration program. In 2011, he received a Certificate of Completion of EMBA study at Zhongshan University, School of Management. Mr. Weng received a three-year college diploma from Jimei University in 1996. We believe Mr. Weng’s experience in management at a variety of companies in China make him a qualified member of our Board of Directors.
Election of Officers
Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no familial relationships among any members of the executive officers.

Board of Directors and Board Committees
Our Board of Directors currently consists of five (5) directors. We expect that all current directors will continue to serve after this offering. A majority of our directors (namely, Messers He, Weng and Shao) are independent, as such term is defined by the Nasdaq Global Market.
A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.
Mr. Silong Chen currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Chen simply holds both positions at this time. We do not have a lead independent director, and we do not anticipate having a lead independent director because we will encourage our independent directors to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a relatively small company in the process of listing on a public exchange. Our Board of Directors plays a key role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.
Board Committees
We have established three standing committees under the board: the audit committee, the compensation committee and the nominating committee. Each committee has three members, and each member is independent, as such term is defined by the Nasdaq Global Market. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers and has authority to make grants under our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.
The members of the audit committee, the compensation committee and the nominating committee are set forth below. All such members qualify as independent under the rules of the Nasdaq Global Market.
Director Name	Audit Committee	Compensation Committee	Nominating Committee
Zhiqiang Shao	(1)(2)(3)	(1)	(1)
Zhicong Weng	(1)	(1)(2)	(1)
Rongtian He	(1)	(1)	(1)(2)

(1)
Committee member

(2)
Committee chair

(3)
Audit committee financial expert

Duties of Directors
Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.
The functions and powers of our board of directors include, among others:
•
appointing officers and determining the term of office of the officers;

•
authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

•
exercising the borrowing powers of the company and mortgaging the property of the company;

•
executing checks, promissory notes and other negotiable instruments on behalf of the company; and

•
maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Interested Transactions
A director may vote, attend a board meeting or, presuming that the director is an officer and that it has been approved, sign a document on our behalf with respect to any contract or transaction in which he or she is interested. We require directors to promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.
Compensation and Borrowing
The directors may receive such remuneration as our board of directors may determine or change from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.
Qualification
A majority of our Board of Directors is required to be independent. There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting, and this has not been so fixed as of the date of this prospectus. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.
Director Compensation
All directors hold office until the next annual meeting of shareholders at which they are re-elected and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors will be entitled to receive such remuneration as our board of directors may determine or change from time to time for serving as directors and may receive incentive option grants from our company. In addition, each non-employee director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director.

Limitation of Director and Officer Liability
Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.
We may indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.
We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our Memorandum and Articles of Association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics applicable to our directors, officers and employees in connection with our application to list on the Nasdaq Global Market. Our Code of Business Conduct and Ethics requires us to comply with applicable laws, regulations and rules; keep accurate corporate records; avoid conflicts of interest; maintain corporate confidentiality; refrain from insider trading, corruption, harrassment and other inappropriate behavior; and encourage reporting of any known or suspected violations without fear of reprisal.

Executive Compensation
We have recently established a compensation committee, which is responsible for approving our salary and benefit policies. Prior to establishment of the compensation committee, our board of directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. In the future, each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.
Neither our board of directors nor our compensation committee has adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The compensation committee will make an independent evaluation of appropriate compensation to key employees, with input from management. The compensation committee has oversight of executive compensation plans, policies and programs.
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the year ended June 30, 2017 and 2016.
We do not separately set aside any amounts for pensions, retirement or other benefits for our executive officers, other than pursuant to relevant statutory requirements. In China, pension insurance is one category of social insurance. The amount of social insurance under “All Other Compensation” in the following summary compensation table includes the pension insurance that we have paid. Specifically, in 2017 and 2016, the pension insurance we paid for Mr. Chen was $860 and $595, respectively. We paid no pension insurance on Dr. Chen’s behalf in 2017 or 2016.
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	All Other Compensation	Total
Silong Chen(1)	2017	$13,946	—	—	$860	$14,806
Chief Executive Officer	2016	9,910	—	—	595	10,505
Yunhao Chen(2)	2017	10,000	—	—	—	10,000
Chief Financial Officer	2016	—	—	—	—	—

(1)
In addition to salary paid to Mr. Chen, we declared and paid dividends to Mr. Chen as a shareholder. Such amounts were declared and paid after fiscal 2016 and in any event were paid to Mr. Chen as a shareholder and not as an officer or director of our Company, so such amounts are not presented in this table.

(2)
Yunhao Chen, our Chief Financial Officer, joined our company in May 2017 and did not receive any compensation in fiscal 2016.

Employment Agreements
In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in 2012, employers must execute written labor contracts with full-time employees of the Chinese entity in order to establish an employment relationship.
In China, all employers must compensate their employees equal to at least the local minimum wage standards. Our employees are all entitled to receive payment of at least RMB 1,510 per month and RMB 8.68 per hour, with overtime calculated at 1.5 times normal rate for weekday overtime, 2 times normal rate for weekends and 3 times normal rate for holidays. Our employment agreements typically begin with a one month trial period.

All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees. Accordingly, all of our employees, including management, have executed their employment agreements. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. We believe our labor relationships are good.
Our employment agreements with our executive officers generally provide for a salary to be paid monthly. The agreements also provide that executive officers are to work full time for our company and are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and our internal work policies. The employment agreements also provide that we will pay for all mandatory social insurance programs for our executive officers in accordance with PRC regulations. In addition, our employment agreements with our executive officers prevent them from rendering services for our competitors for so long as they are employed.
Other than the salary, bonuses, equity grants and necessary social benefits required by the government, which are defined in the employment agreements, we currently do not provide other benefits to the officers. Our executive officers are not entitled to severance payments upon the termination of their employment agreement or following a change in control. We are not aware of any arrangement that may at a subsequent date, result in a change of control of our company.
We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.
Under Chinese law, we may terminate an employment agreement without penalty by providing the employee thirty days’ prior written notice or one month’s wages in lieu of notice if the employee is incompetent or remains incompetent after training or adjustment of the employee’s position in other limited cases. If we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.
Silong Chen
Prior to commencing our initial public offering, we did not have a written employment agreement with our Chief Executive Officer, Mr. Silong Chen, who substantially controlled the operations of our business. On May 28, 2017, we entered a written employment agreement with Mr. Chen.
Under the terms of Mr. Chen’s employment agreement, he is entitled to base compensation of  $10,000 per month. Mr. Chen will receive options to purchase 360,000 Class A Common Shares for a purchase price of $1.50 per share, which options will vest monthly at a rate of 10,000 per month for the next three years following the completion of this offering, with the first tranche vesting one month after completion of this offering.
Mr. Chen’s employment agreement has no expiration date but may be terminated immediately for cause or at any time by either party upon presentation of 30 days’ prior notice in the event he is unable to perform assigned tasks or the parties are unable to agree to changes to his employment agreement.
Yunhao Chen
Effective May 28, 2017, we entered a written employment agreement with Dr. Chen to serve as our Chief Financial Officer. Under the terms of Dr. Chen’s employment agreement, she will be entitled to base compensation of  $10,000 per month through December 31, 2017. Beginning in January 2018, Dr. Chen’s salary will be $150,000 per year. Effective as of the closing of this offering, Dr. Chen will receive options to purchase 120,000 Class A Common Shares for a purchase price of  $1.50 per share, which options will vest monthly at a rate of 5,000 per month for the next two years following the completion of this offering, with the first tranche vesting one month after completion of this offering.

Dr. Chen’s employment agreement will be for a term of two years and may be terminated immediately for cause or at any time by either party upon presentation of 30 days’ prior notice in the event she is unable to perform assigned tasks or the parties are unable to agree to changes to her employment agreement.
Director Compensation — Fiscal 2016
The following section presents information regarding the compensation paid during fiscal 2016 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). As of June 30, 2016, we had one (1) director, Mr. Silong Chen, who is also our Chief Executive Officer.
Since June 30, 2016, we have appointed four more directors to our Board of Directors: our Chief Technology Officer, Mr. Jiwei Yuan, and three (3) Non-Employee Directors: Messers He, Weng and Shao. None of the Non-Employee Directors received any compensation in 2016, and Mr. Yuan did not receive any compensation other than as an employee of our company.
Non-Employee Directors
Historically, we have not paid our directors for acting as such, as our only director prior to 2017 was our Chief Executive Officer. Upon completion of this offering, we plan to pay our independent directors an annual cash retainer of to be determined from time to time by our board of directors. We may also provide stock option equity-based incentives to our directors for their service. We also plan to reimburse our directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. Pursuant to our service agreements with our directors, neither we nor our subsidiaries will provide benefits to directors upon termination of employment. We did not have any Non-Employee Directors in 2015 and 2016, and compensation for our employee director is fully reflected in the above Summary Compensation Table.

Related Party Transactions
In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since January 1, 2015, to which we have been a participant, in which the amount involved in the transactions is material to us or the related party.
Our Chief Executive Officer, his parents and Fujian Zhangzhou Metal Products Co., Ltd, a related party, have pledged land use rights and forest land and he and his parents have signed maximum guarantee agreements to facilitate our company’s ability to obtain bank loans. As of June 30, 2017 and 2016, the amount of such loans in aggregate was approximately $5.9 million and $8.6 million, respectively.
In addition, Mr. Silong Chen, our Chief Executive Officer, has periodically provided non-interest bearing working capital loans to support our Company’s operations when needed. As of November 29, 2017, June 30, 2017 and June 30, 2016, the balance due to Mr. Chen was approximately $2.4 million, $1.3 million and $0.6 million, respectively. Such loans do not bear interest and are due on demand.
Future Related Party Transactions
After completion of this Offering, the Corporate Governance Committee of our Board of Directors (which we will establish and which will consist solely of independent directors) must approve all related party transactions. All related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

Principal Shareholders
The following table sets forth information with respect to beneficial ownership of our Common Shares as of November 29, 2017 by:
•
Each person who is known by us to beneficially own 5% or more of our outstanding Common Shares;

•
Each of our directors and named executive officers; and

•
All directors and named executive officers as a group.

The number and percentage of Common Shares beneficially owned before the offering are based on 15,000,000 Common Shares outstanding as of November 29, 2017. The number and percentage of Common Shares beneficially owned after the offering are based on 23,000,000 or 25,000,000 Common Shares outstanding following the sale of 8,000,000 or 10,000,000 Class A Common Shares, in the case of a minimum or maximum offering, respectively. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Common Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person listed below and the percentage ownership of such person, Common Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of November 29, 2017 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Common Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Tongsha Industrial Estate, East District, Dongguan, Guangdong, People’s Republic of China 523217. As of the date of the Prospectus, we have ten (10) shareholders of record. None of our Common Shares is held in the United States, and none of our shareholders is located in the United States. We will be required to have at least 300 shareholders at closing in order to satisfy Nasdaq listing standards.
			Minimum Offering			Maximum Offering
	Shares Beneficially Owned Before Offering(1)		Shares Beneficially Owned After Offering		Percent of Total Voting Power After Offering(2)	Shares Beneficially Owned After Offering		Percent of Total Voting Power After Offering(3)
	Number	Percent	Number	Percent		Number	Percent
Named Executive Officers and Directors:
Silong Chen(4)	9,069,000	60.46%	9,069,000	39.4%	66.1%	9,069,000	36.3%	63.1%
Rongtian He(5)	0	0%	0	0%	0%	0	0%	0%
Jiwei Yuan	0	0%	0	0%	0%	0	0%	0%
Zhiqiang Shao	0	0%	0	0%	0%	0	0%	0%
Zhicong Weng	0	0%	0	0%	0%	0	0%	0%
Yunhao Chen	0	0%	0	0%	0%	0	0%	0%
5% or Greater Shareholders
Fine victory holding company Limited(4)	9,069,000	60.46%	9,069,000	39.4%	66.1%	9,069,000	36.3%	63.1%
Shenzhen Jinhongtai Equity Investment Fund Management Co., Ltd(6)	2,250,000	15.00%	2,250,000	9.8%	5.5%	2,250,000	9.0%	5.2%
Hong Kong Zhongjing Holding Group Co., Ltd(7)	1,200,000	8.00%	1,200,000	5.2%	2.9%	1,200,000	4.8%	2.8%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Shares. All shares represent only Class A and Class B Common Shares held by shareholders as no options are issued or outstanding.

(2)
Assumes completion of the minimum offering. Class A Common Shares have one vote per share. Class B Common Shares have three votes per share.

(3)
Assumes completion of the maximum offering. Class A Common Shares have one vote per share. Class B Common Shares have three votes per share.

(4)
Consists of 9,069,000 Class B Common Shares held by Fine victory holding company Limited, of which Silong Chen may be deemed to have voting and dispositive power. Due to his ownership of a majority of all outstanding Common Shares and the fact that his shares are the only outstanding Class B Common Shares (which have three votes per share rather than one vote like Class A Common Shares), Mr. Silong Chen effectively controls Dogness. As noted elsewhere, Mr. Chen’s percentage beneficial ownership of Dogness has decreased from 100% to approximately 60.46% during the last three years by virtue of his sale, in the aggregate, of 5,931,000 Common Shares to nine (9) unrelated investors.

(5)
Guangfa Nest (Hong Kong) Investment Management Co., Ltd, holds 450,000 Class A Common Shares of our Company. Rongtian He serves as Chairman of Guangfa Nest Investment Management Co., Ltd. but disclaims voting and dispositive power over such shares.

(6)
Consists of 2,250,000 Class A Common Shares held by Shenzhen Jinhongtai Equity Investment Fund Management Co., Ltd, of which Lizhen Tan may be deemed to have voting and dispositive power. These shares were purchased in the last three years from Mr. Silong Chen.

(7)
Consists of 1,200,000 Class A Common Shares held by Hong Kong Zhongjing Holding Group Co., Ltd, of which Hong Kong Zhongjing Holding Group Co., Ltd may be deemed to have voting and dispositive power. These shares were purchased in the last three years from Mr. Silong Chen.

Description of Share Capital
Dogness is a British Virgin Islands company limited by shares and our affairs are governed by our Memorandum and Articles of Association, and the BVI Business Companies Act, 2004. We were registered and filed as No. 1918432. As set forth in article 5 of our Memorandum of Association, the objects for which our Company is established are unrestricted.
As of the date of this prospectus, we have authorized 100,000,000 Common Shares, of  $0.002 par value per share, of which 15,000,000 Common Shares are issued and outstanding. Our Common Shares consist of (a) 90,931,000 authorized Class A Common shares, of which 5,931,000 Class A Common Shares are issued and outstanding, (b) 9,069,000 authorized Class B Common Shares, all of which are issued and outstanding.
Upon the completion of this offering, we will have 23,000,000 Common Shares issued and outstanding if we complete the minimum offering or up to 25,000,000 Common Shares issued and outstanding if we complete the maximum offering. In the opinion of our BVI legal counsel, Kaufman & Canoles, P.C., all of our Common Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.
The following are summaries of the material provisions of our Memorandum and Articles of Association that will be in force at the time of the closing of this offering, insofar as they relate to the material terms of our Common Shares. The forms of our Memorandum and Articles of Association are filed as exhibits to the registration statement of which this prospectus is a part.
Options
Incentive Securities Pool
We intend to establish a pool for shares and options for our employees following the completion of this offering. This pool will contain shares and options to purchase our Class A Common Shares equal to ten percent (10%) of the number of Common Shares (including both Class A and B Common Shares) issued and outstanding at the conclusion of this offering. Assuming we complete the maximum offering, this pool will contain shares and options to purchase 2,500,000 of our Class A Common Shares subject to outstanding share options or reserved for issuance under our share incentive plan. Subject to approval by the Compensation Committee of our Board of Directors, we may grant options in any percentage determined for a particular grant. We may grant the award of options to existing employees, officers and consultants. We may also grant the award of restricted stock as a hiring incentive to employees, officers and directors and to non-employee directors on an ongoing basis.
Unless otherwise provided in the grant, any options granted will vest at a rate of one third (1/3) per year for three (3) years and have a per share exercise price equal to the fair market value of one of our Common Shares on the date of grant. Notwithstanding the foregoing, we have granted options to purchase an aggregate of 480,000 Class A Common Shares that vest within two or three years and are exercisable at a purchase price of  $1.50 per share. We may grant options under this pool to certain other employees as of the closing of this offering. Any options granted as of the closing of this offering will have an exercise price per Class A Common Share equal to the offering price. We have not yet determined the recipients of any such grants.
Common Shares
General
All of our outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their Common Shares. Our Memorandum and Articles of Association do not permit us to issue bearer shares.
At the completion of this offering, there will be (a) 9,069,000 Class B Common shares and (b) between 13,931,000 (minimum offering) and 15,931,000 (maximum offering) Class A Common Shares issued and outstanding held by at least 300 shareholders and beneficial owners, which is the minimum requirement by The Nasdaq Stock Exchange.

Distributions
The holders of our Class A and Class B Common Shares are entitled to an equal share in such dividends or distributions as may be declared by our board of directors subject to the BVI Business Companies Act.
Conversion of Class B Common Shares
Class B Common Shares may be converted at the request of the shareholder into an equal number of Class A Common Shares at any time. Class A Common Shares are not convertible into Class B Common Shares. In addition, Class B Common Shares automatically and immediately convert into the same number of Class A Common Shares upon any direct or indirect sale, transfer, assignment or disposition. In the event Silong Chen directly or indirectly owns less than 453,450 Class B Common Shares, all remaining Class B Common Shares will automatically be converted into Class A Common Shares.
Voting
Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing. At each general meeting, each Class A Holder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Common Share which such shareholder holds and each Class B Holder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have three votes for each Class B Common Share which such shareholder holds.
Listing
We have applied to list our Class A Common Shares on the Nasdaq Global Market under the symbol “DOGZ.” We have no guarantee this application will be approved but will not complete this offering unless our Class A Common Shares will be listed upon completion of the IPO.
Transfer agent and registrar
The transfer agent and registrar for the Class A Common Shares is Island Capital Management, LLC, doing business as “Island Stock Transfer”, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760. Island Stock Transfer is affiliated with Spartan Securities Group, Ltd., as both entities are owned by the same holding company, Connect X Capital Markets LLC.
Election of directors
Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.
Meetings
We must provide written notice of all meetings of shareholders, stating the time, place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a special meeting upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a special meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The management of us is entrusted to our board of directors, who will make corporate decisions by board resolution. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A 3 days’ notice of a meeting of directors must be given. At any meeting of directors, a quorum will be present if half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. If a quorum is not present, the meeting will be dissolved. If a quorum is present, votes of half of present directors are required to pass a resolution of directors.
As few as one-third of our outstanding shares may be sufficient to hold a shareholder meeting. Although our Memorandum and Articles of Association require that holders of at least one-half of our outstanding shares appear in person or by proxy to hold a shareholder meeting, to the extent we fail to have quorum on this initial meeting date, we will reschedule the meeting for the next week, at which second meeting the holders of one-third or more of our outstanding shares will constitute a quorum. As mentioned, at the initial date set for any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-half of the issued Common Shares entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholder. If within thirty minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next week in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.
A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.
Protection of minority shareholders
We would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.
Pre-emptive rights
There are no pre-emptive rights applicable to the issue by us of new Common Shares under either British Virgin Islands law or our Memorandum and Articles of Association.
Transfer of Common Shares
Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her Common Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Common Share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a Common Share unless: (a) the person transferring the shares has failed to pay any amount due in respect of any of those shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation
If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Business Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.
Calls on Common Shares and forfeiture of Common Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Common Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Common Shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of Common Shares
Subject to the provisions of the BVI Business Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Business Companies Act, the SEC, the Nasdaq Global Market, or by any recognized stock exchange on which our securities are listed.
Modifications of rights
All or any of the special rights attached to any class of shares may, subject to the provisions of the BVI Business Companies Act, be amended only pursuant to a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the shares of that class.
Changes in the number of shares we are authorized to issue and those in issue
We may from time to time by resolution of our board of directors:
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amend our Memorandum of Association to increase or decrease the maximum number of shares we are authorized to issue;

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subject to our Memorandum, divide our authorized and issued shares into a larger number of shares; and

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subject to our Memorandum, combine our authorized and issued shares into a smaller number of shares.

Untraceable shareholders
We are entitled to sell any shares of a shareholder who is untraceable, provided that:
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all checks or warrants in respect of dividends of these shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of twelve years prior to the publication of the notice and during the three months referred to in the third bullet point below;

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we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to these shares by death, bankruptcy or operation of law; and

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we have caused a notice to be published in newspapers in the manner stipulated by our Memorandum and Articles of Association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such notice.

The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to the net proceeds.
Inspection of books and records
Under British Virgin Islands Law, holders of our Common Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”
Rights of non-resident or foreign shareholders
There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.
Issuance of additional Common Shares
Our Memorandum and Articles of Association authorizes our board of directors to issue additional Common Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.
Differences in corporate law
The BVI Business Companies Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and similar arrangements
Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Business Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.
While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.
A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.
Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.
The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.
After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.
A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.
A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Business Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.
Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.
Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.
Shareholders’ suits
There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:
Prejudiced members
A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Business Companies Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Business Companies Act or our Memorandum and Articles of Association be set aside.

Derivative actions
Section 184C of the BVI Business Companies Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.
Just and equitable winding up
In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi partnership and trust and confidence between the partners has broken down.
Indemnification of directors and executive officers and limitation of liability
British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:
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is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

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is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-takeover provisions in our Memorandum and Articles of Association
Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.
Directors’ fiduciary duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Business Companies Act or our Memorandum and Articles of Association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.
Shareholder action by written consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Our Memorandum and Articles of Association permit shareholders to act by written consent.
Shareholder proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.
Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with cause, by a resolution of shareholders or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.
Dissolution; winding up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Business Companies Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.
Variation of rights of shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.
Amendment of governing documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
Our exposure to interest rate risk primarily relates to excess cash invested in short-term instruments with original maturities of less than a year and long-term held-to-maturity securities with maturities of greater than a year. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates, or we may suffer losses in principal if we have to sell securities that have declined in market value due to changes in interest rates. We have not been, and do not expect to be, exposed to material interest rate risks, and therefore have not used any derivative financial instruments to manage our interest risk exposure.
In the year ended June 30, 2017, we had approximately $6 million in outstanding bank loans, with interest rates ranging between 5.66% and 6.53%. In the year ended June 30, 2016, we had approximately $6 million in outstanding bank loans, with interest rates ranging between 6.31% and 6.53%.
As of June 30, 2017, if interest rates increased/decreased by 1 percentage point, with all other variables having remained constant, and assuming the amount of bank borrowings outstanding at the end of the year was outstanding for the entire year, profit attributable to equity owners of our company would have been approximately RMB 0.4 million ($58,000) lower/higher, respectively, mainly as a result of interest expense on our bank loans.
As of June 30, 2016, if interest rates increased/decreased by 1 percentage point, with all other variables having remained constant, and assuming the amount of bank borrowings outstanding at the end of the year was outstanding for the entire year, profit attributable to equity owners of our company would have been approximately RMB 0.4 million ($62,000) lower/higher, respectively, mainly as a result of interest expense on our bank loans.
We had no short-term investments and long-term held-to-maturity investments as of June 30, 2017.
Foreign Exchange Risk
Our functional currency is the RMB, and our financial statements are presented in U.S. dollars. The RMB depreciated by 0.8% against the U.S. dollar in fiscal year 2015 and depreciated by 7.2% in fiscal year 2016 and further depreciated by 2.0% in fiscal 2017. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying change in our business or results of operation. The negative impact attributable to changes in revenue and expenses due to foreign currency translation are summarized as follows.
	Year Ended June 30, 2017	Year Ended June 30, 2016
Impact on revenue	$105,858	$(488,899)
Impact on operating expenses	$12,627	$(58,182)
Impact on net income	$24,729	$(105,813)
Currently, our assets, liabilities, revenues and costs are denominated in RMB and in U.S. dollars, and our offering proceeds will be denominated in U.S. dollars. Our exposure to foreign exchange risk will primarily relate to those financial assets denominated in U.S. dollars. Any significant revaluation of RMB against U.S. dollars may materially affect our earnings and financial position, and the value of, and any dividends payable on, our Common Shares in U.S. dollars in the future. See “Risk Factors — Risks Related to Doing Business in China — Fluctuations in exchange rates could adversely affect our business and the value of our securities.”
Commodity Risk
As a developer and manufacturer of products composed largely of plastic, nylon and metal, our Company is exposed to the risk of an increase in the price of raw materials. We historically have been able to pass on price increases to customers by virtue of pricing terms that vary with changes in commodity prices, but we have not entered into any contract to hedge any specific commodity risk. Moreover, our Company does not purchase or trade on commodity instruments or positions; instead, it purchases commodities for use.

Shares Eligible for Future Sale
Before our initial public offering, there has not been a public market for our Common Shares. Future sales of substantial amounts of shares of our Common Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future.
The 15,000,000 Common Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.
Rule 144
In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.
In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:
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1% of the number of Common Shares then outstanding, which will equal 230,000 shares immediately after our initial public offering if we complete the minimum offering, or 250,000 shares immediately after our initial public offering if we complete the maximum offering, or

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the average weekly trading volume of the Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 701
In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory shares or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.
Registration on Form S-8
We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to 2,500,000 of our Class A Common Shares subject to outstanding stock options or reserved for issuance under our share incentive plan, such amount being equal to ten percent (10%) of the number of Common Shares issued and outstanding after the closing of the offering. This registration will permit the resale of these Common Shares by nonaffiliates in the public market without restriction under the Securities Act. Class A Common Shares registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have issued options to purchase 480,000 of our Common Shares. Such options vest within two or three years after grant and are exercisable at a purchase price of  $1.50 per share.

Lock-up Agreements
Shareholders who hold, in aggregate 72.2% of our Class A Common Shares and 100% of our Class B Common Shares, including all of our officers and directors, will enter into lock-up agreements with the underwriters prior to the commencement of this offering. Such shareholders currently hold 89% of our shares in total. For more details about the lock-up agreements, see “Plan of Distribution — Lock-Up Agreements.”
Summary of Shares Available for Future Sale
The following table summarizes the total shares potentially available for future sale. Prior to the offering, 15,000,000 shares are outstanding, of which 11,319,000 shares are held by affiliates. Of the currently outstanding Common Shares, 4,281,000 Class A Common Shares and 9,069,000 Class B Common Shares are subject to lock-up agreements.
To the extent we complete an offering between the minimum and maximum offering, the below tables will be adjusted proportionately as to numbers of shares available for sale (as to Underwriter Warrant shares) and dates on which such shares may be sold (as to currently outstanding shares).
Common Shares to be Outstanding at Completion of Offering: 23,000,000 shares if we complete the minimum offering or up to 25,000,000 shares if we complete the maximum offering
Shares	Date Available for Sale
Currently Outstanding Class A Common Shares Subject to Lock-Up Agreements: 831,000 shares	After the later of (a) six (6) months following the closing of this offering or (b) the filing by our Company of the first Form 20-F or half-year financial statements following the closing of this offering.
Currently Outstanding Class A Common Shares Subject to Lock-Up Agreements: 1,200,000 shares	After the later of (a) nine (9) months following the shares closing of this offering or (b) the filing by our Company of the first Form 20-F or half-year financial statements following the closing of this offering
Currently Outstanding Class A Common Shares Subject to Lock-Up Agreements: 2,250,000 shares	After the later of (a) twelve (12) months following the shares closing of this offering or (b) the filing by our Company of the first Form 20-F or half-year financial statements following the closing of this offering
Currently Outstanding Class B Common Shares Subject to Lock-Up Agreements: 9,069,000 shares	After the later of (a) twelve (12) months following the closing of this offering or (b) the filing by our Company of the first Form 20-F or half-year financial statements following the closing of this offering
Currently Outstanding Class A Common Shares Not Subject to Lock-Up Agreement: 1,650,000 shares	After the date of this prospectus, these shares will be tradable in accordance with Rule 144.
Class A Common Shares Offered in this Offering: Up to 10,000,000 shares	After the date of this prospectus, these shares will be freely tradable.
Class A Common Shares in Incentive Securities Pool: up to 2,500,000 shares if we complete the maximum offering	After grant and assuming the filing of a registration statement on Form S-8, from vesting dates through expiration of grants.
Class A Common Shares underlying the Underwriter Warrants: up to 500,000 shares if we complete the maximum offering	After exercise of the Underwriter Warrants, these shares will be tradable in accordance with Rule 144.
Shares Approved for Issuance but Not Yet Outstanding: up to 13,000,000 Class A Common Shares, including IPO shares, shares underlying underwriter Warrants and shares in Incentive Securities Pool

Material Tax Consequences Applicable to U.S. Holders of
Our Common Shares
The following sets forth the material British Virgin Islands, Chinese and U.S. federal income tax consequences related to an investment in our Class A Common Shares. It is directed to U.S. Holders (as defined below) of our Class A Common Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Class A Common Shares, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kaufman & Canoles, P.C., our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Yunnan Weizhen Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of Chinese tax law.
The following brief description applies only to U.S. Holders (defined below) that hold Class A Common Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.
The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.
Generally
Dogness is a tax-exempt company incorporated in the British Virgin Islands. HK Dogness and HK Jiasheng are subject to Hong Kong profits tax rates. Dongguan Dogness and Dongguan Jiasheng are governed by PRC laws.
Our company pays PRC enterprise income taxes, value added taxes and business taxes in China for revenues from Dongguan Dogness and Dongguan Jiasheng. The Business Tax has been incorporated into VAT since May 1st of 2016. British Virgin Islands tax laws apply to Dogness.
People’s Republic of China Enterprise Taxation
The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”
PRC enterprise income tax is calculated based on taxable income determined under PRC accounting principles. The Enterprise Income Tax Law (the “EIT Law”), effective as of January 1, 2008, enterprises pay a unified income tax rate of 25% and unified tax deduction standards are applied equally to both domestic-invested enterprises and foreign-invested enterprises. Under the EIT Law, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and will normally be subject to the enterprise income tax at the rate of 25% on its global income. If the

PRC tax authorities subsequently determine that we, HK Jiasheng, HK Dogness or any future non-PRC subsidiary should be classified as a PRC resident enterprise, then such entity’s global income will be subject to PRC income tax at a tax rate of 25%. In addition, under the EIT Law, payments from HK Jiasheng or HK Dogness to us may be subject to a withholding tax. The EIT Law currently provides for a withholding tax rate of 20%. If Dogness, HK Jiasheng or HK Dogness is deemed to be a non-resident enterprise, then it will be subject to a withholding tax at the rate of 10% on any dividends paid by its Chinese subsidiaries to such entity. In practice, the tax authorities typically impose the withholding tax rate of 10% rate, as prescribed in the implementation regulations; however, there can be no guarantee that this practice will continue as more guidance is provided by relevant government authorities. We are actively monitoring the proposed withholding tax and are evaluating appropriate organizational changes to minimize the corresponding tax impact.
According to the Sino-U.S. Tax Treaty which was effective on January 1, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and credited by the other nation, but for the dividend that is generated in China and distributed to foreigner in other nations, a rate 10% tax will be charged.
Our company will have to withhold that tax when we are distributing dividends to our foreign investors. If we do not fulfill this duty, we will receive a fine up to five times of the amount we are supposed to pay as tax or other administrative penalties from government. The worst case could be criminal charge of tax evasion to responsible persons. The criminal penalty for this offense depends on the tax amount the offender evaded, and the maximum penalty will be 3 – 7 years imprisonment plus fine.
PRC Value Added Tax
Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.
PRC Business Tax
Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles. However, since May 1, 2016, the Business Tax has been incorporated into Value Added Tax in China, which means there will be no more Business Tax and accordingly some business operations previously taxed in the name of Business Tax will be taxed in the manner of VAT thereafter. In general, this newly implemented policy is intended to relieve many companies from heavy taxes under currently slowing down economy. In the case of our Chinese subsidiaries, Dongguan Dogness and Dongguan Jiasheng, even though the VAT rate is 17%, with the deductibles the company may get in the business process, it will bear less burden than previous Business Tax.
British Virgin Islands Taxation
Under the BVI Business Companies Act as currently in effect, a holder of Common Shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the Common Shares and all holders of Common Shares are not liable to the British Virgin Islands for income tax on gains realized during that year on sale or disposal of such shares. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Business Companies Act.
There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated or re-registered under the BVI Business Companies Act. In addition, shares of companies incorporated or re-registered under the BVI Business Companies Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.
United States Federal Income Taxation
The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:
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banks;

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financial institutions;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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traders that elect to mark-to-market;

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U.S. expatriates;

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tax-exempt entities;

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persons liable for alternative minimum tax;

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persons holding our Common Shares as part of a straddle, hedging, conversion or integrated transaction;

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persons that actually or constructively own 10% or more of our voting shares;

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persons who acquired our Common Shares pursuant to the exercise of any employee share option or otherwise as consideration; or

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persons holding our Common Shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares.
Taxation of Dividends and Other Distributions on our Common Shares
Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Common Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.
With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Common Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, Common Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Global Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Common Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Common Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”
To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Common Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Taxation of Dispositions of Common Shares
Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Common Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Common Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.
Passive Foreign Investment Company
Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending June 30, 2017. Our actual PFIC status for the current taxable year ending June 30, 2017 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:
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at least 75% of its gross income is passive income; or

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at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from no to yes. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Common Shares, our PFIC status will depend in large part on the market price of our Common Shares. Accordingly, fluctuations in the market price of the Common Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold Common Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Common Shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Common Shares.

If we are a PFIC for any taxable year during which you hold Common Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Common Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Common Shares will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over your holding period for the Common Shares;

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the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Common Shares cannot be treated as capital, even if you hold the Common Shares as capital assets.
A U.S. Holder of  “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Common Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Common Shares as of the close of your taxable year over your adjusted basis in such Common Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Common Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Common Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Common Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Common Shares, as well as to any loss realized on the actual sale or disposition of the Common Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Common Shares. Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Common Shares” generally would not apply.
The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Global Market. If the Class A Common Shares are regularly traded on the Nasdaq Global Market and if you are a holder of Class A Common Shares, the mark-to-market election would be available to you were we to be or become a PFIC.
Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Common Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Common Shares and any gain realized on the disposition of the Common Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Common Shares and the elections discussed above.
Information Reporting and Backup Withholding
Dividend payments with respect to our Common Shares and proceeds from the sale, exchange or redemption of our Common Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders.
Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Common Shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Enforceability of Civil Liabilities
We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.
Most of our assets are located outside the United States. In addition, most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Our Articles of Association only honor judgments about security claims duly entered in the Delaware court of the United States.
We have appointed CT Corporation as our agent to receive service of process with respect to any action brought against us in the courts of the State of Delaware under the federal securities laws of the United States or under the securities laws of the State of Delaware.
Yunnan Weizhen Law Firm, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.
Yunnan Weizhen Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.
We have been advised by Kaufman & Canoles, P.C., our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the British Virgin Islands. We have also been advised by Kaufman & Canoles, P.C. that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation. A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

Plan of Distribution
We have entered into an Underwriting Agreement with Spartan Securities Group, Ltd., as representative of the underwriters named below (the “Representative”), with respect to the Shares subject to this offering. The address of the Representative is 15500 Roosevelt Blvd., Suite 303, St. Petersburg, Florida 33760. The representative is affiliated with our transfer agent, Island Capital Management, LLC, doing business as ‘‘Island Stock Transfer’’, as both entities are owned by the same holding company, Connect X Capital Markets LLC.
Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell and the underwriters have agreed to sell on our behalf, at the public offering price less the underwriting discounts and commissions set forth below a minimum of 8,000,000 and a maximum of 10,000,000 of our Class A Common Shares.
The underwriters must sell the minimum number of securities offered (8,000,000 Class A Common Shares) if any shares are sold. The underwriters are required to use only their best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and the Representative after which the minimum offering is sold or (ii) December 31, 2017. Until at least 8,000,000 Class A Common Shares are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account at Wilmington Trust N.A., as Escrow Agent, and will be held by the Escrow Agent for such account. The underwriters and us shall require all investor checks for payment for the Class A Common Shares to be made payable to Wilmington Trust N.A., as Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account. All subscription agreements and checks should be delivered to Wilmington Trust N.A., Attention Deborah Daniello, Vice President, Senior Relationship Manager Global Capital Markets, 280 Congress Street, Suite 1300, Boston, MA 02210. Failure to do so will result in checks being returned to the investor who submitted the check. No investor checks shall be made payable to us, underwriters or any other entity until the minimum contingency occurs. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the underwriters do not sell at least 8,000,000 Class A Common Share by December 31, 2017, all funds will be returned without interest or deduction by noon of the next business day after termination of the offering. If this offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the Class A Common Shares to purchasers. The closing will occur, as to all subscriptions duly received and accepted by us, in one closing, and we do not intend to hold multiple closings in the offering.
The Offering will be made on a ‘‘best-efforts, mini-max’’ basis such that the underwriters are required, subject to certain conditions, to take and pay for only such shares as they may sell to the public. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, the underwriters' obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the Representative of officers’ certificates and legal opinions.
Shares issued in this offering will be delivered electronically to the accounts of those purchasers who hold accounts at any of the underwriters as soon as practical upon the closing of the offering. Alternatively, subscribers who do not carry an account at an underwriter may request that the shares be held in book-entry at the Company’s transfer agent, be delivered in certificated form to the subscriber, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the subscribers non-Spartan brokerage account upon request of the subscriber.
Discounts, Commissions and Expense Reimbursement.   The underwriters will receive a fundraising commission equal to between $1,200,000 in the case of a minimum offering and $3,000,000 in the case of a maximum offering, representing 3% or 6% of the gross proceeds to be raised in this offering, respectively, such amounts representing the lowest commission rate (company introduced investors) on the minimum offering or the highest commission rate (underwriter introduced investors) on the maximum offering.
The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting discounts and commissions to be paid to the underwriters by us, and proceeds to us, before expenses. Solely for purposes of the below table, the aggregate amounts shown for the 6% and 3% underwriting discount and commissions reflect the assumption that 100% of shares are sold with the respective commission. By contrast, the assumed proceeds to us before expenses reflects the assumption that half of the offering will be sold with a 3% commission and half of the offering will be sold with a 6% commission, for an aggregate rate of 4.5%.
	Per Class A Common Share	Minimum Offering	Maximum Offering
Assumed initial public offering price	$5.00	$40,000,000	$50,000,000
Underwriting discount and commissions (6%) for sales to investors introduced by the underwriter	$0.30	$2,400,000	$3,000,000
Underwriting discount and commissions (3%) for sales to investors introduced by us	$0.15	$1,200,000	$1,500,000
Assumed proceeds to us, before expenses	$4.775	$38,200,000	$47,750,000
Under the Underwriting Agreement, we will also reimburse the Representative’s reasonable travel and out-of-pocket expenses as incurred in connection with its services up to an aggregate amount of  $25,000, and reasonable fees and disbursements of counsel(s) and advisors retained by the Representative, up to an aggregate amount of the lesser of  $200,000 and such amount. Any advance of fees shall be applied against out of pocket accountable expenses and shall be reimbursed to us to the extent not actually incurred. We estimate that the total expenses of this Offering, excluding the underwriting discount, will be approximately $925,000.
We have also agreed to pay the Representative an aggregate compensation as financial advisory fee equal to $150,000, as well as reimburse the Representative for its reasonable expenses in performing its duties under the Consulting & Capital Market Advisory Agreement provided that the Representative produces receipts of all reasonable expenses which exceed $1,000; provided however that in no event shall such reasonable expenses exceed, in the aggregate, $20,000. Any advance of fees shall be applied against out of pocket accountable expenses and shall be reimbursed to us to the extent not actually incurred.
Discretionary Accounts.   The underwriters have informed us that they do not intend to make sales to any accounts over which they have discretionary authority.
Warrants.   We have agreed to issue to the underwriters and to register herein warrants to purchase up to a total of up to 500,000 shares of common stock (equal to 5% of the aggregate number of Class A Common Shares sold in this Offering) and to also register herein such underlying shares. The warrants will be exercisable at any time, and from time to time, in whole or in part, commencing 180 days from the effective date of the Offering and expiring three years from the effective date of the Offering. The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the Offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the Offering, except as provided for in FINRA Conduct Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.
Indemnification and Other Matters.   We have agreed to indemnify the Representative against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Representative may be required to make in respect thereof. The Representative and its affiliates may also provide from time to time in the future certain financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. From time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Lock-Up.   We, on behalf of ourselves and any successor entity, have agreed that we will not, for a period of one hundred eighty (180) days from the effective date of the Registration Statement (the “Lock-Up

Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise.
The restrictions contained in the above paragraph shall not apply to (i) the Public Securities to be sold hereunder, (ii) the issuance by our company of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus as outstanding or (iii) the issuance by our company of an option or shares of capital stock of our company under any stock compensation plan of our company disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or upon approval of our company’s board of directors, to any officer, director, employee or consultant of our company as compensation for services.
In addition, we, our directors and executive officers, existing shareholders holding in aggregate 72.2% of our Class A Common Shares on a fully diluted basis without giving effect to this offering, and existing shareholders holding in aggregate 100% of our Class B Common Shares on a fully diluted basis without giving effect to this offering, have agreed with the underwriters not to sell, transfer or dispose of any Class A or Class B Common Shares for periods of between six months and one year after the date of this prospectus, subject to certain exceptions. See “Shares Eligible for Future Sale.”
Stabilization.   The underwriters will not take any action designed to or that constitutes or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization of the price of any security of our company to facilitate the sale or resale of the shares sold in this offering.
We have applied to have our common stock listed on the Nasdaq Global Market under the symbol “DOGZ.” Because there has not been an effective trading market of substance for our common stock to date, however, the offering price for shares offered hereby, which was negotiated by us and the underwriters, may not necessarily reflect the last reported sale price for our common stock or the market price of our common stock following the Offering. In addition to recent sale prices for our common stock, the following factors were considered in determining the offering price:
•
the information presented in this Prospectus and otherwise available to the underwriters;

•
our past and present operations;

•
our historical results of operations;

•
our current financial condition and results of operations;

•
our prospects for future business and earning potential;

•
our management;

•
the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

•
the history and prospects for the industry in which we compete;

•
the general condition of the securities markets at the time of this Offering;

•
the recent market prices of securities of generally comparable companies;

•
the market capitalization and stages of development of other companies which we and the representatives believe to be comparable to us; and

•
other factors deemed to be relevant.

We cannot offer any assurance that the offering price corresponds to the price at which the common stock will trade in the public market subsequent to the Offering or that an active trading market for the common stock will develop and continue after the Offering.
Passive Market Making.   In connection with this Offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before commencement of offers or sales of the shares and extending through completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.
Electronic Offer, Sale and Distribution of Securities.   A prospectus in electronic format may be delivered to potential investors by the underwriters. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this Prospectus forms a part.
Sales Outside the U.S.   No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Common Shares, or the possession, circulation or distribution of this Prospectus or any other material relating to us or the Class A Common Shares in any jurisdiction where action for that purpose is required. Accordingly, the Class A Common Shares may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with the Class A Common Shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell Class A Common Shares offered hereby in certain jurisdictions outside the United States, either directly or indirectly or through affiliates, where they are permitted to do so.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Member State, an offer of securities may not be made to the public in that Member State, other than:
(a)
to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if that Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

(c)
in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive; provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
This Prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this Prospectus or any of its contents.
Hong Kong
The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 Laws of Hong Kong) and any rules made thereunder.
People’s Republic of China
This Prospectus has not been and will not be circulated or distributed in the PRC, and shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan, and the special administrative regions of Hong Kong and Macau.
Singapore
This Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Canada
The Class A Common Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Class A Common Shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the Offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the Offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Expenses Relating to this Offering
Set forth below is an itemization of the total expenses, excluding underwriting fee and commissions and underwriting expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.
Securities and Exchange Commission Registration Fee	$6,158
Nasdaq Global Market Listing Fee	125,000
FINRA Filing Fee	8,942
Legal Fees and Expenses	420,000
Accounting Fees and Expenses	470,000
Printing and Engraving Expenses	40,000
Miscellaneous Expenses	100,000
Total Expenses	$1,070,100
In addition to the underwriting expenses (estimated at $225,000) and above expenses (estimated at $1.07 million), we will pay our underwriters and their dealers an aggregate underwriting fee equal to between $1.2 million and $3.0 million (between 3% and 6% of the aggregate offering), depending on whether and to what extent we complete an offering between the minimum and maximum offering.

Legal Matters
Kaufman & Canoles, P.C. is acting as counsel to our company regarding U.S. securities law and British Virgin Islands law matters. The validity of the Class A Common Shares offered hereby will be passed upon for us by Kaufman & Canoles, P.C. Mei & Mark LLP is acting as counsel to the underwriters. Certain legal matters as to PRC law will be passed upon for us by Yunnan Weizhen Law Firm and for the underwriters by Zhong Lun Law Firm. Kaufman & Canoles, P.C. may rely upon Yunnan Weizhen Law Firm with respect to matters governed by PRC law.
The current address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, Virginia 23219. The current address of Yunnan Weizhen Law Firm is Room 302, E Building of Baijilong Square, Kunming, Yunnan Province, China 650000. The current address of Mei & Mark LLP is 818 18th Street NW, Suite 410, Washington, DC 20006. The current address of Zhong Lun Law Firm is 36-37/F, SK Tower, 6A Jianguomenwai Avenue, Chaoyang District, Beijing China 100022.
Experts
Friedman LLP, an independent registered public accounting firm, has audited our consolidated financial statements for each of the years ended June 30, 2017 and 2016. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.
The current address of Friedman LLP is 1700 Broadway, New York, New York 10019.
Interests of Named Experts and Counsel
No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.
Disclosure of Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.
Where You Can Find More Information
We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

DOGNESS (INTERNATIONAL) CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Dogness (International) Corporation
We have audited the accompanying consolidated balance sheets of Dogness (International) Corporation and subsidiaries (the “Company”) as of June 30, 2017 and 2016, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for each of the two years in the period ended June 30, 2017. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2017 and 2016, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2017 in conformity with accounting principles generally accepted in the United States of America.
/s/ Friedman LLP
New York, NY
August 28, 2017

DOGNESS (INTERNATIONAL) CORPORATION
CONSOLIDATED BALANCE SHEETS
ASSETS
	June 30, 2017	June 30, 2016
Current Assets:
Cash	$1,504,596	$1,384,235
Accounts receivable, net	4,001,156	3,331,160
Inventories, net	2,856,578	2,057,885
Prepayments and other current assets	307,133	217,413
Total current assets	8,669,463	6,990,693
Property, plant and equipment, net	8,753,040	6,092,256
Intangible assets, net	86,014	109,304
Deferred tax assets	9,543	64,488
Total Assets	$17,518,060	$13,256,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term bank loans	$5,871,973	$6,021,013
Accounts payable	647,867	602,176
Due to related party	1,330,127	593,192
Advance from customers	425,283	71,808
Accrued liabilities and other payable	367,151	229,010
Taxes payable	1,518,518	655,875
Total current liabilities	10,160,919	8,173,074
Commitments
Stockholders’ Equity:
Common stock, $0.002 par value, 100,000,000 shares authorized, 15,000,000 issued and outstanding at June 30, 2017 and 2016
Common stock A	11,862	11,862
Common stock B	18,138	18,138
Additional paid-in capital	1,625,306	1,625,306
Statutory reserves	67,151	21,817
Retained earnings	5,756,706	3,671,085
Accumulated other comprehensive loss	(122,022)	(264,541)
Total stockholders’ equity	7,357,141	5,083,667
Total Liabilities and Stockholders’ Equity	$17,518,060	$13,256,741

The accompanying notes are an integral part of these consolidated financial statements.

DOGNESS (INTERNATIONAL) CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
	For The Years Ended June 30,
	2017	2016
Revenues	$21,172,091	$16,094,892
Cost of revenues	(12,837,219)	(10,536,158)
Gross Profit	8,334,872	5,558,734
Operating expenses:
Selling expenses	789,444	632,859
General and administrative expenses	1,527,563	1,088,731
Research and development expenses	208,447	193,786
Total operating expenses	2,525,454	1,915,376
Income from operations	5,809,418	3,643,358
Other income (expenses):
Interest expenses, net	(332,249)	(355,252)
Foreign exchange gain	320,566	772,561
Other income, net	91,226	29,584
Total other income	79,543	446,893
Income before income taxes	5,888,961	4,090,251
Provision for income taxes	943,197	606,810
Net income	4,945,764	3,483,441
Other comprehensive income:
Foreign currency translation gain (losses)	142,519	(225,822)
Comprehensive income	$5,088,283	$3,257,619
Earnings Per share – Basic and Diluted	$0.33	$0.23
Weighted Average Shares Outstanding – Basic and diluted	15,000,000	15,000,000
Dividends declared per share	$0.18	$0.00

The accompanying notes are an integral part of these consolidated financial statements.

DOGNESS (INTERNATIONAL) CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2017 AND 2016
	Common Stock		Additional Paid in Capital	Statutory Reserves	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance at July 1, 2015	15,000,000	$30,000	$1,625,306	$21,817.00	$187,644	$(38,719)	$1,826,048
Net income for the year	—	—	—	—	3,483,441	—	3,483,441
Foreign currency translation losses	—	—	—	—	—	(225,822)	(225,822)
Balance at June 30, 2016	15,000,000	$30,000	$1,625,306	$21,817	$3,671,085	$(264,541)	$5,083,667
Net income for the year	—	—	—	—	4,945,764	—	4,945,764
Cash dividend paid	—	—	—	—	(2,725,883)	—	(2,725,883)
Dividend declared	—	—	—	—	(88,926)	—	(88,926)
Statutory reserve	—	—	—	45,334	(45,334)	—	—
Foreign currency translation gain	—	—	—	—	—	142,519	142,519
Balance at June 30, 2017	15,000,000	$30,000	$1,625,306	$67,151	$5,756,706	$(122,022)	$7,357,141

The accompanying notes are an integral part of these consolidated financial statements.

DOGNESS (INTERNATIONAL) CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For The Years Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$4,945,764	$3,483,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	830,328	837,649
Loss on disposition of fixed assets	5,053	—
Changes in inventory reserve	(400,957)	443,390
Change in bad debt allowance	43,987	—
Deferred tax expense (benefit)	53,398	(66,509)
Unrealized foreign exchange gains	(33,104)	(306,358)
Changes in operating assets and liabilities:
Accounts receivable	(743,349)	(588,364)
Inventories	(434,413)	438,741
Prepayments and other assets	(93,568)	134,808
Accounts payables	57,359	(803,387)
Accrued expenses and other liabilities	53,052	(231,878)
Advance from customers	353,134	(52,710)
Taxes payable	871,307	659,808
Net cash provided by operating activities	5,507,991	3,948,631
Cash flows from investing activities:
Additions to property, plant and equipment	(3,620,512)	(1,219,728)
Net cash used in investing activities	(3,620,512)	(1,219,728)
Cash flows from financing activities:
Cash dividends paid	(2,725,883)	—
Changes in restricted cash	—	1,957,045
Proceeds from short-term bank loans	5,842,759	6,209,637
Repayment of short-term bank loans	(5,872,120)	(8,166,471)
Proceeds from (repayment of) related party loans	745,579	(1,642,312)
Net cash used in financing activities	(2,009,665)	(1,642,101)
Effect of exchange rate changes on cash	242,547	19,805
Net increase in cash	120,361	1,106,607
Cash, beginning of year	1,384,235	277,628
Cash, end of year	$1,504,596	$1,384,235
Supplemental disclosure information:
Cash paid for income tax	$—	$4,285
Cash paid for interest	$357,326	$417,233
Supplemental non-cash financialing activity:
Dividend declared and unpaid	$88,926	$—

The accompanying notes are an integral part of these consolidated financial statements.

DOGNESS (INTERNATIONAL) CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS
Dogness (International) Corporation (“Dogness” or the “Company”), is a limited liability company established under the laws of the British Virgin Islands (“BVI”) on July 11, 2016 as a holding company. The Company, through its subsidiaries, is primarily engaged in the design, manufacturing and sales of various types of pet leashes, pet collars, pet harnesses and retractable leashes with products being sold all over the world mainly through distributions by large retailers. Mr. Silong Chen, the Chairman of the Board and Chief Executive Officer (“CEO”) of the Company is the controlling shareholder (“the Controlling Shareholder”) of the Company.
Reorganization
A Reorganization of the legal structure was completed on January 9, 2017. The Reorganization involved the incorporation of Dogness, a BVI holding company; and Dogness Intelligence Technology (Dongguan) Co., Ltd. (“Dongguan Dogness”), a holding company established under the laws of the People’s Republic of China (“PRC”); and the transfer of Dogness (Hong Kong) Pet Products Co., Ltd. (“HK Dogness”), Jiasheng Enterprise (Hong Kong)Co., Limited (“HK Jiasheng”), and Dongguan Jiasheng Enterprise Co., Ltd. (“Dongguan Jiasheng”); (collectively, the “Transferred Entities”) from the Controlling shareholder to Dogness and Dongguan Dogness. Prior to the reorganization, the Transferred Entities’ equity interests were 100% controlled by the Controlling Shareholder.
On November 24, 2016, the Controlling shareholder transferred his 100% ownership interest in Dongguan Jiasheng to Dongguan Dogness, which is 100% owned by HK Dogness and considered a wholly foreign-owned entity (“WFOE”) in PRC. On January 9, 2017, the Controlling shareholder transferred his 100% equity interests in HK Dogness and HK Jiasheng to Dogness. After the reorganization, Dogness ultimately owns 100% equity interests of the entities mentioned above.
Since the Company and its wholly-owned subsidiaries are effectively controlled by the same Controlling Shareholder before and after the reorganization, they are considered under common control. The above mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.
Upon the reorganization, the Company has subsidiaries in countries and jurisdictions including PRC and Hong Kong. Details of the subsidiaries of the Company are set out below:
Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Dogness (International) Corporation (“Dogness” or the “Company”)	July 11, 2016	BVI	Parent, 100%	Holding Company
Dogness (Hong Kong) Pet Products Co., Ltd. (“HK Dogness”)	March 10, 2009	Hong Kong	100%	Trading
Jiasheng Enterprise (Hong Kong) Co., Limited (“HK Jiasheng”)	July 12, 2007	Hong Kong	100%	Trading
Dogness Intelligence Technology (Dongguan) Co., Ltd. (“Dongguan Dogness”)	October 26, 2016	Dongguan, China	100%	Holding Company
Dongguan Jiasheng Enterprise Co., Ltd. (“Dongguan Jiasheng”)	May 15, 2009	Dongguan, China	100%	Development and manufacturing of pet leash products

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Liquidity
As reflected in the Company’s consolidated financial statements, the Company had negative working capital of  $1.5 million as of June 30, 2017. In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. The Company plans to fund working capital through its operations, bank borrowings and additional capital contributions from its controlling shareholder. Management expects to be able to refinance all of their short term loans upon maturity based on past experience and the Company’s good credit history. In addition to the current borrowings, the Company also secured another Line of Credit with ICBC, which can provide an additional maximum funding of RMB 16 million (approximately $2.4 million) during the period of February 12, 2015 to February 12, 2020 (see Note 7). The Company has not yet drawn upon this line of credit. The Company is also renewed its one-year short-term bank loan with Bank of Communications of China in the total amount of  $3.0 million on August 23, 2017 for another year (see Note 13). The Company’s controlling shareholder, Mr. Silong Chen, has pledged to provide personal loans whenever necessary to the Company as working capital for next twelve months.
Based on current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least next twelve months from the date of this report.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been consistently applied.
The accompanying consolidated financial statements include the financial statements of Dogness, HK Dogness, HK Jiasheng, Dongguan Dogness and Dongguan Jiasheng. All inter-company balances and transactions have been eliminated upon consolidation.
Use of Estimates
In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, inventories, advances to suppliers, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and realization of deferred tax assets. Actual results could differ from those estimates.
Cash
The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.
Accounts Receivable
Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.
Inventories
Inventories are stated at the lower of cost or market value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories.
Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.
Prepayment
Prepayment consists of advances to suppliers for purchasing raw materials or services that have not been received or provided. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired.
Property and Equipment
Property and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:
Useful life
Leasehold improvement	10 years
Machinery equipment	5 – 10 years
Transportation vehicles	5 years
Office equipment and furniture	5 years
Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.
Intangible Assets
Intangible assets consist primarily of a customized software system purchased from a third party vendor, used for accounting and production management. Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over the estimated useful economic life of 10 years.
Impairment of Long-lived Assets
The Company reviews long-lived assets, including definitive-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of June 30, 2017 and 2016.

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:
•
Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•
Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, accounts payable, customer deposits, accrued expenses and short term bank loans approximates their recorded values due to their short-term maturities.
Revenue Recognition
Revenue from product sales is recognized when the merchandise is shipped and title is transferred. Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; (iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured. Revenue is reported net of all value added taxes. The Company does not routinely permit customers to return products and historically, customer returns have been immaterial.
Research and development costs
Research and development expenses include costs directly attributable to the conduct of research and development projects, including the cost of salaries and other employee benefits, testing expenses, consumable equipment and consulting fees. All costs associated with research and development are expensed as incurred.
Income Taxes
The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2017 and 2016. All of the tax returns of the Company remain subject to examination by the tax authorities for five years from the date of filing.
Value added tax (“VAT”)
Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. Further, when exporting goods, the exporter is entitled to some or all of the refund of the VAT paid or assess. Since a majority of the Company’s products are exported to the U.S. and Europe, the Company is eligible for VAT refunds when the Company completes all the required tax filing procedures. All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.
Earnings per Share
The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.
Foreign Currency Translation
The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.
The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:
	June 30, 2017	June 30, 2016
Year-end spot rate	US$1=RMB 6.7780	US$1=RMB 6.6434
Average rate	US$1=RMB 6.8118	US$1=RMB 6.4416
Comprehensive income
Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currency.

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations and Credit Risk
A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.
As of June 30, 2017 and 2016, $1,426,761 and $1,292,843 of the Company’s cash and cash equivalents was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.
For both years ended June 30, 2017 and 2016, export sales to customers located in North America, Europe and East Asia accounted for 79% of the Company’s total revenue. For the year ended June 30, 2017, three customers accounted for 13%, 15% and 20% of the Company’s total revenue, respectively. For the year ended June 30, 2016, three customers accounted for 13%, 15% and 15% of the Company’s total revenue, respectively.
For the year ended June 30, 2017 and 2016, no supplier accounted for more than 10% of the Company’s total raw material purchase.
Statement of Cash Flows
In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.
Risks and Uncertainties
The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.
Recent Accounting Pronouncements
In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.
In February 2017, the FASB issued ASU No. 2017-05 (“ASU 2017-05”) to provide guidance for recognizing gains and losses from the transfer of nonfinancial assets and in-substance nonfinancial assets in contracts with non-customers, unless other specific guidance applies. The standard requires a company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in substance nonfinancial asset. Additionally, when a company transfers its controlling interest in a nonfinancial asset,

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

but retains a noncontrolling ownership interest, the company is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. ASU 2017-05 is effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The effective date of this guidance coincides with revenue recognition guidance. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09 (“ASU 2017-09”) to provide guidance to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the changes in terms or conditions. ASU 2017-09 is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted and application is prospective. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.
NOTE 3 — ACCOUNTS RECEIVABLE, NET
Accounts receivable consisted of the following:
	As of June 30,
	2017	2016
Trade accounts receivable	$4,045,363	$3,331,160
Less: allowance for doubtful accounts	(44,207)	—
Accounts receivable, net	$4,001,156	$3,331,160

Approximately 52% of the accounts receivable balances (equivalent to approximately $2.1 million) as of June 30, 2017 have been collected by August 18, 2017.
NOTE 4 — INVENTORY, NET
Inventories consisted of the following:
	As of June 30,
	2017	2016
Raw materials	$530,280	$1,395,818
Work-in-progress	1,732,324	238,861
Finished goods	612,399	853,128
	2,875,003	2,487,807
Less: inventory allowance	(18,425)	(429,922)
Inventory, net	$2,856,578	$2,057,885

Inventory includes raw materials and finished goods. Finished goods include direct material costs, direct labor costs and manufacturing overhead.

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 5 — PROPERTY AND EQUIPMENT, NET
Property, plant and equipment stated at cost less accumulated depreciation consisted of the following:
	As of June 30,
	2017	2016
Leasehold improvement	$3,825,740	$1,222,266
Machinery and equipment	7,504,832	6,819,121
Automobiles	390,063	376,048
Office equipment and furniture	452,825	347,106
Total	12,173,460	8,764,541
Less: accumulated depreciation	(3,420,420)	(2,672,285)
Property and equipment, net	$8,753,040	$6,092,256

Depreciation expense was $809,313 and $822,842 for the years ended June 30, 2017 and 2016, respectively.
NOTE 6 — INTANGIBLE ASSETS, NET
Intangible assets, net consisted of the following:
	As of June 30,
	2017	2016
Software	$156,389	$159,557
Less: accumulated amortization	(70,375)	(50,253)
Intangible assets, net	$86,014	$109,304

Amortization expense was $21,015 and $14,807 for the years ended June 30, 2017 and 2016, respectively.
Estimated future amortization expense for is as follows:
Year ending June 30,	Amortization expense
2018	$21,120
2019	21,120
2020	21,120
2021	21,120
2022	1,534
Total	$86,014

NOTE 7 — SHORT-TERM BANK LOANS
Short-term loans consisted of the following:
	June 30, 2017	June 30, 2016
Bank of Communications:
Effective interest rate at 6.31%, due on August 4, 2016(1)	$—	$3,913,659
Effective interest rate at 5.655%, due on July 29, 2017(2)	3,835,962	—
Industrial and Commercial Bank of China (“ICBC”):
Effective interest rate at 6.53%, due on January 20, 2017(3)	1,770,444	1,806,303
Effective interest rate at 6.53%, due on May 23, 2017(3)	265,567	301,051
Total	$5,871,973	$6,021,013

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 7 — SHORT-TERM BANK LOANS (continued)

(1)
On August 4, 2015, Dongguan Jiasheng signed two loan agreements with the Bank of Communications to borrow an aggregate of RMB 26 million (equivalent to $3,913,659) as working capital for one year with due date of August 4, 2016. These loans bore a variable interest rate based on the prime interest rate set by the People’s Bank of China at the time of borrowing, plus 20 basis points. A related party, Fujian Zhangzhou Metal Products Co., Ltd., an entity controlled by the Controlling Shareholder of the Company, Mr. Silong Chen and his father, pledged its land use right and building as collateral. Mr. Silong Chen also pledged his personal property, land, as additional collateral. The loan was repaid in full upon maturity.

(2)
In August 2016, Dongguan Jiasheng signed a loan agreement with Bank of Communications to borrow RMB 26 million (equivalent to $3,835,962) as working capital for one year with a due date on July 29, 2017. The loan bore a variable interest rate based on the prime interest rate set by the People’s Bank of China at the time of borrowing, plus 20 basis points. A related party, Fujian Zhangzhou Metal Products Co., Ltd., an entity controlled by the Controlling Shareholder of the Company, Mr. Silong Chen and his father, pledged its land use right and building as collateral. Mr. Silong Chen also pledged his personal property, land, as additional collateral. The loan was repaid in full upon maturity. The Company renewed this loan and had drawn down $3.0 million of the loan to use for working capital purposes on August 23, 2017.

(3)
On January 22, 2016, Dongguan Jiasheng entered into a loan agreement with ICBC to borrow RMB 12 million (equivalent to $1,770,444) as working capital for one year with due date on January 20, 2017. The loan bears a variable interest rate based on the prime interest rate set by the People’s Bank of China at the time of borrowing, plus 50 basis points. The loan was renewed in January 2017 for another year, with the new maturity date of January 9, 2018.

On May 17, 2016, Dongguan Jiasheng entered into a loan agreement with ICBC to borrow RMB 2 million (equivalent to $301,051) as working capital for one year with due date on May 23, 2017. The loan bears a variable interest rate based on the prime interest rate set by the People’s Bank of China at the time of borrowing, plus 222.5 basis points. The Company renewed RMB 1.8 million (equivalent to $265,567) in May 2017 for another year, with the new maturity date of May 16, 2018. In addition to the above loans borrowed from ICBC, the Company’s principal shareholder, Mr. Silong Chen, pledged his personal assets as collateral to safeguard a maximum line of credit of  $2.5 million that Dongguan Jiasheng could borrow from ICBC during the period from February 12, 2015 to February 12, 2020. In addition, Mr. Silong Chen and his relatives jointly signed a maximum guarantee agreement with ICBC to provide an additional maximum RMB 16 million (approximately $2.4 million) guarantee to any loan that Dongguan Jiasheng could borrow from ICBC during the period from February 12, 2015 to February 12, 2020. The Company has not yet drawn upon this line of credit.
NOTE 8 — TAXES
(a)
Corporate Income Taxes (“CIT”)

Dogness is incorporated in the BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI.
Under Hong Kong tax laws, subsidiaries in Hong Kong are subject to statutory income tax rate at 16.5% if revenue is generated in Hong Kong and there are no withholding taxes in Hong Kong on remittance of dividends.
Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment,

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 8 — TAXES (continued)

HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Dongguan Jiasheng, the Company’s main operating subsidiary in PRC, was approved as HNTEs and is entitled to a reduced income tax rate of 15% beginning October 2015.
EIT is typically governed by the local tax authority in China. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for the fiscal year 2017 and 2016 were reported at a reduced rate of 15% as a result of Dongguan Jiasheng being approved as HNTE. The impact of the tax holidays noted above decreased foreign taxes by $552,132 and $368,102 for the fiscal year 2017 and 2016, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.04 and $0.02 for the years ended June 30, 2017 and 2016, respectively.
The following table reconciles the statutory rate to the Company’s effective tax rate:
	For the years ended June 30,
	2017	2016
Hong Kong Statutory income tax rate	16.5%	16.5%
Income not generated in Hong Kong	(15.4%)	(14.8%)
China statutory income tax rate	25.0%	25.0%
Effect of PRC preferential tax rate and tax holidays	(9.3%)	(9.1%)
Income not generated in PRC	(1.6%)	(2.5%)
Research and development tax credit	(0.1%)	(0.3%)
Effective tax rate	15.1%	14.8%

The provision for income tax consists of the following:
	For the years ended June 30,
	2017	2016
Current income tax provision	$889,799	$673,319
Deferred income tax provision (benefit)	53,398	(66,509)
Total income tax expenses	$943,197	$606,810

As of June 30, 2016, the tax years ended December 31, 2010 through December 31, 2015 for the Company’s PRC entities remain open for statutory examination by PRC tax authorities.
As of June 30, 2017 and 2016, the Company’s deferred tax assets primarily related to inventory reserve and accounts receivable reserve, totaling $9,543 and $64,488, respectively.
(b)
Taxes Payable

The Company’s taxes payable consists of the following:
	June 30, 2017	June 30, 2016
VAT tax payable	$(7,042)	$7,164
Corporate income tax payable	1,525,560	648,711
Total taxes payable	$1,518,518	$655,875

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 9 — COMMITMENTS AND CONTINGENCIES
The Company’s subsidiary Dongguan Jiasheng leases manufacturing facilities and administration office spaces under operating leases. Current lease for the major manufacturing facilities and office space expires on April 30, 2017. The Company subsequently renewed the lease agreement and extended the lease expiration date to April 30, 2027.
Operating lease expense amounted to $333,452 and $335,546 for the years ended June 30, 2017 and 2016, respectively.
Future minimum lease payments under non-cancelable operating leases are as follows:
Twelve months ending June 30,	Lease expense
2018	$380,728
2019	353,716
2020	194,196
2021	199,440
2022	199,440
Thereafter	1,061,673
Total	$2,393,193

NOTE 10 — RELATED PARTY TRANSACTIONS
As of June 30, 2017 and 2016, the balances due to related parties were as follows:
	As of June 30,
	2017	2016
Due to related party:
Mr. Silong Chen*	$1,330,127	$593,192
Total	$1,330,127	$593,192

*
Mr. Silong Chen is the Chairman of the Board and CEO of the Company. Mr. Chen periodically provides working capital loans to support the Company’s operations when needed. Mr. Silong Chen, his relatives and an entity controlled by him and his father, also pledged their personal assets as collateral and signed guarantee agreements to provide guarantee to the Company’s short-term bank loans (see Note 7).

NOTE 11 — EQUITY
Common shares
Dogness was established under the laws of BVI on July 11, 2016. The original authorized number of common stock was 15,000,000 shares with par value of  $0.002 each. On March 20, 2017, the Company closed a non-brokered private placement (the “Private Placement”). Mr. Silong Chen, the founding shareholder of the Company, sold his 5,931,000 common shares of the Company to total of nine unrelated Private Placement investors for aggregated proceeds of  $18,843,000 at an average price of  $3.18 per share. After the Private Placement, Mr. Silong Chen, the founding shareholder of the Company owns 60.46% equity interest of the Company. On April 26, 2017, Shareholders of the Company held a meeting (the “Meeting”) and approved the following resolutions: (i) increase the authorized number of Common stock to 100,000,000 shares with par value of  $0.002 each, of which 15,000,000 were issued and outstanding; and (ii) reclassify the currently issued and outstanding common shares into two classes, Class A Common Shares and Class B Common Shares, which shall have equal economic rights but unequal voting rights, pursuant to which Class A Common Shares will receive one vote each and Class B Common Shares will

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 11 — EQUITY (continued)

receive three votes each. The Meeting approved to reclassify all the shares beneficially owned by Mr. Silong Chen as Class B common shares and all other shares owned by the other shareholders as Class A common shares. As a result, Mr. Silong Chen owns 9,069,000 Class B Common Shares of par value of  $0.002 each. The rest of shareholders own an aggregated of 5,931,000 Class A Common Shares of par value of 0.002 each.
Cash dividends
In November 2016, the Company’s Board of Directors approved a resolution to pay a cash dividend of RMB 600,259 (equivalent to $95,999) to its shareholder at the time of record, out of the retained earnings balance of Dongguan Jiasheng. This dividend was paid in January 2017.
In December 2016, the Company’s Board of Directors approved another resolution and paid a cash dividend of RMB 17,000,000 (equivalent to $2,718,810) to its shareholder at the time of record, out of the retained earnings balance of HK Dogness.
Statutory reserve
The Company’s subsidiaries located in mainland China are required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company allocated $45,334 to statutory reserves during the year ended June 30, 2017 in accordance with PRC GAAP. The Company did not allocate any profits to statutory reserves during the year ended June 30, 2016 because all the profits the Company earned for the year ended June 30, 2016 were in Hong Kong, which does not have the statutory reserve requirement. The restricted amounts as determined by the PRC statutory laws totaled $67,151 and $21,817 as of June 30, 2017 and 2016, respectively.
NOTE 12 — SEGMENT INFORMATION AND REVENUE ANALYSIS
An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.
The management of the Company concludes that it has only one reporting segment. The Company designs and manufactures fashionable and high-quality leashes, collars and harnesses to complement cats’ and dogs’ appearances. The Company’s products have similar economic characteristics with respect to raw materials, vendors, marketing and promotions, customers and methods of distribution. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company, rather than by product types or geographic area; hence the Company has only one reporting segment.

DOGNESS (INTERNATIONAL) CORPORATION

NOTE 12 — SEGMENT INFORMATION AND REVENUE ANALYSIS (continued)

Geographic information
The summary of our total revenues by geographic market for the years ended June 30, 2017 and 2016 was as follows:
	For the year ended June 30,
	2017	2016
United States	$9,082,419	$8,013,472
Europe	2,618,851	2,022,710
Australia	149,635	107,461
Canada	481,142	233,461
Central and South America	411,281	356,434
Japan and other Asian countries and regions	1,589,229	1,983,897
China	6,839,534	3,377,457
Total	$21,172,091	$16,094,892

Revenue by product categories
The summary of our total revenues by our product categories for the years ended June 30, 2017 and 2016 was as follows:
	For the years ended June 30,
	2017	2016
Pet leashes	$5,290,918	$4,444,609
Pet collars	7,529,420	5,408,803
Pet harnesses	1,508,426	2,776,354
Retractable dog leashes	1,691,066	1,318,640
Other pet accessories	2,737,143	1,226,905
Gift suspender	2,415,118	919,581
Total	$21,172,091	$16,094,892

NOTE 13 — SUBSEQUENT EVENTS
On August 7, 2017, the Company repaid the commercial loan of RMB 26 million (approximately $3.9 million) with Bank of Communications of China upon maturity. Of the total RMB 26 million repaid, RMB 6 million (approximately $910,000) was funded by Mr. Silong Chen, the principal shareholder and CEO of the Company. The fund loaned by Mr. Silong Chen bears no interest and is due upon demand.
Subsequently, on August 23, 2017, the Company renewed the loan agreement with Bank of Communications of China to borrow up to RMB 26 million for one year, of which RMB 20 million (approximately $3.0 million) were drew down for working capital purposes.
Management has considered subsequent events through August 28, 2017, which was the date these consolidated financial statements were issued.

WIRELESS CARE ENDLESS LOVE

www.dognesspet.com

DOGNESS
DOGNESS
DOGNESS

Dogness (International) Corporation

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.
Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Memorandum and Articles of Association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.
The Underwriting Agreement, the form of which has been filed as Exhibit 15.5 to this registration statement, also provides for indemnification of the Registrant and its officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.
Recent Sales of Unregistered Securities

The Registrant was founded on July 11, 2016. In connection with its founding, Silong Chen received 15,000,000 Common Shares, par value $0.002 per share, in return for payment of  $30,000 and contribution of his interest in the Registrant’s subsidiaries. In transactions occurring between August 5, 2016 and December 8, 2016, Mr. Chen sold and transferred, in aggregate, 5,931,000 Common Shares to nine other unrelated shareholders in return for cash of between $3.00 and $3.50 per share from such investors. The aggregate price paid was $18,843,000, a weighted average price of  $3.18 per share. On February 12, 2017, Mr. Chen transferred all of his remaining Common Shares to his solely owned BVI company, Fine victory holding company Limited. No payment was made in connection with such transfer, as Mr. Silong Chen is the sole shareholder of such company. On March 15, 2017, the Registrant amended its Memorandum and Articles of Association to increase the authorized number of Common Shares from 15,000,000 to 100,000,000 authorized, without increasing the number issued and outstanding. On April 26, 2017, the shareholders unanimously agreed to divide the Common Shares into 90,931,000 Class A Common Shares and 9,069,000 Class B Common Shares. All of the authorized, issued outstanding Class B Common Shares are held by Fine victory holding company Limited, and all other shareholders hold Class A Common Shares. No underwriter was involved in connection with any of such transactions.
The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Regulation S promulgated thereunder as a transaction by the Registrant not involving any public offering, in which the Registrant and all of such purchasers were non-residents of the United States and all such transactions took place abroad without any directed selling efforts in the United States.
These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8.
Exhibits and Financial Statement Schedules

(a) Exhibits.   The following exhibits are included herein or incorporated herein by reference:
The following documents are filed as part of this registration statement:
1.1(1)	Articles of Association of Dogness (International) Corporation
1.2(1)	Memorandum of Association of Dogness (International) Corporation
2.1(1)	Specimen Class A Common Share Certificate
2.2(1)	Form of Underwriter Warrant
2.3(1)	Form of Incentive Securities Plan
4.1(1)	Employment Agreement with Mr. Silong Chen
4.2(1)	Employment Agreement with Dr. Yunhao Chen
4.3(1)	Form of Subscription Agreement
4.4(1)	Financial Supporting Letter from Mr. Silong Chen
4.5(1)	Summary Translation of Personal Loan Agreement between Mr. Silong Chen and Dongguan Jiasheng Enterprise Co., Ltd 2016
4.6(1)	Summary Translation of Personal Loan Agreement between Mr. Silong Chen and Dongguan Jiasheng Enterprise Co., Ltd 2017
4.7(1)	Form of Business Agreement with Petco
4.8(1)	Form of Purchase Order Agreement with Doskocil MFG
4.9(1)	Summary Translation of Form of Purchase Framework Agreement with Dongguan Silk Import and Export Co., Ltd
4.10(1)	Summary Translation of Form of Purchase Framework Agreement with Dongguan Dingxin Trade Co., Ltd
4.11(1)	Summary Translation of Form of Purchase Framework Agreement with Dongguan Anyi Trading Co.
4.12(1)	Form of Purchase Order between Xiamen Xianglu Chemical Fiber Co., Ltd and Dongguan Jiasheng Enterprise Co., Ltd
4.13(1)	Form of Purchase Order between Dongguan Cantong Trade Co., Ltd. and Dongguan Jiasheng Enterprise Co., Ltd
4.14(1)	Summary Translation of Strategic Cooperation Agreement between Aerospace Innotech Co., Ltd and Dongguan Jiasheng Enterprise Co., Ltd
4.15(1)	Summary Translation of Agreement between Dongguan Jiasheng Enterprise Co., Ltd and Dongguan University of Technology
4.16(1)	Summary Translation of Strategic Cooperation Framework Agreement between Dongguan Jiasheng Enterprise Co., Ltd and Hangsheng Duonisi Shenzhen Smart Technology Co., Ltd
4.17(1)	Summary Translation of Patent Use Agreement between Dongguan Jiasheng Enterprise Co., Ltd and Mr. Silong Chen
4.18(1)	Form of Lock-up Agreement
4.19(1)	Form of Escrow Agreement
8.1(1)	List of subsidiaries
11.1(1)	Code of Business Conduct and Ethics of Dogness (International) Corporation
14.1(1)	Opinion of Kaufman & Canoles, P.C., British Virgin Islands counsel of Dogness (International) Corporation, as to the validity of the Class A Common Shares
14.2(1)	Opinion of Kaufman & Canoles, P.C., counsel of Dogness (International) Corporation, as to tax matters
14.3(1)	Opinion of Yunnan Weizhen Law Firm, counsel of Dogness (International) Corporation, as to tax matters
15.1(2)	Consent of Friedman LLP

15.2(1)	Consent of Yunnan Weizhen Law Firm (included in Exhibit 14.3)
15.3(1)	Consent of Kaufman & Canoles, P.C. (included in Exhibit 14.1)
15.4(1)	Powers of attorney (included at signature page)
15.5(1)	Form of Underwriting Agreement

(1)
Previously filed.

(2)
Filed herewith.

(b) Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.
Item 9.
Undertakings

The Registrant hereby undertakes:
(a)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)
include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:
(A)
Paragraphs (a)((i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(b)
that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)
that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and.

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)
to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h)
that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i)
that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dongguan, People’s Republic of China, on November 29, 2017.
Dogness (International) Corporation
/s/ Silong Chen

Silong Chen
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Silong Chen Silong Chen	Chief Executive Officer (Principal Executive Officer) and Director	November 29, 2017
* Jiwei Yuan	Director	November 29, 2017
* Rongtian He	Director	November 29, 2017
* Zhiqiang Shao	Director	November 29, 2017
* Zhicong Weng	Director	November 29, 2017
/s/ Yunhao Chen Yunhao Chen	Authorized Representative in the United States	November 29, 2017
* by /s/ Silong Chen Silong Chen	Attorney in Fact	November 29, 2017